Exhibit 10.2

Execution Version

Amendment AND RESTATEMENT AGREEMENT NO. 2

This AMENDMENT AND RESTATEMENT AGREEMENT NO. 2 (this “Restatement”) dated as of October 17, 2025 to the Amended and Restated First Lien Term Loan Credit Agreement dated as of March 26, 2021 (as amended by that certain Amendment No. 1, dated as of December 7, 2021, as amended by that certain Amendment No. 2, dated as of March 29, 2023, as amended by that certain Amendment No. 3, dated as of February 8, 2024, as amended by that certain Amendment No. 4, dated as of October 3, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Second Restatement Effective Date (as defined below), the “Existing Credit Agreement”), among GREENLIGHT ACQUISITION CORPORATION (“Holdings”), VM CONSOLIDATED, INC. (the “Lead Borrower”), AMERICAN TRAFFIC SOLUTIONS, INC., a Kansas corporation (“AT Solutions”), and LASERCRAFT, INC., a Georgia corporation (together with the Lead Borrower and AT Solutions, the “Borrowers”), the lenders party thereto from time to time and BANK OF AMERICA, N.A., as the Administrative Agent (the “Administrative Agent”) and as Collateral Agent, is entered into by and among Holdings, the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Additional Refinancing Term Loan Lenders party hereto.

WHEREAS, the Existing Credit Agreement permits the Lead Borrower to obtain Refinancing Term Loans from any Lender or other Person that would be an Eligible Transferee that agrees to act as an Additional Refinancing Term Loan Lender in respect of all or any portion of the Term B-3 Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement (such Term Loans, the “Existing Term Loans”);

WHEREAS, the Lead Borrower desires, pursuant to Section 2.18 of the Existing Credit Agreement, to create a new Tranche of Refinancing Term Loans in the form of Initial Term Loans (as defined in the Second Amended and Restated Credit Agreement (as defined below)) in an aggregate principal amount equal to $688,804,156.05 and having the terms, rights and obligations under the Credit Documents as set forth in the Existing Credit Agreement and Credit Documents, each as amended by this Restatement;

WHEREAS, the Lead Borrower intends to use the proceeds of the Initial Term Loans (as defined in the Second Amended and Restated Credit Agreement) to, among other things, repay and refinance the Existing Term Loans;

WHEREAS, each Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) shall be deemed to have consented to this Restatement and shall have elected to either (i) exchange all (or such lesser amount as notified and allocated to it by the Administrative Agent, as determined by the Lead Borrower and the Administrative Agent in their sole discretion, with any remaining Existing Term Loans being repaid) of its Existing Term Loans outstanding (such Existing Term Loans so exchanged, the “Exchanged Term Loans”) for Initial Term Loans in the same principal amount upon effectiveness of this Restatement, and to thereafter become a Lender with respect to Initial Term Loans or (ii) consent to the prepayment of the full principal amount of its Existing Term Loans and purchase by way of assignment from the Additional Refinancing Term Loan Lenders, in accordance with the terms of the Second Amended and Restated Credit Agreement, Initial Term Loans in an aggregate principal amount equal to the aggregate principal amount of its Existing Term Loans prepaid (or such lesser amount as notified and allocated to it by the Administrative Agent, as determined by the Lead Borrower and the Administrative Agent in their sole discretion).

WHEREAS, each Person that executes and delivers a counterpart to this Restatement as an Additional Refinancing Term Loan Lender (each, an “Additional Refinancing Term Loan Lender”, and

MACROBUTTON DocID

collectively, the “Additional Refinancing Term Loan Lenders”) will make Initial Term Loans in the amount set forth opposite such Additional Refinancing Term Loan Lender’s name on Schedule 1 attached to the this Restatement (such Initial Term Loans, the “Additional Initial Term Loans”) to the Borrowers, the proceeds of which will be used by the Borrowers to repay in full the outstanding principal amount of Non-Exchanged Term Loans (as defined in the Second Amended and Restated Credit Agreement) together with all accrued and unpaid interest thereon;

WHEREAS, Holdings, the Borrowers, the other Credit Parties, as grantors, and the Collateral Agent are parties to that certain First Lien Security Agreement, dated as of March 1, 2018 (as supplemented by the Joinder Agreement to the Security Agreement, dated as of December 7, 2021, by and among the Credit Parties party thereto and the Collateral Agent and as it may have been further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”) securing the Obligations under the Existing Credit Agreement by Lien on the assets and properties of the Credit Parties as are acquired after the Closing Date (other than assets constituting Excluded Collateral).

WHEREAS, pursuant to Section 13.12 of the Existing Credit Agreement, the Credit Parties have requested, and the parties hereto have agreed, to make certain additional changes to the Existing Credit Agreement and the Existing Security Agreement, on and subject to the terms and conditions set forth herein; and

WHEREAS, this Restatement will become effective on the Second Restatement Effective Date on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. Capitalized terms used and not otherwise defined herein (including the recitals hereto, which are herein incorporated by reference) have the meanings assigned to them in the Existing Credit Agreement as amended by this Restatement (the “Second Amended and Restated Credit Agreement”).

ARTICLE II
REFINANCING TERM LOANS

2.01 Initial Term Loans. Pursuant to Section 2.18 of the Existing Credit Agreement and subject to the terms and conditions set forth herein, (i) each Exchanged Term Loan of each Lender that has delivered a Consent (the “Rollover Initial Term Lender”) shall be converted into an Initial Term Loan of such Lender in a principal amount equal to the principal amount of such Lender’s Exchanged Term Loan immediately prior to such conversion and (ii) each of the Additional Refinancing Term Loan Lenders will make the Additional Initial Term Loans to the Borrowers, in each case, as described in Section 2.01 of the Second Amended and Restated Credit Agreement. Additional Initial Term Loans shall be part of the Initial Term Loans and shall have the terms set forth in the Second Amended and Restated Credit Agreement. The Borrowers shall prepay in full the then outstanding principal amount of the Existing Term Loans (other than the Exchanged Term Loans) together with all accrued and unpaid interest thereon, with the gross cash proceeds of the Additional Initial Term Loans; provided that the Lenders party hereto hereby waive the

MACROBUTTON DocID

requirement of prior notice under Section 5.01 of the Existing Credit Agreement in connection with such prepayment.

2.02 Lenders. Upon (i) (x) the execution of a counterpart of this Restatement by each Additional Refinancing Term Loan Lender, the Administrative Agent and the Lead Borrower and (y) the execution of a Consent by each Rollover Initial Term Lender and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) thereof, each of the Additional Refinancing Term Loan Lenders party to this Restatement shall become Lenders under the Existing Credit Agreement and shall have the respective Initial Term Loan Commitment set forth on Schedule 1 to this Restatement, effective as of the Second Restatement Effective Date. Each Additional Refinancing Term Loan Lender hereby agrees to make an Additional Initial Term Loan to the Borrowers in an amount equal to its Initial Term Loan Commitment on the Second Restatement Effective Date in accordance with Section 2.01(a)(i) of the Second Amended and Restated Credit Agreement.

2.03 Waiver of Breakage. The Lenders party hereto hereby waive the payment of any breakage loss or expense under Section 2.11 of the Existing Credit Agreement that would otherwise be payable in connection with the exchange or repayment of such Lender’s Existing Term Loans in connection with this Restatement.

2.04 Refinancing Term Loan Amendment. This Restatement constitutes a Refinancing Term Loan Amendment in respect of the Existing Term Loans.

ARTICLE III
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT AND THE SECURITY AGREEMENT

3.01 Amendments to Existing Credit Agreement. The Existing Credit Agreement is, effective as of the Second Restatement Effective Date and immediately after giving effect to the incurrence of the Initial Term Loans, hereby amended and restated in the form attached as Exhibit B hereto, including the amended and restated exhibits and schedules attached hereto. In addition, the Additional Refinancing Term Loan Lenders and each Lender that has executed and delivered a Consent, which together constitute the Required Lenders under the Second Amended and Restated Credit Agreement, hereby authorize the Agent and the Lead Borrower to make such additional amendments to the Exhibits and Schedules to the Existing Credit Agreement as the Administrative Agent deems reasonably necessary to reflect the terms of the Second Amended and Restated Credit Agreement.

3.02 Amendments to the Existing Security Agreement. The Existing Security Agreement is, effective as of the Second Restatement Effective Date and immediately after giving effect to the incurrence of the Initial Term Loans, hereby amended and restated in the form attached as Exhibit C hereto.

3.03 ABL Intercreditor Agreement. Each Lender party hereto hereby authorizes the Collateral Agent to execute and deliver the ABL Intercreditor Agreement with the ABL Collateral Agent (that will amend and restated the ABL Intercreditor Agreement in effect prior to the Second Restatement Effective Date) substantially in the form attached as Exhibit D hereto, with such modifications as the Collateral Agent may reasonably agree.

MACROBUTTON DocID

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties. To induce the other parties hereto to enter into this Restatement, each Credit Party represents and warrants to each other party hereto, on and as of the Second Restatement Effective Date, that the following statements are true and correct on and as of the Second Restatement Effective Date:

(a) each of the representations and warranties made by any Credit Party set forth in Section 8 of the Second Amended and Restated Credit Agreement or in any other Credit Document shall be true and correct in all material respects on the Second Restatement Effective Date (in each case, any representation or warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects on and as of the Second Restatement Effective Date); and

(b) after giving effect to this Restatement and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or would have resulted from the transactions contemplated hereby on the Second Restatement Effective Date.

ARTICLE V
CONDITIONS TO EFFECTIVENESS

5.01 Effectiveness. This Restatement and the Second Amended and Restated Credit Agreement shall become effective on the date that each of the conditions set forth in Section 6 of Exhibit B has been satisfied (such date, the “Second Restatement Effective Date”).

5.02 Effects of this Restatement.

(a) Except as expressly set forth herein, this Restatement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Restatement shall not constitute a novation of the Existing Credit Agreement and the Second Amended and Restated Credit Agreement or any of the Credit Documents. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Second Restatement Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Credit Document shall in each case be deemed a reference to the Second Amended and Restated Credit Agreement. This Restatement shall constitute a “Credit Document” for all purposes of the Existing Credit Agreement, the Second Amended and Restated Credit Agreement and the other Credit Documents.

MACROBUTTON DocID

ARTICLE VI
ACKNOWLEDGMENTS OF ADDITIONAL REFINANCING TERM LOAN LENDERS

6.01 Acknowledgement of Additional Refinancing Term Loan Lenders. Each Additional Refinancing Term Loan Lender expressly acknowledges that neither any of the Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by any Agent or such other Person hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by any Agent or any such other Person to such Additional Refinancing Term Loan Lender. Each Additional Refinancing Term Loan Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to provide its Initial Term Loans hereunder and enter into this Restatement, the Second Amended and Restated Credit Agreement and to any other Credit Document to which such Additional Refinancing Term Loan Lender shall become a party. Each Additional Refinancing Term Loan Lender also represents to the Agents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Second Amended and Restated Credit Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Each Additional Refinancing Term Loan Lender hereby (a) confirms that it has received a copy of the Second Amended and Restated Credit Agreement and each other Credit Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Restatement and the other Credit Documents to which such Additional Refinancing Term Loan Lender shall be a party, (b) agrees that it shall be bound by the terms of the Second Amended and Restated Credit Agreement and the other Credit Documents as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of such Credit Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Agents as the agents of such Additional Refinancing Term Loan Lender under the Second Amended and Restated Credit Agreement and the other Credit Documents, and such Additional Refinancing Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Second Amended and Restated Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Second Amended and Restated Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

ARTICLE VII
REAFFIRMATION

7.01 Reaffirmation. As of the Second Restatement Effective Date, each Credit Party hereby confirms that (a) notwithstanding the effectiveness of this Restatement and the transactions contemplated hereby, (i) the obligations of such Credit Parties under the Second Amended and Restated Credit Agreement (including, from and after the Second Restatement Effective Date, with respect to the Initial Term Loans contemplated by this Agreement) and the other Credit Documents are entitled to the benefits of the guarantees and the security interests set forth or created in the Second Amended and Restated Credit Agreement, the Existing Security Agreement (as amended and restated pursuant to the Restatement), the other Security Documents and the other Credit Documents and constitute “Guaranteed Obligations” and “Obligations” for purposes of the Second Amended and Restated Credit Agreement, the Existing Security

MACROBUTTON DocID

Agreement (as amended and restated by this Restatement), the other Security Documents and all other Credit Documents, (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Existing Credit Agreement as amended hereby with respect to all of the Guaranteed Obligations and (iii) each Credit Document to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms (in the case of the Existing Credit Agreement, as amended hereby) and (b) each Additional Refinancing Term Loan Lender shall be a “Secured Creditor” and a “Lender” for all purposes of the Second Amended and Restated Credit Agreement and the other Credit Documents. Each Credit Party ratifies and confirms its prior grant and the validity of all Liens granted pursuant to the Credit Documents and that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Credit Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

ARTICLE VIII
MISCELLANEOUS

8.01 Amendment, Modification and Waiver. After the effectiveness hereof, this Restatement may not be amended, modified or waived except in accordance with Section 13.12 of the Second Amended and Restated Credit Agreement.

8.02 Entire Agreement. This Restatement, the Second Amended and Restated Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Restatement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Existing Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Second Amended and Restated Credit Agreement and that this Restatement is a Credit Document.

8.03 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS RESTATEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 13.08 OF THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.

8.04 Severability. If any provision of this Restatement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Restatement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.05 Counterparts; Electronic Execution. This Restatement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent. Section 13.21 of the Second Amended and Restated Credit Agreement shall apply to this Restatement, mutatis mutandis.

MACROBUTTON DocID

8.06 Headings. The headings of this Restatement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

8.07 Certain Tax Matters. The parties hereto shall treat all the Initial Term Loans (including the Additional Initial Term Loans) as one fungible tranche for U.S. federal and applicable state and local income tax purposes.

[Signature Pages Follow]

MACROBUTTON DocID

IN WITNESS WHEREOF, the parties hereto have caused this Restatement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GREENLIGHT ACQUISITION CORPORATION,
as Holdings

By: /s/ David Roberts
Name: David Roberts
Title: President and Chief Executive Officer

VM CONSOLIDATED, INC.,

as a Borrower

By: /s/ David Roberts
Name: David Roberts
Title: President and Chief Executive Officer

AMERICAN TRAFFIC SOLUTIONS, INC.,
LASERCRAFT, INC.,

each as a Borrower

By: /s/ David Roberts
Name: David Roberts
Title: Authorized Signatory

[Signature page to First Lien Term Loan Credit Agreement Second Amendment and Restatement]

MACROBUTTON DocID

AMERICAN TRAFFIC SOLUTIONS CONSOLIDATED, L.L.C.

PLATEPASS, L.L.C.

ATS PROCESSING SERVICES, L.L.C.

SUNSHINE STATE TAG AGENCY LLC

AUTO TITLES OF AMERICA LLC

AUTO TAG OF AMERICA LLC

HIGHWAY TOLL ADMINISTRATION, LLC

MULVIHILL ICS, INC.

VERRA MOBILITY ELECTRICAL ENTERPRISES, INC.

REDFLEX TRAFFIC SYSTEMS, INC.

T2 SYSTEMS PARENT CORPORATION

T2 HOLDING CORP.

T2 SYSTEMS, INC.

CITATION COLLECTION SERVICES, LLC

VERRA MOBILITY GOVERNMENT SOLUTIONS, INC.

each as a Subsidiary Guarantor

By: /s/ David Roberts
Name: David Roberts
Title: Authorized Signatory

[Signature page to First Lien Term Loan Credit Agreement Second Amendment and Restatement]

MACROBUTTON DocID

BANK OF AMERICA, N.A.,
as Administrative Agent and as Collateral Agent

By: /s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Signature page to First Lien Term Loan Credit Agreement Second Amendment and Restatement]

MACROBUTTON DocID

BANK OF AMERICA, N.A.,
as the Additional Refinancing Term Loan Lender

By: /s/ Jon Pfeifer Name: Jon Pfeifer
Title: Director

[Signature page to First Lien Term Loan Credit Agreement Second Amendment and Restatement]

MACROBUTTON DocID

Schedule 1

Commitments

Lenders	Initial Term Loan Commitment
Bank of America, N.A.	$188,975,493.60
Total	$188,975,493.60

MACROBUTTON DocID

EXHIBIT A

Form of Consent

CONSENT (this “Consent”) in connection with the Amendment and Restatement Agreement No. 2 (the “Restatement”) to that certain Amended and Restated First Lien Term Loan Credit Agreement dated as of March 26, 2021 (as amended by that certain Amendment No. 1, dated as of December 7, 2021, as amended by that certain Amendment No. 2, dated as of March 29, 2023, as amended by that certain Amendment No. 3, dated as of February 8, 2024, as amended by that certain Amendment No. 4, dated as of October 3, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Second Restatement Effective Date, the “Existing Credit Agreement”), among GREENLIGHT ACQUISITION CORPORATION (“Holdings”), VM CONSOLIDATED, INC. (f/k/a ATS CONSOLIDATED, INC.) (the “Lead Borrower”), AMERICAN TRAFFIC SOLUTIONS, INC., a Kansas corporation (“AT Solutions”), and LASERCRAFT, INC., a Georgia corporation (together with the Lead Borrower and AT Solutions, the “Borrowers”), the lenders party thereto from time to time and BANK OF AMERICA, N.A., as the Administrative Agent (the “Administrative Agent”) and as Collateral Agent. Unless otherwise defined herein, terms defined in the Restatement and used herein shall have the meanings given to them in the Restatement (including the form of Second Amended and Restated Credit Agreement attached thereto).

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Term Lenders:

󠇣 Consent and Convert (Cashless Settlement Option). The undersigned hereby irrevocably and unconditionally consents to the terms of the Restatement and the Second Amended and Restated Credit Agreement and agrees to the conversion of the full principal amount of its Term B-3 Loans outstanding immediately prior to the Second Restatement Effective Date (or such lesser amount as notified and allocated to the undersigned prior to the Second Restatement Effective Date by the Administrative Agent, as determined by the Lead Borrower and the Administrative Agent in their sole discretion, with any remaining Term B-3 Loans being repaid) into Initial Term Loans in the same principal amount effective as of the Second Restatement Effective Date via a cashless roll.

󠇣 Consent and Reallocation (Post-Closing Settlement Option). The undersigned hereby irrevocably and unconditionally consents to the terms of the Restatement and the Second Amended and Restated Credit Agreement and agrees to the prepayment of the full principal amount of its Term B-3 Loans outstanding. The undersigned or its Affiliates have separately committed to purchase by assignment Initial Term Loans in an aggregate principal amount equal to the aggregate principal amount of Term B-3 Loans of the undersigned to be prepaid (or such lesser amount as notified and allocated to the undersigned or its Affiliates prior to the Second Restatement Effective Date by the Administrative Agent, as determined by the Lead Borrower and the Administrative Agent in their sole discretion).

______________________________________,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:]

By:

MACROBUTTON DocID

Name:
Title:

MACROBUTTON DocID

EXHIBIT A

Exhibit B

Second Amended and Restated Credit Agreement

[Attached]

MACROBUTTON DocID

Execution Version

EXHIBIT B
to Amendment and Restatement Agreement No. 2

SECOND AMENDED AND RESTATED FIRST LIEN TERM LOAN CREDIT AGREEMENT

among

GREENLIGHT ACQUISITION CORPORATION,
as HOLDINGS,

VM CONSOLIDATED, INC.,
as LEAD BORROWER,

the other Parties listed as a Borrower on the signature pages hereto, as BORROWERS,

VARIOUS LENDERS

and

BANK OF AMERICA, N.A.,
as ADMINISTRATIVE AGENT and COLLATERAL AGENT
_______________________________________

Dated as of October 17, 2025

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BMO CAPITAL MARKETS CORP.

and

DEUTSCHE BANK SECURITIES INC.
as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

MACROBUTTON DocID

TABLE OF CONTENTS

Page

Section 1.	Definitions and Accounting Terms.	1
1.01	Defined Terms	1
1.02	Terms Generally and Certain Interpretive Provisions	52
1.03	Limited Condition Transactions	53
1.04	Classification and Reclassification	54
1.05	Divisions	54
1.06	Currency Fluctuation	54
1.07	Other Matters	54
1.08	Timing of Payment or Performance	55
1.09	Certifications	55
Section 2.	Amount and Terms of Credit.	55
2.01	The Commitments.	55
2.02	Minimum Amount of Each Borrowing	56
2.03	Notice of Borrowing	56
2.04	Disbursement of Funds.	56
2.05	Notes.	57
2.06	Interest Rate Conversions.	58
2.07	Pro Rata Borrowings	58
2.08	Interest.	58
2.09	Interest Periods	59
2.10	Increased Costs, Illegality, etc.	60
2.11	Compensation	62
2.12	Change of Lending Office	62
2.13	Replacement of Lenders	62
2.14	Extended Term Loans and Extended Revolving Commitments.	63
2.15	Incremental Commitments.	65
2.16	Inability to Determine Rates; Successor Rate.	68
2.17	[Reserved].	70
2.18	Refinancing Facilities.	70
2.19	Reverse Dutch Auction Repurchases.	73
2.20	Open Market Purchases.	74
Section 3.	[Reserved].	75
Section 4.	Fees; Reductions of Commitment.	75
4.01	Fees.	75
4.02	Mandatory Reduction of Commitments.	75
Section 5.	Prepayments; Payments; Taxes.	76
5.01	Voluntary Prepayments.	76
5.02	Mandatory Repayments.	76
5.03	Method and Place of Payment	79
5.04	Net Payments.	80

-i-

MACROBUTTON DocID

Page

Section 6.	Conditions Precedent to Credit Events on the Second Restatement Effective Date	82
6.01	Amendment and Restatement Agreement No. 2	82
6.02	[Reserved]	82
6.03	Opinions of Counsel	82
6.04	Corporate Documents; Proceedings, etc.	82
6.05	Solvency Certificate	82
6.06	Fees, etc	82
6.07	Representations and Warranties	82
6.08	Patriot Act	83
6.09	Notice of Borrowing	83
6.10	Notice of Prepayment	83
6.11	Officer’s Certificate	83
6.12	Material Adverse Effect	83
Section 7.	Conditions Precedent to all Credit Events after the Second Restatement Effective Date	83
Section 8.	Representations, Warranties and Agreements	83
8.01	Organizational Status	83
8.02	Power and Authority; Enforceability	83
8.03	No Violation	84
8.04	Approvals	84
8.05	Financial Statements; Financial Condition; Projections.	84
8.06	Litigation	85
8.07	True and Complete Disclosure	85
8.08	Use of Proceeds; Margin Regulations.	85
8.09	Tax Returns and Payments	85
8.10	ERISA.	85
8.11	The Security Documents.	86
8.12	Properties	87
8.13	Capitalization	87
8.14	Subsidiaries	87
8.15	Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.	87
8.16	Investment Company Act	88
8.17	[Reserved].	88
8.18	Environmental Matters	88
8.19	Labor Relations	88
8.20	Intellectual Property	88
8.21	Affected Financial Institutions	88
8.22	Beneficial Ownership Certificate	89
8.23	Outbound Investment Rules	89
Section 9.	Affirmative Covenants	89
9.01	Information Covenants	89
9.02	Books, Records and Inspections; Conference Calls.	93
9.03	Maintenance of Property; Insurance.	93
9.04	Existence; Franchises	94
9.05	Compliance with Statutes, etc	94
9.06	Compliance with Environmental Laws.	94

-ii-

MACROBUTTON DocID

Page

9.07	ERISA	95
9.08	End of Fiscal Years; Fiscal Quarters	95
9.09	Beneficial Ownership Regulation	96
9.10	Payment of Taxes	96
9.11	Use of Proceeds	96
9.12	Additional Security; Further Assurances; etc.	96
9.13	Post-Closing Actions	98
9.14	Permitted Acquisitions.	98
9.15	Credit Ratings	98
9.16	Designation of Subsidiaries	98
Section 10.	Negative Covenants	99
10.01	Liens	99
10.02	Consolidation, Merger, or Sale of Assets, etc	103
10.03	Dividends	106
10.04	Indebtedness	109
10.05	Advances, Investments and Loans	113
10.06	Transactions with Affiliates	116
10.07	Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	117
10.08	Limitation on Certain Restrictions on Subsidiaries	118
10.09	Business.	119
10.10	Negative Pledges	120
10.11	Outbound Investment Rules	121
Section 11.	Events of Default	121
11.01	Payments	121
11.02	Representations, etc	121
11.03	Covenants	121
11.04	Default Under Other Agreements	121
11.05	Bankruptcy, etc	122
11.06	ERISA	122
11.07	Security Documents	123
11.08	Guarantees	123
11.09	Judgments	123
11.10	Change of Control	123
Section 12.	The Administrative Agent and the Collateral Agent.	123
12.01	Appointment and Authorization.	123
12.02	Delegation of Duties	124
12.03	Exculpatory Provisions	124
12.04	Reliance by Administrative Agent and Collateral Agent	125
12.05	No Other Duties, Etc	125
12.06	Non-reliance on Administrative Agent, Collateral Agent and Other Lenders	125
12.07	Indemnification by the Lenders	126
12.08	Rights as a Lender	126
12.09	Administrative Agent May File Proofs of Claim; Credit Bidding	126
12.10	Resignation of the Agents	127
12.11	Collateral Matters and Guaranty Matters	128
12.12	Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements	128
12.13	Withholding Taxes	129

-iii-

MACROBUTTON DocID

Page

12.14	Certain ERISA Matters.	129
12.15	Recovery of Erroneous Payments	131
Section 13.	Miscellaneous.	131
13.01	Payment of Expenses, etc.	131
13.02	Right of Setoff.	133
13.03	Notices.	133
13.04	Benefit of Agreement; Assignments; Participations, etc.	134
13.05	No Waiver; Remedies Cumulative	138
13.06	Payments Pro Rata.	139
13.07	Calculations; Computations.	139
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.	140
13.09	Counterparts; Integration; Effectiveness	141
13.10	[Reserved].	141
13.11	Headings Descriptive	141
13.12	Amendment or Waiver; etc.	141
13.13	Survival	144
13.14	Joint and Several Liability of Borrowers.	144
13.15	Confidentiality.	146
13.16	USA Patriot Act Notice	147
13.17	Waiver of Sovereign Immunity	148
13.18	Lead Borrower	148
13.19	INTERCREDITOR AGREEMENTS.	148
13.20	Absence of Fiduciary Relationship	149
13.21	Electronic Execution of Assignments and Certain Other Documents	149
13.22	Entire Agreement	150
13.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	150
13.24	Acknowledgement Regarding Any Supported QFCs	151

SCHEDULE 1.01(A) Unrestricted Subsidiaries

SCHEDULE 2.01 Commitments

SCHEDULE 2.19(a) Reverse Dutch Auction Procedures

SCHEDULE 8.12 Material Real Property

SCHEDULE 8.14 Subsidiaries

SCHEDULE 8.19 Labor Matters

SCHEDULE 9.13 Post-Closing Actions

SCHEDULE 10.01(iii) Existing Liens

SCHEDULE 10.04 Existing Indebtedness

SCHEDULE 10.05(iii) Existing Investments

SCHEDULE 10.06(viii) Affiliate Transactions

SCHEDULE 13.03 Notice Information

EXHIBIT A-1 Form of Notice of Borrowing

EXHIBIT A-2 Form of Notice of Conversion/Continuation

EXHIBIT B Form of Term Note

EXHIBIT C Form of U.S. Tax Compliance Certificate

EXHIBIT D [Reserved]

EXHIBIT E Form of Officers’ Certificate

EXHIBIT F [Reserved]

EXHIBIT G [Reserved]

EXHIBIT H [Reserved]

EXHIBIT I Form of Solvency Certificate

EXHIBIT J Form of Compliance Certificate

-iv-

MACROBUTTON DocID

Page

EXHIBIT K Form of Assignment and Assumption

EXHIBIT L [Reserved]

EXHIBIT M Form of First Lien/Second Lien Intercreditor Agreement

-v-

MACROBUTTON DocID

THIS SECOND AMENDED AND RESTATED FIRST LIEN TERM LOAN CREDIT AGREEMENT, dated as of October 17, 2025, among GREENLIGHT ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), VM CONSOLIDATED, INC., a Delaware corporation (“Lead Borrower”), AMERICAN TRAFFIC SOLUTIONS, INC., a Kansas corporation (“AT Solutions”), and LASERCRAFT, INC., a Georgia corporation (together with Lead Borrower and AT Solutions, the “Borrowers”), the Lenders party hereto from time to time and BANK OF AMERICA, N.A. (“Bank of America”), as the Administrative Agent and the Collateral Agent. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Administrative Agent, the Collateral Agent and the lenders party thereto entered into that certain First Lien Term Loan Credit Agreement on the Closing Date (as amended, supplemented or otherwise modified prior to the First Restatement Effective Date, the “Original Credit Agreement”) and the Original Credit Agreement was amended and restated on the First Restatement Effective Date by the Amendment and Restatement Agreement No. 1 (such amended and restated Original Credit Agreement, as further amended, supplemented or otherwise modified prior to the Second Restatement Effective Date, the “Existing Credit Agreement”).

WHEREAS, the Lead Borrower has requested that on the Second Restatement Effective Date, (i) the Initial Term Loan Lenders (including the Refinancing Term Loan Lenders and the Rollover Initial Term Lenders) make the Initial Term Loans in the aggregate principal amount of $688,804,156.05 and (ii) this Agreement be amended and restated as set forth herein, pursuant to Amendment and Restatement Agreement No. 2.

WHEREAS, the Lenders have indicated their willingness to amend and restate this Agreement on the Second Restatement Effective Date and the Refinancing Term Loan Lenders have indicated their willingness make the Initial Term Loans on the Second Restatement Effective Date on the terms and subject to the conditions set forth herein and in Amendment and Restatement Agreement No. 2.

The parties hereto intend that (a) the Obligations under the Existing Credit Agreement that remain unpaid and outstanding as of the Second Restatement Effective Date (the “Existing Obligations”) shall continue to exist under this Agreement on the terms set forth herein and (b) the Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Existing Obligations as well as the other Obligations of the Borrowers and the other Credit Parties under this Agreement and the other Credit Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Section 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Collateral” shall have the meaning set forth in the ABL Intercreditor Agreement.

“ABL Collateral Agent” shall mean Bank of America, as collateral agent under the ABL Credit Agreement or any successor thereto acting in such capacity.

“ABL Credit Agreement” shall mean (i) that certain asset-based revolving credit agreement, as in effect on the Closing Date and as the same has been and may be further amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof (including by reference to the ABL Intercreditor Agreement) and thereof, among Holdings, the Borrowers, the other borrowers party thereto, certain lenders party thereto and Bank of America, as the administrative agent and collateral agent, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein (including by reference to the ABL Intercreditor Agreement)) in

MACROBUTTON DocID

whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent ABL Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Credit Documents” shall have the meaning ascribed to the term “Credit Documents” in the ABL Credit Agreement.

“ABL Facility” shall mean all or any portion of the loans outstanding under the ABL Credit Agreement.

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated ABL Intercreditor Agreement, dated as of the Second Restatement Effective Date, by and among the Collateral Agent, the ABL Collateral Agent and the other parties party thereto, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of Lead Borrower, which assets shall, as a result of the respective acquisition, become assets of Lead Borrower or a Restricted Subsidiary of Lead Borrower (or assets of a Person who shall be merged with and into Lead Borrower or a Restricted Subsidiary of Lead Borrower) or (y) a majority of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of Lead Borrower (or shall be merged with and into Lead Borrower or a Restricted Subsidiary of Lead Borrower).

“Acquisition Debt” means any Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries that has been incurred or issued for the purpose of financing, in whole or in part, a Permitted Acquisition and any related transactions or series of related transactions; provided that (a) the release of the proceeds thereof to the Lead Borrower and its Restricted Subsidiaries is contingent upon the consummation of such Permitted Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Permitted Acquisition or if such Permitted Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Lead Borrower and its Restricted Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise requires such Indebtedness to be redeemed or prepaid if such Permitted Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness and, pending such redemption or prepayment, such proceeds are held in escrow or otherwise retained in a segregated account of the Lead Borrower and its Restricted Subsidiaries (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Permitted Acquisition is terminated in accordance with its terms prior to the consummation of such Permitted Acquisition or such Permitted Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Additional Initial Term Loan” means a Loan that is made pursuant to the second sentence of Section 2.01(a) of this Agreement on the Second Restatement Effective Date.

“Additional Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Additional Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and Lead Borrower (it being understood that the terms of any First Lien/Second Lien Intercreditor Agreement are reasonably satisfactory).

MACROBUTTON DocID

“Additional Refinancing Term Loan Lender” means a Person with an Initial Term Loan Commitment to make Additional Initial Term Loans to the Borrowers on the Second Restatement Effective Date.

“Additional/Replacement Revolving Commitment” shall have the meaning provided in Section 2.15(a).

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets less Consolidated Current Liabilities at such time.

“Administrative Agent” shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Lead Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Agent Parties” shall have the meaning provided in Section 13.03(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, any sub-agent or co-agent of either of the foregoing pursuant to the Credit Documents and the Lead Arrangers.

“Agreement” shall mean this Second Amended and Restated First Lien Term Loan Credit Agreement, as amended and restated by Amendment and Restatement Agreement No. 2 on the Second Restatement Effective Date and as may be further amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Amendment and Restatement Agreement No. 1” shall mean that certain Amendment and Restatement No. 1 to First Lien Term Loan Credit Agreement, dated as of March 26, 2021, among Holdings, the Borrowers, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the other parties thereto.

“Amendment and Restatement Agreement No. 2” shall mean that certain Amendment and Restatement No. 2 to Amended and Restated First Lien Term Loan Credit Agreement, dated as of October 17, 2025, among Holdings, the Borrowers, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the other parties thereto.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Lead Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Asset Sale/Recovery Event Prepayment Percentage” shall mean, at any time, 100%; provided that, if, within five Business Days (or within such later period as the Administrative Agent shall determine in its sole discretion) of the receipt of Net Sale Proceeds from the relevant Asset Sale or receipt of Net Insurance Proceeds from the relevant Recovery Event, Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that on a Pro Forma Basis immediately after giving effect to such Asset Sale or

MACROBUTTON DocID

Recovery Event, as applicable, and the application of the proceeds thereof, the Consolidated First Lien Net Leverage Ratio is (i) less than or equal to 3.70:1.00 but greater than 3.20:1.00, the Applicable Asset Sale/Recovery Event Prepayment Percentage shall instead be 25% and (ii) less than or equal to 3.20:1.00, the Applicable Asset Sale/Recovery Event Prepayment Percentage shall instead be 0%.

“Applicable ECF Prepayment Percentage” shall mean, at any time, 50%; provided that, if at any time the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year for which the Applicable ECF Prepayment Percentage is calculated (as set forth in an officer’s certificate delivered pursuant to Section 9.01(e) for such fiscal year and calculated on a Pro Forma Basis to give effect to the applicable Excess Cash Flow Payment Amount and any voluntary repayment or prepayment described in Section 5.02(e)(ii) that is made after the end of such fiscal year and prior to the Excess Cash Flow Payment Date immediately following the end of such fiscal year; provided that if, after giving to effect to the making of such Excess Cash Flow Payment or voluntary repayment or prepayment on a Pro Forma Basis, the Lead Borrower makes a prepayment in excess of the amount otherwise requested pursuant to Section 5.2(e)(i) on the applicable Excess Cash Flow Payment Date, such excess amount shall be deemed to be a voluntary prepayment made by the Lead Borrower and shall be applied as set forth in Section 5.01(b)) is (i) less than or equal to 3.70:1.00 but greater than 3.20:1.00 the Applicable ECF Prepayment Percentage shall instead be 25% and (ii) less than or equal to 3.20:1.00, the Applicable ECF Prepayment Percentage shall instead be 0%.

“Applicable Increased Term Loan Spread” shall mean, with respect to any then outstanding Initial Term Loans at the time of the incurrence of any new Tranche of Incremental Term Loans (other than Incremental Term A Loans) pursuant to Section 2.15 within six (6) months after the Second Restatement Effective Date, which new Tranche of such syndicated Incremental Term Loans or Permitted Pari Passu Loans specified in clause (vii) of the definition thereof is or are subject to an Effective Yield that is greater than the Effective Yield applicable to such Initial Term Loans by more than 0.75%, the margin per annum (expressed as a percentage) mutually determined by the Administrative Agent and Lead Borrower in good faith (and notified by the Administrative Agent to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then existing Initial Term Loans to equal (i) the Effective Yield applicable to such new Tranche of Incremental Term Loans, minus (ii) 0.75% (provided that any increase in the Effective Yield of any then outstanding Initial Term Loans attributable to a Term SOFR floor or alternative base rate floor in respect of such Incremental Term Loans shall be in the form of an increase to Term SOFR floor or Base Rate floor). Each mutual determination of the “Applicable Increased Term Loan Spread” by the Administrative Agent and Lead Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean a percentage per annum equal to, in the case of Initial Term Loans maintained as (a) Base Rate Term Loans, 1.00% and (b) Term SOFR Term Loans, 2.00%.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Amendment; provided that on and after the date of such incurrence of any Tranche of Incremental Term Loans or syndicated Permitted Pari Passu Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Margins for the Initial Term Loans shall be the higher of (x) the Applicable Increased Term Loan Spread for such Type of Initial Term Loans and (y) the Applicable Margin for such Type of Initial Term Loans as otherwise determined above in the absence of the foregoing clause (x). The Applicable Margins for any Tranche of Incremental Revolving Loans shall be as specified in the applicable Incremental Amendment. The Applicable Margins for any Tranche of Refinancing Term Loans shall be as specified in the applicable Refinancing Term Loan Amendment. The Applicable Margins for any Tranche of Extended Term Loans shall be as specified in the applicable Extension Amendment.

“Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” shall mean any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business

MACROBUTTON DocID

and that is administered or managed by (a) an existing Lender, (b) an Affiliate of an existing Lender or (c) an entity or an Affiliate of an entity that administers or manages an existing Lender.

“Asset Sale” shall mean any sale, transfer or other disposition of all or any part of the property or assets of by Lead Borrower or any of its Restricted Subsidiaries, or entry into any Sale-Leaseback Transaction by Lead Borrower or any of its Restricted Subsidiaries, in each case, pursuant to Sections 10.02(ii), (x) or (xii)(b).

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent and Lead Borrower (such approval by Lead Borrower not to be unreasonably withheld, delayed or conditioned).

“AT Solutions” shall have the meaning provided in the preamble hereto.

“Auction” shall have the meaning set forth in Section 2.19(a).

“Auction Manager” shall have the meaning set forth in Section 2.19(a).

“Available Amount” shall mean, on any date (the “Determination Date”), an amount equal to:

(a) the sum of, without duplication:

(i) (A) the greater of $150,000,000 and 8.50% of Consolidated Total Assets (measured at the time of utilization of the Available Amount) plus (B) the Cumulative Retained Excess Cash Flow Amount; plus

(ii) 100% of the aggregate net cash proceeds and the fair market value of property other than cash received by Lead Borrower since the Closing Date (A) as a contribution to its common equity capital (including any contribution to its common equity capital from any direct or indirect Parent Company with the proceeds of any issue or sale by such Parent Company of its Equity Interests) (other than any (x) Disqualified Stock or (y) Equity Interests sold to a Restricted Subsidiary of Lead Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of any Parent Company or its Subsidiaries) or (B) from the issue or sale of the Equity Interests of Lead Borrower (other than Disqualified Stock), in each case, to the extent not otherwise applied to any other basket or exception under this Agreement, plus

(iii) 100% of the aggregate net cash proceeds from the issue or sale of Disqualified Stock of Lead Borrower or debt securities of Lead Borrower (other than Disqualified Stock or debt securities issued or sold to a Restricted Subsidiary of Lead Borrower), in each case that have been converted into or exchanged for Equity Interests of Lead Borrower or any direct or indirect Parent Company (other than Disqualified Stock); plus

(iv) 100% of the aggregate amount of cash proceeds and the fair market value of property other than cash received by Lead Borrower or a Restricted Subsidiary of Lead Borrower from (A) the sale or disposition (other than to Lead Borrower or a Restricted Subsidiary of Lead Borrower) of Investments made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from Lead Borrower and its Restricted Subsidiaries by any Person (other than Lead Borrower or its Restricted Subsidiaries); (B) a return, profit, distribution or similar amounts from an Investment made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount, to the extent that such amounts were not otherwise included in the Consolidated Net Income of Lead Borrower for such period, (C) the sale (other than to Lead Borrower or any of its Restricted Subsidiaries) of the Equity Interests of an Unrestricted Subsidiary; (D) a distribution or dividend from an Unrestricted Subsidiary, to the extent that such amounts were not otherwise included in the Consolidated Net Income of Lead

MACROBUTTON DocID

Borrower for such period; and (E) any Investment that was made after the Closing Date in a Person that is not a subsidiary at such time that subsequently becomes a Restricted Subsidiary of Lead Borrower; plus

(v) in the event that any Unrestricted Subsidiary of Lead Borrower designated as such in reliance on the Available Amount after the Closing Date is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, Lead Borrower or a Restricted Subsidiary of Lead Borrower, the fair market value of Lead Borrower’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (limited, to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted an Investment not made entirely in reliance on the Available Amount, to the percentage of such fair market value that is proportional to the portion of such Investment that was made in reliance on the Available Amount); plus

(vi) the amount of Declined Proceeds;

minus (b) the sum of:

(i) the aggregate amount of the consideration paid by Lead Borrower and its Restricted Subsidiaries in reliance upon the Available Amount under Section 9.14(a) hereof or Section 9.14(a) of the Original Credit Agreement or Existing Credit Agreement, as applicable, in connection with Permitted Acquisitions consummated on or after the Closing Date and on or prior to the Determination Date;

(ii) the aggregate amount of all Dividends made by Lead Borrower and its Restricted Subsidiaries pursuant to Section 10.03(xiii) hereof or Section 10.03(xiii) of the Original Credit Agreement or Existing Credit Agreement, as applicable, on or after the Closing Date and on or prior to the Determination Date;

(iii) the aggregate amount of all Investments made by Lead Borrower and its Restricted Subsidiaries pursuant to Section 10.05(xviii) hereof or Section 10.05(xviii) of the Original Credit Agreement or Existing Credit Agreement, as applicable, on or after the Closing Date and on or prior to the Determination Date; and

(iv) the aggregate amount of repayments, repurchases, redemptions or defeasances of Indebtedness pursuant to Section 10.07(a)(i) hereof or Section 10.07(a)(i) of the Original Credit Agreement or Existing Credit Agreement, as applicable, on or after the Closing Date and on or prior to the Determination Date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” shall have the meaning provided in the preamble hereto.

MACROBUTTON DocID

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Bankruptcy Proceedings” shall have the meaning provided in Section 13.04(g).

“Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0.00%) plus ½ of 1%, (b) the Prime Rate and (c) Term SOFR for an Interest Period of one month plus 1.00%.

“Base Rate Term Loan” shall mean each Term Loan which is designated or deemed designated as a Term Loan bearing interest at the Base Rate by Lead Borrower at the time of the incurrence thereof or conversion thereto.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. Section 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowers” shall have the meaning provided in the preamble hereto.

“Borrowing” shall mean the borrowing of the same Type of Term Loan pursuant to a single Tranche by the Borrowers from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having, in the case of Term SOFR Term Loans, the same Interest Period; provided that any Incremental Term Loans incurred pursuant to Section 2.01(b) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.15(c).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to any interest rate settings as to such Term SOFR Term Loan, any fundings, disbursements, settlements and payments in respect of any such Term SOFR Term Loan and, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term SOFR Term Loan, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the state where the Notice Office is located.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by any Person other than a Credit Party or any of its Restricted Subsidiaries and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period) and (v) property, plant and equipment taken in settlement of accounts.

MACROBUTTON DocID

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under U.S. GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Equivalents” shall mean:

(i) U.S. Dollars, Canadian dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(ii) readily marketable direct obligations of any member of the European Economic Area, Switzerland, Australia, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P;

(iii) marketable general obligations issued by any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P;

(iv) securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities), in such case having maturities of not more than twelve months from the date of acquisition;

(v) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s;

(vi) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;

(vii) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twenty-four months after the date of acquisition;

(viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition; and

(ix) Indebtedness or preferred stock issued by Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s or A by S&P, maturing within twenty-four months after the date of acquisition.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a Subsidiary of Lead Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any

MACROBUTTON DocID

law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of Verra Mobility;

(b) a “change of control” (or similar event) shall occur under (i) the ABL Credit Agreement, (ii) the Unsecured Notes Indenture or (iii) the definitive agreements pursuant to which any Refinancing Notes/Loans or Indebtedness permitted under Section 10.04(xxvii) or (xxix) was issued or incurred, in each case of this subclause (iii) with an aggregate outstanding principal amount in respect of such series of Refinancing Notes/Loans or other Indebtedness in excess of the Threshold Amount; or

(c) (i) Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of Lead Borrower or (ii) Verra Mobility shall cease to own, directly or indirectly, 100% of the Equity Interests of Holdings.

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, no person or “group” shall be deemed to beneficially own Equity Interests to be acquired by such person or “group” pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Claim” shall have the meaning provided in Section 13.04(g).

“Closing Date” shall mean March 1, 2018.

“CME” shall mean CME Group Benchmark Administration Limited.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Documents), including, without limitation, all “Collateral” as described in the Security Agreement and all Mortgaged Properties; provided that in no event shall the term “Collateral” include any Excluded Collateral.

“Collateral Agent” shall mean Bank of America, in its capacity as Collateral Agent for the Secured Creditors pursuant to the Security Documents, and shall include any successor to the Collateral Agent appointed pursuant to Section 12.10.

MACROBUTTON DocID

“Commitment” shall mean any of the commitments of any Lender, whether an Initial Term Loan Commitment, Refinancing Term Loan Commitment, Incremental Term Loan Commitment (including any Incremental Term A Loan Commitment), Additional/Replacement Revolving Commitment, Refinancing Revolving Commitment of such Lender.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning provided in Section 13.21.

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Lead Borrower and its Restricted Subsidiaries at such time (other than cash and Cash Equivalents, amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans to third parties that are permitted under this Agreement, pension assets, deferred bank fees and derivative financial instruments).

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Lead Borrower and its Restricted Subsidiaries at such time (other than the current portion of any Indebtedness under this Agreement, the current portion of any other long-term Indebtedness which would otherwise be included therein, accruals of Interest Expense (excluding Interest Expense that is due and unpaid), accruals for current or deferred Taxes based on income or profits, accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated EBITDA and the current portion of pension liabilities).

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including, without limitation, amortization of turnaround costs, goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with U.S. GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, Consolidated Net Income of such Person for such period; plus (without duplication):

(i) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax) of such Person and its Restricted Subsidiaries for such period, franchise taxes and foreign withholding taxes and including an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii) the Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iii) the Consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Fixed Charges were deducted in computing such Consolidated Net Income; plus

(iv) any other non-cash charges of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash charges were included in computing such Consolidated Net Income; provided that if any such non-cash charge represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from

MACROBUTTON DocID

Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(v) any losses from foreign currency transactions (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(vi) (a) the Specified Permitted Adjustment and (b) any other cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, costs and expenses incurred after the Second Restatement Effective Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income); plus

(vii) losses in respect of post-retirement benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(viii) [reserved]; plus

(ix) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(x) any fees and expenses related to a Qualified Securitization Transaction or any Receivables Facility to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(xi) the amount of loss on sales of receivables and related assets to a Securitization Entity in connection with a Qualified Securitization Transaction or otherwise in connection with a Receivables Facility to the extent included in computing Consolidated Net Income; minus

(xii) the amount of any gain in respect of post-retirement benefits as a result of the application of ASC 715, to the extent such gains were taken into account in computing such Consolidated Net Income; minus

(xiii) any gains from foreign currency transactions (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(xiv) non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

“Consolidated First Lien Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated First Lien Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated First Lien Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of Lead Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate principal amount of Indebtedness of Lead Borrower and its Restricted Subsidiaries at such time that is secured solely by a Lien on the assets of Lead Borrower and its Restricted Subsidiaries that is junior to the Lien securing the Obligations, less (iii) the aggregate amount of (a) unrestricted

MACROBUTTON DocID

cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries and (b) cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any ABL Credit Document, any Credit Document, any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment and (y) any Permitted Junior Debt Documents and any Refinancing Note/Loan Documents (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis (provided that the amounts set forth in clauses (a) and (b), for the avoidance of doubt, shall not include the proceeds of any Acquisition Debt).

“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period to (b) Consolidated Fixed Charges for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, amortization of original issue discount, the interest component of all payments associated with Capitalized Lease Obligations, and the net of the effect of all payments made or received pursuant to Interest Rate Protection Agreements (but excluding any non-cash interest expense attributable to the mark-to-market valuation of Interest Rate Protection Agreements or other derivatives pursuant to U.S. GAAP) and excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, including any expensing of bridge or commitment fees and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness of such Person and its Restricted Subsidiaries and commissions, discounts, yield and other fees and charges (including any interest expense) relating to any securitization transaction; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives under ASC 815, Derivatives and Hedging, as a result of the terms of the Indebtedness to which such consolidated interest expense applies; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) all cash dividends, whether paid or accrued, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with U.S. GAAP; minus

(4) the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Capitalized Lease Obligations of Lead Borrower and its Restricted Subsidiaries, (ii) all Indebtedness of Lead Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii), in each case, determined on a consolidated basis in accordance with U.S. GAAP and calculated on a Pro Forma Basis; provided that Consolidated Indebtedness shall not include (i) any Indebtedness in respect of any Refinancing Notes/Loans or Permitted Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07(a) and (ii) at any time during the period after the definitive documentation for any Permitted Acquisition shall

MACROBUTTON DocID

have been executed and prior to the consummation of such Permitted Acquisition (or termination of the definitive documentation in respect thereof) any Acquisition Debt with respect to such Permitted Acquisition (other than, for the avoidance of doubt, for the purposes of testing compliance of such Permitted Acquisition (and any Indebtedness to be incurred, and the other transactions to be entered into, in connection therewith) with any of the ratios, tests or baskets under the Credit Agreement, including if such compliance is determined or tested as of the LCT Test Date). For the avoidance of doubt, it is understood that obligations under any Receivables Facility and any Qualified Securitization Transaction do not constitute Consolidated Indebtedness.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:

(i) any after-tax effect of all extraordinary (as determined in accordance with U.S. GAAP prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items), nonrecurring or unusual gains or losses or income or expenses (including related to the Transaction) or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(ii) any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Agreement, including a refinancing thereof (in each case whether or not successful) (including any such costs and charges incurred in connection with the Transaction), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;

(iii) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;

(iv) the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly-Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Restricted Subsidiary held by such third parties;

(v) solely for the purpose of determining the amount available under clause (a)(i)(B) of the definition of “Available Amount”, the net income (but not loss) of any Restricted Subsidiary of Lead Borrower (other than any Borrower or any Subsidiary Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any Requirement of Law, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Restricted Subsidiary to such Person in respect of such period, to the extent not already included therein;

(vi) the cumulative effect of any change in accounting principles will be excluded;

MACROBUTTON DocID

(vii) (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Lead Borrower or a Restricted Subsidiary of Lead Borrower, will be excluded;

(viii) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of U.S. GAAP and the amortization of intangibles arising from the application of U.S. GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(ix) any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;

(x) any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting in connection with any acquisition prior to or following the Second Restatement Effective Date will be excluded;

(xi) an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) will be included as though such amounts had been paid as income taxes directly by such Person for such period;

(xii) unrealized gains and losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness resulting from the application of U.S. GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;

(xiii) any net gain or loss in connection with the early extinguishment of Indebtedness or obligations under Interest Rate Protection Agreements or Other Hedging Agreements (including of ASC 815, Derivatives and Hedging) will be excluded; and

(xiv) the amount of any restructuring, business optimization, acquisition and integration costs and charges (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, contract termination costs, including future lease commitments, costs related to the start-up, closure or relocation or consolidation of facilities and costs to relocate employees) will be excluded.

“Consolidated Secured Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of Lead Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate amount of (a) unrestricted cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries and (b) cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any ABL Credit Document, any Credit Document, any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents (to the extent such Refinancing

MACROBUTTON DocID

Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment and (y) any Permitted Junior Debt Documents and any Refinancing Note/Loan Documents (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis (provided that the amount set forth in clause (ii), for the avoidance of doubt, shall not include the proceeds of any Acquisition Debt).

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Lead Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period.

“Consolidated Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Indebtedness as of the last day of such Test Period, less the aggregate amount of (a) unrestricted cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries and (b) cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any ABL Credit Document, any Credit Document, any Permitted Pari Passu Loan Documents, any Permitted Pari Passu Notes Documents, any Refinancing Note/Loan Documents (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment and (y) any Permitted Junior Debt Documents and any Refinancing Note/Loan Documents (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis (provided that the amounts set forth in clauses (a) and (b), for the avoidance of doubt, shall not include the proceeds of any Acquisition Debt), to (ii) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person, in each case, solely to the extent guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Except as otherwise provided herein, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contract Consideration” shall have the meaning provided to such term in the definition of “Excess Cash Flow.”

“Contribution Indebtedness” shall mean Indebtedness of Lead Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock, contributions by Lead Borrower or any Restricted Subsidiary or any Specified Equity Contribution (as defined in the ABL Credit Agreement) or any similar “cure amounts” with respect to any financial covenant under any subsequent ABL Credit Agreement) made to the capital of Lead Borrower or such Restricted Subsidiary after the Second Restatement Effective Date (whether through the issuance or sale of capital stock or otherwise), in each case, to the extent not otherwise applied to increase the Available Amount or any other basket or exception under this Agreement; provided that (a) the maturity date of such Contribution Indebtedness is no earlier than the Latest Maturity Date as of the date such Contribution Indebtedness was incurred and (b) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of Lead Borrower promptly following incurrence thereof.

MACROBUTTON DocID

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.24(a).

“Credit Documents” shall mean this Agreement, Amendment and Restatement No. 2, each Note, the Guaranty Agreement, each Security Document, the ABL Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Additional Intercreditor Agreement, any Pari Passu Intercreditor Agreement, each Incremental Amendment, each Refinancing Term Loan Amendment and each Extension Amendment.

“Credit Event” shall mean the making of any Term Loan.

“Credit Party” shall mean Holdings, each Borrower and each Subsidiary Guarantor.

“Cumulative Retained Excess Cash Flow Amount” shall mean, as of any date, an amount equal to the sum of (i) aggregate cumulative sum of Retained Excess Cash Flow Amounts for all Excess Cash Flow Payment Periods ending after the Second Restatement Effective Date and prior to such date and (ii) the “Cumulative Retained Excess Cash Flow Amount” under the Existing Credit Agreement immediately prior to the Second Restatement Effective Date.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 5.02(k).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Lead Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Lead Borrower, to confirm in writing to the Administrative Agent and Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Lead Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver,

MACROBUTTON DocID

custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Lead Borrower and each other Lender promptly following such determination.

“Designated Interest Rate Protection Agreement” shall mean each Interest Rate Protection Agreement and Other Hedging Agreements entered into by Lead Borrower or any of its Restricted Subsidiaries with a Guaranteed Creditor that is (i) so designated as a “Designated Interest Rate Protection Agreement” in a writing executed by such Guaranteed Creditor and Lead Borrower and delivered to the Administrative Agent (for purposes of the preceding notice requirement, all Interest Rate Protection Agreements under a specified master agreement, whether previously entered into or to be entered into in the future, may be designated as Designated Interest Rate Protection Agreements pursuant to a single notice); provided that the Lead Borrower may not make any such designation during the continuance of an Event of Default and (ii) secured by the Security Documents. It is hereby understood that an Interest Rate Protection Agreement or Other Hedging Agreement may not be a Designated Interest Rate Protection Agreement to the extent it is similarly treated as such under the ABL Credit Agreement. Notwithstanding the foregoing, in no event shall any agreement evidencing any Excluded Swap Obligation with respect to a Subsidiary Guarantor constitute a Designated Interest Rate Protection Agreement with respect to such Subsidiary Guarantor.

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by Lead Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Treasury Services Agreement” shall mean each Treasury Services Agreement entered into by Lead Borrower or any of its Restricted Subsidiaries with a Guaranteed Creditor that is (i) so designated as a “Designated Treasury Services Agreement” in a writing executed by such Guaranteed Creditor and Lead Borrower and delivered to the Administrative Agent; provided that Lead Borrower may not make any such designation during the continuance of an Event of Default and (ii) secured by the Security Documents. It is hereby understood that a Treasury Services Agreement may not be a Designated Treasury Services Agreement to the extent it is similarly treated as such under the ABL Credit Agreement.

“Determination Date” shall have the meaning provided in the definition of the term “Available Amount.”

“Disqualified Lender” shall mean (a) competitors of Lead Borrower and its Subsidiaries, and any person controlling or controlled by any such competitor, in each case identified in writing by Lead Borrower (or its counsel) to the Administrative Agent at any time, (b) institutions previously designated in writing by Lead Borrower (or its counsel) to the Administrative Agent (or its counsel) on or prior to September 29, 2025 and (c) any affiliates of any such competitors, controlling or controlled persons or institutions reasonably identifiable as affiliates solely on the basis of their names (other than bona fide fixed income investors or debt funds that are affiliates of competitors described in clause (a) above but not of institutions described in clause (b) above) or identified by Lead Borrower (or its counsel) in writing to the Administrative Agent at any time (it being understood that any update pursuant to clause (a) or clause (c) above shall not become effective until the third business day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively or to any entity that is party to a pending trade as of the date of such notice).

MACROBUTTON DocID

“Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person other than common Equity Interests or Qualified Preferred Stock of such Person.

“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made or caused to be made any other payment or delivery of property (other than common equity of such Person) to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Second Restatement Effective Date (or any options or warrants issued by such Person with respect to its Equity Interests).

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Term Loan or other Indebtedness, the effective yield on such Term Loan or other Indebtedness as mutually determined by the Administrative Agent and Lead Borrower in good faith, taking into account the applicable interest rate margins in effect from time to time, any interest rate floors or similar devices in effect from time to time and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Term Loan or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Term Loan or other Indebtedness (and, in the case of Incremental Term Loans added to (and forming part of) of such Term Loans of the applicable Tranche, weighted average original issue discount based on the relative sizes of the Term Loans immediately prior to the addition of such Incremental Term Loans, on the one hand, and such Incremental Term Loans, on the other), but excluding any arrangement, structuring, commitment, underwriting or similar fees (regardless of whether paid in whole or in part to any lenders) and other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and Lead Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Eligible Transferee” shall mean and include any existing Lender, any Approved Fund or any commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Lender (solely, in the case of a sale of a participation to such Person, to the extent that the list of Disqualified Lenders has been disclosed to all Lenders) and (iii) except to the extent provided in Sections 2.19, 2.20 and 13.04(d) and (g), Holdings, each of the Borrowers and their respective Subsidiaries and Affiliates.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or

MACROBUTTON DocID

proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.

“Environmental Law” shall mean any federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding guideline and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, occupational health or Hazardous Materials.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Lead Borrower or a Restricted Subsidiary of Lead Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and solely with respect to Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (g) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate of any written notice concerning statutory liability arising from the withdrawal or partial withdrawal of Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from a Multiemployer Plan or a written determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which Lead Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Lead Borrower or any Restricted Subsidiary could reasonably be expected to have liability, (i) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (j) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (k) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (l) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is, or is

MACROBUTTON DocID

expected to be, in endangered or critical status under Section 305 of ERISA, or (m) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which would reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period , the remainder of (a) the sum of, without duplication, (i) Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such decrease in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or dispositions of any Person by Lead Borrower and/or its Restricted Subsidiaries during such period), minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Lead Borrower and its Restricted Subsidiaries during such period to the extent financed with Internally Generated Cash, (ii) without duplication of amounts deducted pursuant to clause (iii) below, the aggregate amount of all cash payments made in respect of all Permitted Acquisitions and other Investments (excluding Investments in Cash Equivalents or in Lead Borrower or a Person that, prior to and immediately following the making of such Investment, was and remains a Restricted Subsidiary) permitted under Section 10.05 made by Lead Borrower and its Restricted Subsidiaries during such period, in each case to the extent financed with Internally Generated Cash, (iii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Lead Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or after such period but prior to such related Excess Cash Flow Payment Date relating to Permitted Acquisitions, Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of Lead Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (iv) Dividends made in cash during such fiscal year to the extent otherwise permitted by Section 10.03(iii), (iv), (v), (vi), (vii), (viii), (ix) or (x), to the extent paid for with Internally Generated Cash, (v) (A) the aggregate amount of Scheduled Repayments and other permanent principal payments of Indebtedness of Lead Borrower and its Restricted Subsidiaries during such period (other than (x) voluntary prepayments of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) that rank pari passu with the Term Loans, (y) prepayments of revolving loans under the ABL Credit Agreement or any other revolving credit facility secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the ABL Credit Agreement or senior or pari passu with the Lien on the Collateral securing the Indebtedness hereunder and (z) prepayments of any other revolving credit facility except to the extent accompanied by a permanent reduction in commitments therefor) in each case to the extent paid for with Internally Generated Cash and (B) prepayments and repayments of Term Loans pursuant to Sections 5.02(d) or 5.02(f) to the extent the Asset Sale or Recovery Event giving rise to such prepayment or repayment resulted in an increase to Consolidated Net Income (but not in excess of the amount of such increase), (vi) the portion of Transaction Costs and other transaction costs and expenses related to items (i)-(v) above paid in cash during such fiscal year not deducted in determining Consolidated Net Income, (vii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such increase in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or disposition of any Person by Lead Borrower and/or the Restricted Subsidiaries during such period), (viii) cash payments in respect of non-current liabilities (other than Indebtedness) to the extent made with Internally Generated Cash, (ix) the aggregate amount of expenditures actually made by Lead Borrower and its Restricted Subsidiaries with Internally Generated Cash during such period (including expenditures for the payment of financing fees, taxes, rent and pension and other retirement benefits) to the extent such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid with Internally Generated Cash during such period that are required to be made in connection with any prepayment of Indebtedness, (xi) Dividends made pursuant to clause (xiii) of Section 10.03 or, to the extent used to service Indebtedness of any Parent Company, clause (xv) of Section 10.03, and (xii) all non-cash gains to the extent included in Consolidated Net Income for such period (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period).

MACROBUTTON DocID

“Excess Cash Flow Excluded Amount” shall have the meaning provided in Section 5.02(e).

“Excess Cash Flow Payment Amount” shall have the meaning provided in Section 5.02(e).

“Excess Cash Flow Payment Date” shall mean the date occurring 10 Business Days after the date on which the Borrower’s annual audited financial statements are required to be delivered pursuant to Section 9.01(b) (commencing with respect to the fiscal year ending December 31, 2026).

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

“Excess Cash Flow Threshold Amount” shall have the meaning provided in Section 5.02(e).

“Exchanged Term Loans” shall mean each Term B-3 Loan outstanding on the Second Restatement Effective Date (or portion thereof) and held by a Rollover Initial Term Lender on the Second Restatement Effective Date immediately prior to the extension of credit hereunder on the Second Restatement Effective Date and as to which the Rollover Initial Term Lender thereof has consented to exchange into an Initial Term Loan and the Administrative Agent has allocated into an Initial Term Loan. The aggregate amount of the Exchanged Term Loans held by Rollover Initial Term Lenders on the Second Restatement Effective Date is $499,828,662.45.

“Excluded Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” shall mean any Subsidiary of Lead Borrower that is (a) a Foreign Subsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not a Wholly-Owned Subsidiary of Lead Borrower or one or more of its Wholly-Owned Restricted Subsidiaries, (e) an Immaterial Subsidiary, (f) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period prior to such acquisition, (g) prohibited (but only for so long as such Subsidiary would be prohibited) by applicable law, rule or regulation from guaranteeing the facilities under this Agreement, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (h) prohibited (but only for so long as such Subsidiary would be prohibited) from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a Subsidiary with respect to which a guarantee by it of the Obligations would result in a material adverse tax consequence to Holdings, Lead Borrower or any of the Restricted Subsidiaries, as reasonably determined in good faith by Lead Borrower and notified in writing to the Administrative Agent, (j) a not-for-profit Subsidiary or a Subsidiary regulated as an insurance company, (k) any other Subsidiary with respect to which Lead Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (l) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or that is a FSHCO; provided that, notwithstanding the above, (x) Lead Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute the Guaranty Agreement as a “Subsidiary Guarantor” (and from and after the execution of the Guaranty Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation, and such Subsidiary shall grant a perfected lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement), pursuant to arrangements reasonably agreed between the Administrative Agent and Lead Borrower and subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and Lead Borrower and (y) if a Domestic Subsidiary serves as a guarantor under the ABL Credit Agreement, then it shall not constitute an “Excluded Subsidiary.” For the avoidance of doubt, no Borrower shall constitute an Excluded Subsidiary.

MACROBUTTON DocID

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, either pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof) or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to law in effect at the time such Lender (i) becomes a party to this Agreement (other than pursuant to an assignment required by a Borrower under Section 2.13) or (ii) designates a new lending office), except in each case to the extent such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 5.04(a) or (ii) is attributable to such recipient’s failure to comply with Section 5.04(b) or Section 5.04(c), (d) any Taxes imposed under FATCA and (e) U.S. federal backup withholding Taxes pursuant to Code Section 3406.

“Existing Credit Agreement” shall have the meaning provided in the recitals hereto.

“Existing Obligations” shall have the meaning provided in the recitals hereto.

“Extended Revolving Commitments” shall have the meaning provided in Section 2.14(a).

“Existing Revolving Commitments Tranche” shall have the meaning provided in Section 2.14(a)

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.14(a).

“Extended Term Loan Maturity Date” shall mean, with respect to any Tranche of Extended Term Loans, the date specified as such in the applicable Extension Amendment.

“Extended Term Loans” shall have the meaning provided in Section 2.14(a).

“Extending Lender” shall have the meaning provided in Section 2.14(c).

MACROBUTTON DocID

“Extension” shall mean any establishment of Extended Term Loans or Extended Revolving Commitments pursuant to Section 2.14 and the applicable Extension Amendment.

“Extension Amendment” shall have the meaning provided in Section 2.14(d).

“Extension Election” shall have the meaning provided in Section 2.14(c).

“Extension Request” shall have the meaning provided in Section 2.14(a).

“Extension Series” shall have the meaning provided in Section 2.14(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any such amended or successor version), any intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect to any of the foregoing and any Requirement of Law adopted and any agreements entered into pursuant to any such intergovernmental agreement.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“First Lien/Second Lien Intercreditor Agreement” shall mean any First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit M.

“First Restatement Effective Date” shall have the meaning provided in the Amendment and Restatement Agreement No. 1, such date being March 26, 2021.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.07.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Asset Sale” shall have the meaning provided in Section 5.02(j).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of such Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

MACROBUTTON DocID

“Foreign Recovery Event” shall have the meaning provided in Section 5.02(j).

“Foreign Subsidiaries” shall mean each Subsidiary of a Borrower that is not a Domestic Subsidiary.

“FSHCO” shall mean any Domestic Subsidiary that is a disregarded entity that has no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“Governmental Authority” shall mean the government of the United States of America, any other, supranational authority or nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include (w) each of the Lender Creditors, (x) any Person that was the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender and any Affiliate of the Administrative Agent, the Collateral Agent, any Lead Arranger or any Lender (even if the Administrative Agent, the Collateral Agent, such Lead Arranger such Lender subsequently ceases to be the Administrative Agent, the Collateral Agent, an Lead Arranger or a Lender under this Agreement for any reason) (i) at the time of entry into a particular Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement or (ii) in the case of a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement existing on the Closing Date, on the Closing Date, (y) any other Person from time to time designated by the Lead Borrower in writing and approved in writing by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) and (z) any other Secured Creditor.

“Guarantor” shall mean and include Holdings, each Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

“Guaranty” shall mean, as to any Guarantor, the guarantees granted by such Guarantor pursuant to the terms of the Guaranty Agreement.

“Guaranty Agreement” shall mean that certain First Lien Guaranty Agreement, dated as of the Closing Date, by and among the Guarantors party thereto and each additional Guarantor that becomes a party thereto from time to time.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under any Environmental Law.

“Holdings” shall have the meaning provided in the preamble hereto.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of Lead Borrower that, as of the end of the most recently ended Test Period, does not have: (a) (i) individually, assets in excess of 5.00% of Consolidated Total Assets; and (ii) when taken together with all other Immaterial Subsidiaries, assets in excess of 10.00% of Consolidated Total Assets; or (b) (i) individually, revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5.00% of the combined revenues of Lead Borrower and the Restricted Subsidiaries for such period; and (ii) when taken together with all other Immaterial Subsidiaries, revenues for the period of four consecutive fiscal quarters ending on such date in excess of 10.00% of the combined revenues of Lead Borrower and the Restricted Subsidiaries for such period.

“Incremental Amendment” shall mean an amendment to this Agreement among the Borrowers, the Administrative Agent and each Lender or Eligible Transferee providing the Incremental Commitments to be established thereby (including in the case of (x) Revolving Commitment Increases or Additional/Replacement

MACROBUTTON DocID

Revolving Commitments, modifying this Agreement as reasonably necessary to include provisions applicable to a revolving credit facility, including modifications establishing letter of credit and swing line subfacilities and (y) Incremental Term A Loan Commitments, modifying this Agreement as reasonably necessary to include provisions applicable to a term “A” loan facility), which amendment shall not be inconsistent with Section 2.15.

“Incremental Amount” shall mean, as of any date of determination, the sum of (a) the greater of $410,000,000 and 100% of Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (the “First Lien Fixed Dollar Incremental Amount”), plus (b) an amount (the “Prepayment Available Incremental Amount”) equal to the sum of all voluntary prepayments, voluntary repurchases and voluntary redemptions of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) (limited, in the case of (x) any voluntary prepayment in accordance with the provisions of Section 2.19 or Section 2.20 or similar provisions in the definitive documentation with respect to such Refinancing Notes/Loans or other Indebtedness, to the cash payment made by any Credit Party or Restricted Subsidiary therefor, (y) any voluntary prepayment of any revolving loans incurred under this Agreement (if any) secured on a pari passu basis with the Term Loans or the ABL Facility, in each case, to the extent accompanied with a corresponding permanent reduction of the revolving commitments thereunder) and (z) all Indebtedness set forth in this clause (b) that is purchased by Holdings or any of its Subsidiaries at a below-par purchase, to the extent of the amount of cash used to make such purchase and not the principal amount acquired (in each case other than with the proceeds of long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement or any other revolving loans)) in each case prior to such date; provided that no Incremental Term Loan or Indebtedness incurred pursuant to Section 10.04(xxvii) in reliance on the Prepayment Available Incremental Amount shall be secured on a greater priority basis than that by which the Indebtedness so repaid and underlying such portion of the Prepayment Available Incremental Amount so utilized was secured, less (c) the aggregate principal amount of Incremental Term Loans incurred pursuant to Section 2.15(a)(v)(x) and Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt incurred pursuant to Section 10.04(xxvii)(A)(1) prior to such date (clauses (a), (b) and (c), collectively, the “Fixed Dollar Incremental Amount”), plus (d) an unlimited amount so long as either (i) (A) in the case of any Indebtedness secured by a Lien on the Collateral that is pari passu with any Lien on the Collateral securing the Obligations, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of such date would not exceed either (x) 4.20:1.00 or (y) at the election of Lead Borrower in connection with any Permitted Acquisition or similar Investment permitted hereunder, the Consolidated First Lien Net Leverage Ratio as of the end of the most recently ended Test Period, (B) solely for purposes of Section 10.04(xxvii), in the case of any Permitted Junior Debt consisting of Indebtedness secured by the Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations, the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of such date would not exceed either (x) 5.20:1.00 or (y) at the election of Lead Borrower in connection with any Permitted Acquisition or similar Investment permitted hereunder, the Consolidated Secured Net Leverage Ratio as of the end of the most recently ended Test Period or (C) solely for purposes of Section 10.04(xxvii), in the case of any Permitted Junior Debt consisting of unsecured Indebtedness, the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of such date would not either (x) exceed 5.20:1.00 or (y) at the election of Lead Borrower in connection with any Permitted Acquisition or similar Investment permitted hereunder, the Consolidated Total Net Leverage Ratio as of the end of the most recently ended Test Period or (ii) the Consolidated Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of such date would not be less than either (x) 2.00:1.00 or (y) at the election of Lead Borrower in connection with any Permitted Acquisition or similar Investment permitted hereunder, the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period (amounts pursuant to this clause (d), the “Incurrence-Based Incremental Amount” and each of clauses (d)(i)(A), (d)(i)(B), (d)(i)(C) and (d)(ii), an “Incurrence-Based Incremental Facility Test”) (it being understood that (1) the Borrowers may utilize the Incurrence-Based Incremental Amount prior to the Fixed Dollar Incremental Amount and that amounts under each of the Fixed Dollar Incremental Amount and the Incurrence-Based Incremental Amount may be used in a single transaction, (2) any amounts utilized under the Fixed Dollar Incremental Amount shall be reclassified, as Lead Borrower may elect from time to time, as incurred under the Incurrence-Based Incremental Amount if the Borrower meets any applicable Incurrence-Based Incremental Facility Test at such time on a Pro Forma Basis, and if any applicable Incurrence-Based Incremental Facility Test would be satisfied on a Pro Forma Basis as of the end of any subsequent Test Period after the initial utilization under the Fixed Dollar Incremental Amount, such reclassification shall be deemed to have automatically occurred whether or not elected by Lead Borrower) and (3) any calculation of the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or Consolidated Fixed Charge

MACROBUTTON DocID

Coverage Ratio on a Pro Forma Basis pursuant to an Incurrence-Based Incremental Facility Test above may be determined, at the option of the Lead Borrower, without giving effect to any simultaneous establishment or incurrence of any amounts utilizing any Fixed Dollar Incremental Amount.

“Incremental Borrowing Date” shall mean (a) with respect to any Incremental Term Loan, any Incremental Term Loan Borrowing Date, and (b) with respect to any Revolving Commitment Increase or any Additional/Replacement Revolving Commitment, each date on which such Revolving Commitment Increase or Additional/Replacement Revolving Commitments are effective pursuant to Section 2.15, which such date shall be the date of the effectiveness of the respective Incremental Amendment pursuant to which such Revolving Commitment Increase or Additional/Replacement Revolving Commitments are established.

“Incremental Commitments” shall mean Revolving Commitment Increases, Additional/Replacement Revolving Commitments, and/or Incremental Term Loan Commitments, as applicable.

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Borrowing Date, the satisfaction of each of the following conditions: (a) no Event of Default then exists or would result therefrom (provided, that with respect to any Incremental Commitment requested with respect to any Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05); (b) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Collateral Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications or supplements and (c) the delivery by Lead Borrower to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clause (a); it being understood that in no event shall any representations and warranties contained herein and in the other Credit Documents be required to be made or true and correct on any Incremental Borrowing Date except to the extent required by the Lenders providing such Incremental Commitment.

“Incremental Facility” shall have the meaning provided in Section 2.15(a).

“Incremental Lender” shall have the meaning provided in Section 2.15(b).

“Incremental Loans” shall mean the Loans made pursuant to the Incremental Commitments.

“Incremental Revolving Loan” shall mean Loans made pursuant to the Additional/Replacement Revolving Commitments.

“Incremental Term A Loan” means an Incremental Term Loan under a term “A” loan facility made by any Term A Lender pursuant to an Incremental Term A Loan Commitment.

“Incremental Term A Loan Commitment” shall mean, with respect to each Term A Lender, the Incremental Term Loan Commitment of such Lender to make Incremental Term Loans under a term “A” loan facility.

“Incremental Term Loan” shall have the meaning provided in Section 2.01(b).

“Incremental Term Loan Borrowing Date” shall mean, (a) with respect to each Tranche of Incremental Term Loans, other than delayed draw Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.01(b), which date shall be the date of the effectiveness of the respective Incremental Amendment pursuant to which such Incremental Term Loans are to be made and (b) with respect to any Incremental Term Loan Commitment with respect to delayed draw Incremental Term Loans, each date on which such Incremental Term Loan Commitment is effective pursuant to Section 2.15, which such date shall be the date of the effectiveness of the respective Incremental Amendment pursuant to which such Incremental Term Loan Commitment is established.

MACROBUTTON DocID

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.15 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Amendment delivered pursuant to Section 2.15, as the same may be terminated pursuant to Sections 4.02 and/or 11.

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.07.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, any Treasury Services Agreement or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person or (b) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of Lead Borrower and its Restricted Subsidiaries.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party under any Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Independent Assets or Operations” shall mean, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Lead Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.00% of such Parent Company’s corresponding consolidated amount.

“Initial Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Amendment relating thereto; provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Initial Interest Period” shall have the meaning provided in Section 2.01(a).

“Initial Maturity Date for Initial Term Loans” shall mean the date that is seven years after the Second Restatement Effective Date, or if such date is not a Business Day, the next preceding Business Day.

“Initial Term Loan Commitment” shall mean, with respect to an Additional Refinancing Term Loan Lender, the commitment of such Additional Refinancing Term Loan Lender to make an Additional Initial Term Loan hereunder on the Second Restatement Effective Date, in the amount set forth opposite such Lender’s name on Schedule 2.01, as the same may be terminated pursuant to Sections 4.02 and/or 11. The aggregate amount of the Initial Term Loan Commitments of all Additional Refinancing Term Loan Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term Loans.

MACROBUTTON DocID

“Initial Term Loans” shall mean the Term Loans made on the Second Restatement Effective Date pursuant to Section 2.01(a).

“Initial Tranche” shall have the meaning provided in the definition of the term “Tranche.”

“Intellectual Property” shall have the meaning provided in Section 8.20.

“Interest Determination Date” shall mean, with respect to any Term SOFR Term Loan, the second Business Day prior to the commencement of any Interest Period relating to such Term SOFR Term Loan.

“Interest Expense” shall mean the aggregate consolidated interest expense (net of interest income) of Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with U.S. GAAP, including amortization or original issue discount on any Indebtedness and amortization of all fees payable in connection with the incurrence of such Indebtedness, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capitalized Lease Obligations, and, to the extent not included in such interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities.

“Interest Payment Date” shall mean (a) with respect to any Base Rate Term Loan, the last day of each March, June, September and December and (b) with respect to any Term SOFR Term Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Internally Generated Cash” shall mean cash generated from Lead Borrower and its Restricted Subsidiaries’ operations or borrowings under the ABL Credit Agreement, any similar working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04 and not representing (i) a reinvestment by Lead Borrower or any Restricted Subsidiaries of the Net Sale Proceeds of any Asset Sale or Net Insurance Proceeds of any Recovery Event, (ii) the proceeds of any issuance of any Equity Interests or any Indebtedness of Lead Borrower or any Restricted Subsidiary (excluding borrowings under the ABL Credit Agreement, any similar working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04) or (iii) any credit received by Lead Borrower or any Restricted Subsidiary with respect to any trade-in of property for substantially similar property or any “like kind exchange” of assets.

“Investments” shall have the meaning provided in Section 10.05.

“ISDA CDS Definitions” shall have the meaning provided in Section 13.12(i).

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt is issued, incurred or otherwise obtained and each of their successors in such capacities.

MACROBUTTON DocID

“Latest Maturity Date” shall mean, at any time, (a) with respect to the Term Loans, the latest Maturity Date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time and (b) with respect to the Revolving Commitments, the latest Maturity Date applicable to any Revolving Commitments hereunder at such time, including the latest maturity date of any Refinancing Revolving Commitments, Revolving Commitment Increase or Additional/Replacement Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.

“LCT Election” shall have the meaning provided in Section 1.03.

“LCT Test Date” shall have the meaning provided in Section 1.03.

“Lead Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., BMO Capital Markets Corp. and Deutsche Bank Securities Inc. in their capacities as joint lead arrangers and/or bookrunners for this Agreement.

“Lead Borrower” shall have the meaning provided in the preamble hereto.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15, 2.18 or 13.04(b).

“Lender Creditors” shall mean the Agents, the Lenders and the Indemnified Persons.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed or statutory trust, security conveyance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

“Limited Condition Acquisition” shall mean any acquisition (including by way of merger) or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” shall mean any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness), any Disposition, the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a).

“Limited Originator Recourse” shall mean a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Entity under a Qualified Securitization Transaction, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.

“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the Uniform Commercial Code of the State of New York.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Acquisition” means any Permitted Acquisition or other Investment (including any Investment in a Similar Business) the aggregate consideration for which exceeds $200,000,000.

MACROBUTTON DocID

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, assets, financial condition or results of operations of Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents or (iii) a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.

“Material Intellectual Property” shall mean any Intellectual Property that is, in the good faith determination of the Lead Borrower, material to the operation of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Investment” means any Investment, the aggregate consideration for which is greater than $200,000,000.

“Material Real Property” shall mean each parcel of Real Property that is now or hereafter owned in fee by any Credit Party that (together with any other parcels constituting a single site or operating property) has a fair market value (as determined by Lead Borrower in good faith) of at least $45,000,000.

“Material Subsidiary” shall mean each Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” shall mean (a) with respect to any Initial Term Loans, the Initial Maturity Date for Initial Term Loans, (b) with respect to any Tranche of Extended Term Loans, the Extended Term Loan Maturity Date applicable thereto, (c) with respect to any Incremental Term Loans that have not been extended pursuant to Section 2.14, the Initial Incremental Term Loan Maturity Date applicable thereto, (d) with respect to any Revolving Loans provided pursuant to Additional/Replacement Revolving Commitments, the final maturity date set forth for such Tranche of Additional/Replacement Revolving Commitments in the Incremental Amendment relating thereto and (e) with respect to any Tranche of Extended Revolving Commitments and any Revolving Loans made pursuant thereto, the Extended Revolving Maturity Date applicable thereto. For the avoidance of doubt, the parties understand that no waiver of any Default, Event of Default or mandatory prepayment shall constitute an extension of the Maturity Date.

“Maximum Permitted Borrowing Base” means, as of any date, an amount equal to: (1) 90.0% of the book value of all accounts receivable owned by Lead Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, plus (2) the lesser of (i) 75.0% of the book value of all inventory owned by Lead Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date and (ii) 90.0% of the net orderly liquidation value of all inventory owned by Lead Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, plus (3) 100.0% of unrestricted cash and Cash Equivalents held by Lead Borrower and its Restricted Subsidiaries, all calculated on a Pro Forma Basis.

“MFN Pricing Test” shall have the meaning provided in Section 2.15(a).

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minimum Purchase Condition” shall have the meaning assigned to such term in Section 2.19(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, debenture, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Mortgaged Property” shall mean any Material Real Property of Lead Borrower or any of its Restricted Subsidiaries which is required to be encumbered by a Mortgage.

MACROBUTTON DocID

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which Lead Borrower or a Restricted Subsidiary of Lead Borrower has any obligation or liability, including on account of an ERISA Affiliate.

“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, an amount in cash equal to the gross cash proceeds received by the respective Person from such incurrence, net of underwriting discounts, commissions, fees and other costs of, and expenses associated with, such incurrence.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, an amount in cash equal to the gross cash proceeds received by the respective Person in connection with such Recovery Event, net of (i) costs of, and expenses associated with, such Recovery Event (including any costs incurred by Lead Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of Lead Borrower or such Restricted Subsidiary in respect thereof), (ii) any taxes paid or payable as a result of such Recovery Event (including Lead Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Recovery Event, including pursuant to tax sharing arrangements or any tax distributions), (iii) required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were the subject of such Recovery Event or would be in default under the terms thereof as a result of such theft, loss, physical destruction, damage, taking or similar event underlying such Recovery Event and (iv) to the extent such Recovery Event involves any theft, loss, physical destruction, damage, taking or similar event with respect to Investments made after the First Restatement Effective Date, the permissibility of which was contingent upon the utilization of the Available Amount, the portion of the Available Amount so utilized in connection with such initial Investment.

“Net Sale Proceeds” shall mean, with respect to any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (i) costs of, and expenses associated with, such Asset Sale (including fees and commissions), (ii) any taxes paid or payable as a result of such Asset Sale (including Lead Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Asset Sale, including pursuant to tax sharing arrangements or any tax distributions), (iii) payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were sold or would be in default under the terms thereof as a result of such Asset Sale), (iv) amounts provided as a reserve in accordance with U.S. GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve to Lead Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds), (v) cash escrows from the sale price for such Asset Sale (provided that to the extent and at the time any such amounts are released from escrow to Lead Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds) and (vi) to the extent such Asset Sale involves any disposition of Investments made after the First Restatement Effective Date, the permissibility of which was contingent upon the utilization of the Available Amount, the portion of the Available Amount so utilized in connection with such initial Investment.

“Net Short Lender” shall have the meaning provided in Section 13.12(i).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Exchanged Term Loan” means each Term B-3 Loan outstanding immediately prior to the Second Restatement Effective Date (or portion thereof) under this Agreement (as in effect immediately prior to the Second Restatement Effective Date) other than an Exchanged Term Loan.

“Note” shall mean each Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

MACROBUTTON DocID

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06(a).

“Notice Office” shall mean the office of the Administrative Agent set forth in Schedule 13.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Notice of Prepayment” shall have the meaning provided in Section 5.01(a).

“Obligations” shall mean (i) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance by any Credit Party of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest on the Term Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Credit Party or for which any Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (in each case, including interest, fees and other amounts accruing during any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) and (ii) liabilities and indebtedness of Lead Borrower or any of its Restricted Subsidiaries owing under any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement (with respect to any Subsidiary Guarantor, other than any Excluded Swap Obligation of such Subsidiary Guarantor) entered into by Lead Borrower or any of its Restricted Subsidiaries, whether now in existence or hereafter arising. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party or Restricted Subsidiary under any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Borrowers or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Open Market Purchase” shall have the meaning provided in Section 2.20(a).

“Original Credit Agreement” shall have the meaning provided in the recitals hereto.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9,

MACROBUTTON DocID

2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Parent Company” shall mean any direct or indirect parent company of Lead Borrower.

“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Pari Passu Representatives for holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be pari passu with such Liens in favor of the Pari Passu Representatives (for the benefit of the holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Pari Passu Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent and Lead Borrower.

“Pari Passu Representative” shall mean, with respect to any series of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof), the trustee, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof) are issued and each of their successors in such capacities.

“Participant” shall have the meaning provided in Section 13.04(c).

“Participant Register” shall have the meaning provided in Section 13.04(c).

“Patent Security Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Patriot Act” shall have the meaning provided in Section 13.16.

“Payment in Full” shall mean (i) all Commitments have terminated and (ii) all Obligations (other than (i) contingent indemnification obligations as to which no claim has been made or notice has been given and (ii) obligations in respect of Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements) have been paid in full.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall have the meaning provided in the Security Agreement.

“Permitted ABL Debt” means (i) Indebtedness incurred pursuant to the ABL Credit Agreement and the other ABL Credit Documents in an aggregate principal amount not to exceed $150,000,000 plus any amounts incurred under Section 2.15(a) of the ABL Credit Agreement (as in effect on the Second Restatement Effective Date, or any similar provision of any subsequent ABL Credit Agreement which does not modify the financial tests and dollar baskets set forth in Section 2.15(a) of the ABL Credit Agreement (as in effect on the Second Restatement Effective Date) in a manner that is less restrictive to the Credit Parties in any material respect (it being understood and agreed that, to the extent relevant in the determination of the aggregate amount of “Revolving Commitment Increase” (under and as defined in the ABL Credit Agreement), the definition of “Borrowing Base” (under and as defined in the ABL Credit Agreement) or any component definitions thereof shall refer to such terms as it may be amended or modified from time to time pursuant to the ABL Credit Agreement, provided that in no event shall the “Borrowing Base” exceed the Maximum Permitted Borrowing Base) and (ii) any Permitted Refinancing Indebtedness in respect thereof solely to the extent it is in the form of (x) Incremental Term A Loan Commitment, (y) a Revolving Commitment Increase or an Additional/Replacement Revolving Commitment or (z) any other term “A” loan facility or revolving cash flow credit facility.

MACROBUTTON DocID

“Permitted Acquisition” shall mean any other acquisition by Lead Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that, in the case of this clause (y), (i) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (ii) all applicable requirements of Section 9.14 are satisfied.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Investment” shall have the meaning provided in Section 10.05.

“Permitted Junior Debt” shall mean any Permitted Junior Notes and any Permitted Junior Loans.

“Permitted Junior Debt Documents” shall mean any Permitted Junior Notes Documents and any Permitted Junior Loan Documents.

“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Loans” shall mean any Indebtedness of Lead Borrower or any Restricted Subsidiary in the form of unsecured or secured loans; provided that (i) except as provided in clause (v) below, no such Indebtedness, to the extent incurred by any Credit Party, shall be secured by any asset of Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, a Borrower or a Subsidiary Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (iv) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement before prepaying or offering to prepay such Indebtedness, (v) in the case of any such Indebtedness incurred by a Credit Party that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Intercreditor Agreement and (vi) to the extent incurred by any Credit Party, the negative covenants and events of default, taken as a whole, (i) shall not be materially more favorable to the lenders providing such Permitted Junior Loans than the related provisions contained in this Agreement; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred, or (y) in the event that any agreement evidencing such Indebtedness contains such terms that are materially more favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be

MACROBUTTON DocID

conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes” shall mean any Indebtedness of Lead Borrower or any Restricted Subsidiary in the form of notes and incurred pursuant to one or more issuances of such notes; provided that (i) except as provided in clause (vii) below, no such Indebtedness, to the extent incurred by any Credit Party, shall be secured by any asset of Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, a Borrower or a Subsidiary Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (iv) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement before offering to purchase such Indebtedness, (v) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (vi) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (vii) in the case of any such Indebtedness incurred by a Credit Party that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Intercreditor Agreement and (viii) to the extent incurred by any Credit Party, the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness (i) shall not be materially more favorable to the holders of such Permitted Junior Notes than the related provisions contained in this Agreement,; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred or (y) in the event that any indenture evidencing such Indebtedness contains such terms that are materially more favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (viii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.01.

MACROBUTTON DocID

“Permitted Notes” shall mean and include (i) any Permitted Junior Notes and (ii) any Permitted Pari Passu Notes.

“Permitted Pari Passu Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Pari Passu Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Loans” shall mean any Indebtedness of the Lead Borrower or any Restricted Subsidiary in the form of secured loans; provided that, (i) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, the Lead Borrower or any Subsidiary Guarantor, (ii) if incurred as term loans, no such Indebtedness shall have (x) a final stated maturity prior to the Latest Maturity Date of the Term Loans as of the date such Indebtedness was incurred and (y) a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, for (A) term “A” loans provided primarily by lenders that are Regulated Banks, (B) interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the requirements of this clause (ii) and (C) a 364-day bridge loans, (iii) if incurred as revolving loans, no such Indebtedness shall (x) to the extent any other Revolving Commitments are outstanding at such time, have a maturity date earlier than the then latest maturing Tranche of any then outstanding Revolving Commitments or (y) be subject to any amortization, (iv) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit the Lead Borrower or the respective Subsidiary from repaying Term Loans under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (v)(a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Administrative Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Pari Passu Loans by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and Holdings, the Lead Borrower and the Subsidiary Guarantors shall have acknowledged, the Pari Passu Intercreditor Agreement and (vi) to the extent incurred by any Credit Party, the negative covenants and events of default, taken as a whole, contained in the agreement governing such Indebtedness (i) shall not be materially more favorable to the lenders providing such Permitted Pari Passu Loans than the related provisions contained in this Agreement, except for terms and provisions customary for revolving facilities and term “A” facilities (including any financial maintenance covenant); provided that any such terms may be more favorable to the extent they (x) take effect after the applicable Latest Maturity Date as of the date such Indebtedness was incurred or (y) in the event that any agreement evidencing such Indebtedness contains such terms that are more materially favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Pari Passu Notes” shall mean any Indebtedness of Lead Borrower or any Restricted Subsidiary in the form of notes and incurred pursuant to one or more issuances of such notes; provided that (i) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, a Borrower or a Subsidiary Guarantor, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case prior to the Latest Maturity Date as of the date such Indebtedness was incurred,

MACROBUTTON DocID

(iii) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Lead Borrower or the respective Subsidiary from repaying obligations under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (iv) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (v) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (vi) (a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Collateral Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial issue of Permitted Pari Passu Notes by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Pari Passu Intercreditor Agreement and (vii) the negative covenants and events of defaults, taken as a whole, contained in the indenture governing such Indebtedness (i) shall not be materially more favorable to the holders of such Permitted Pari Passu Notes than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they (x) take effect after the Latest Maturity Date as of the date such Indebtedness was incurred or (y) in the event that any indenture evidencing such Indebtedness contains such terms that are more materially favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) as are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Pari Passu Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Pari Passu Notes Indenture and the Permitted Pari Passu Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Pari Passu Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing Indebtedness” shall mean Indebtedness incurred by Lead Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, including any previously issued Permitted Refinancing Indebtedness, so long as:

(1) the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness (including any unused commitments therefor that are able to be drawn at such time) being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest and fees on such Refinanced Debt, plus (c) the amount of any tender or redemption premium paid thereon or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;

MACROBUTTON DocID

(2) such Permitted Refinancing Indebtedness (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the requirements of this clause) has a:

(a) except with respect to any Permitted ABL Debt, Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b) final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness was incurred);

(3) to the extent such Permitted Refinancing Indebtedness Refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the subordination terms applicable to the Refinanced Debt, (b) Indebtedness that is secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Lien subordination terms applicable to the Refinanced Debt, (c) Indebtedness that is secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions applicable to the Refinanced Debt or (d) Permitted ABL Debt, such Permitted Refinancing Indebtedness is (i) unsecured, (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders that the terms the Collateral sharing provisions applicable to the Refinanced Debt or (iii) secured by first-priority Liens, which are senior to the Liens that secure the Obligations, on the ABL Collateral (as defined in the ABL Intercreditor Agreement) and by second-priority Liens, which are subordinated to the Liens that secure the Obligations, on the Fixed Asset Collateral (as defined in the ABL Intercreditor Agreement) on terms that are, taken as a whole, not materially less favorable to the Lenders that the Collateral sharing provisions set forth in the ABL Intercreditor Agreement; and

(4) subject to Section 10.01(vi), such Permitted Refinancing Indebtedness shall not be secured by any assets or property of Lead Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof);

provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of Lead Borrower that is not a Borrower or a Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under clause (iii) or (v) of Section 10.04.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Lead Borrower or a Restricted Subsidiary of Lead Borrower or with respect to which Lead Borrower or a Restricted Subsidiary of Lead Borrower has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“Plan of Reorganization” shall have the meaning provided in Section 13.04(j)(ii).

MACROBUTTON DocID

“Platform” shall mean Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system.

“Pledged Collateral” shall have the meaning provided in the Security Agreement.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 2.16(a).

“Prime Rate” shall mean the rate publicly announced from time to time by the Administrative Agent as its “prime rate,” such “prime rate” to change when and as such prime lending rate changes. The Prime Rate is set by the Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” shall mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transaction, any acquisition, merger, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreements or Other Hedging Agreements applicable to such Indebtedness);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;

MACROBUTTON DocID

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Lead Borrower may designate; and

(4) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act; provided that any such adjustments, other than Specified Permitted Adjustments, that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” shall mean, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Lead Borrower (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Lead Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Projections” shall mean the detailed projected consolidated financial statements of Lead Borrower and its Subsidiaries (after giving effect to the Transaction) delivered to the Administrative Agent on or prior to the Second Restatement Effective Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” shall mean a Lender whose representatives may trade in securities of Lead Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by Lead Borrower under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 13.24.

“Qualified Preferred Stock” shall mean any preferred capital stock of Holdings or Lead Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date as of the date such

MACROBUTTON DocID

Qualified Preferred Stock was issued other than (i) provisions requiring payment solely (or with provisions permitting Holdings or Lead Borrower, as applicable, to opt to make payment solely) in the form of common Equity Interests, Qualified Preferred Stock of Holdings or Lead Borrower or cash in lieu of fractional shares, as applicable, or any Equity Interests of any direct or indirect Parent Company of Holdings or Lead Borrower, as applicable, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to Payment in Full or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of Holdings or Lead Borrower, as applicable, or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) give Holdings or Lead Borrower the option to elect to pay such dividends or distributions on a non-cash basis or otherwise do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.

“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1) the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of the Lead Borrower) or the applicable Restricted Subsidiary shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to Lead Borrower or the applicable Restricted Subsidiary;

(2) all sales of accounts receivable and related assets to the Securitization Entity are made at fair market value (as determined in good faith by Lead Borrower or the applicable Restricted Subsidiary) and may include Standard Securitization Undertakings; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Lead Borrower) and may include Standard Securitization Undertakings and Limited Originator Recourse.

Notwithstanding anything to the contrary, the grant of a security interest in any accounts receivable of any Credit Party to secure Indebtedness or other obligations under this Agreement, the ABL Credit Agreement shall not be deemed a Qualified Securitization Transaction.

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean (a) any accounts receivable and the proceeds thereof owed to a Borrower or a Restricted Subsidiary subject to a Receivables Facility and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are, in each case, sold, conveyed, assigned or otherwise transferred or pledged by a Borrower or a Restricted Subsidiary to a commercial bank in connection with a Receivables Facility.

“Receivables Facility” shall mean an agreement between the Borrower or a Restricted Subsidiary and a commercial bank that is entered into at the request of a customer of the Borrower or a Restricted Subsidiary, pursuant to which (a) the Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank accounts receivable owing by such customer, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, and (b) the obligations of

MACROBUTTON DocID

the Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Restricted Subsidiary.

“Recovery Event” shall mean the receipt by Lead Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Lead Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Lead Borrower or any of its Restricted Subsidiaries in respect of any such event.

“Reference Period” shall have the meaning provided in the definition of the term “Pro Forma Basis.”

“Refinanced Debt” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinancing Effective Date” shall have the meaning specified in Section 2.18(a).

“Refinancing Note/Loan Documents” shall mean the Refinancing Notes/Loans, the Refinancing Notes Indenture and all other documents executed and delivered with respect to the Refinancing Notes/Loans or Refinancing Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Refinancing Notes/Loans” shall mean Permitted Junior Debt, Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Indebtedness that would constitute Permitted Junior Debt, Permitted Pari Passu Notes or Permitted Pari Passu Loans except as a result of a failure to comply with any maturity, weighted life to maturity or amortization requirement applicable thereto), in each case, that constitute Permitted Refinancing Indebtedness in respect of any Loans.

“Refinancing Notes Indenture” shall mean the indenture entered into with respect to the Refinancing Notes and pursuant to which same shall be issued.

“Refinancing Revolving Commitments” shall mean one or more tranches of Revolving Commitments hereunder that result from a Refinancing Revolving Amendment.

“Refinancing Revolving Lender” shall have the meaning specified in Section 2.18(d).

“Refinancing Revolving Loans” shall mean Revolving Loans made pursuant to any Refinancing Revolving Commitments.

“Refinancing Term Loan Amendment” shall have the meaning specified in Section 2.18(c).

“Refinancing Term Loan Commitments” shall mean one or more commitments hereunder to provide a new Tranche of Refinancing Term Loans or Refinancing Term Loans under an existing Tranche of Term Loans.

“Refinancing Term Loan Lender” shall have the meaning specified in Section 2.18(b).

“Refinancing Term Loan Series” shall have the meaning specified in Section 2.18(b).

“Refinancing Term Loans” shall have the meaning specified in Section 2.18(a).

“Register” shall have the meaning provided in Section 13.04(b)(iv).

“Regulated Bank” shall mean an (i) Approved Commercial Bank that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under

MACROBUTTON DocID

section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (ii) any Affiliate of a Person set forth in clause (i) above to the extent that (a) all of the Equity Interest of such Affiliate is directly or indirectly owned by either (x) such Person set forth in clause (i) above or (y) a parent entity that also owns, directly or indirectly, all of the Equity Interest of such Person set forth in clause (i) and (b) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Rejection Notice” shall have the meaning assigned to such term in Section 5.02(k).

“Related Adjustment” shall mean, in determining any Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such Successor Rate:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion; or

(b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Party” shall mean (a) [reserved]; (b) with respect to any officer of Lead Borrower or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships and (c) with respect to any Agent, such Agent’s Affiliates and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, of any Hazardous Material into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Replaced Lender” shall have the meaning provided in Section 2.13.

MACROBUTTON DocID

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Repricing Transaction” shall mean (1) the incurrence by Lead Borrower or any of its Restricted Subsidiaries of any Indebtedness in the form of syndicated term loans secured by the Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations (including, without limitation, any new or additional term loans under this Agreement (including Refinancing Term Loans), whether incurred directly or by way of the conversion of Initial Term Loans into a new tranche of replacement term loans under this Agreement) (i) having an Effective Yield that is less than the Effective Yield for Initial Term Loans, (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (2) an amendment to this Agreement resulting in an effective reduction in the Applicable Margin for Initial Term Loans (with such determination to be made in the reasonable judgment of the Administrative Agent, consistent with generally accepted financial practices), in each case, to the extent the primary purpose of such incurrence or amendment is to reduce the Effective Yield applicable to the Initial Term Loans; provided that any prepayment, replacement or amendment in connection with (i) a Change of Control, (ii) a Material Acquisition or Material Investment or (iii) any other acquisition or Investment not permitted by this Agreement or permitted but with respect to which Lead Borrower has determined in good faith that this Agreement will not provide sufficient flexibility for the operation of the combined business following consummation thereof, in each case, shall not constitute a Repricing Transaction.

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represents greater than 50% of the sum of all outstanding principal of Term Loans of Non-Defaulting Lenders at such time.

“Requirement of Law” or “Requirements of Law” shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” has the meaning as defined in Section 2.04(b).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, its chief financial officer, chief executive officer, president, or any vice president, managing director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of Lead Borrower, or any other officer of Lead Borrower having substantially the same authority and responsibility.

“Restricted Subsidiary” shall mean each Subsidiary of Lead Borrower other than any Unrestricted Subsidiaries. Each Subsidiary of Lead Borrower that is a Borrower shall constitute a Restricted Subsidiary.

“Retained ECF Percentage” shall mean, with respect to any Excess Cash Flow Payment Period (a) 100% minus (b) the Applicable ECF Prepayment Percentage with respect to such Excess Cash Flow Payment Period.

“Retained Excess Cash Flow Amount” shall mean, with respect to any Excess Cash Flow Payment Period, an amount (which shall not be less than zero) equal to the Retained ECF Percentage multiplied by Excess Cash Flow for such Excess Cash Flow Payment Period.

“Returns” shall have the meaning provided in Section 8.09.

MACROBUTTON DocID

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Revolving Loans hereunder pursuant to a Revolving Commitment Increase, Additional/Replacement Revolving Commitment or Refinancing Revolving Commitment.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Rollover Initial Term Lender” means each Lender with a Term B-3 Loan outstanding on the Second Restatement Effective Date that has consented to exchange such Term B-3 Loan into an Initial Term Loan, and that has been allocated such Initial Term Loan by the Administrative Agent.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by Lead Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by Lead Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctioned Country” shall mean a country, region or territory that at any time is the subject or target of any comprehensive territorial(as of the Second Restatement Effective Date, the so-called Donstk People’s Republic, so-called Luhansk People’s Republic and the Crimea region of the Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons described in the foregoing clause (a) or (b), or (d) any person that is otherwise subject to Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“Scheduled Repayment” shall have the meaning provided in Section 5.02(a).

“Scheduled Repayment Date” shall have the meaning provided in Section 5.02(a).

“Scheduled Unavailability Date” shall have the meaning provided in Section 2.16(a).

“SEC” shall have the meaning provided in Section 9.01(g).

“Second Restatement Effective Date” shall have the meaning provided in the Amendment and Restatement Agreement No. 2, such date being October 17, 2025.

“Section 9.01 Financials” shall mean the annual and quarterly financial statements required to be delivered pursuant to Sections 9.01(a) and (b).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

MACROBUTTON DocID

“Securitization Assets” shall mean (a) the accounts receivable subject to a Securitization Transaction and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by Lead Borrower or any Restricted Subsidiary in connection with a Securitization Financing.

“Securitization Entity” shall mean a Wholly-Owned Restricted Subsidiary of Lead Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with Lead Borrower in which Lead Borrower or any Restricted Subsidiary of Lead Borrower makes an Investment and to which Lead Borrower or any Restricted Subsidiary of Lead Borrower transfers Securitization Assets) that is designated by the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of the Lead Borrower) (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of Securitization Assets and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Lead Borrower or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (b) is recourse to or obligates Lead Borrower or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (c) subjects any asset of Lead Borrower or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(2) with which neither Lead Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to Lead Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Lead Borrower; and

(3) to which neither Lead Borrower nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction or a Receivables Facility.

“Securitization Repurchase Obligation” shall mean any obligation of a seller of receivables in a Qualified Securitization Transaction or a Receivables Facility, as applicable, to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by Lead Borrower, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which Lead Borrower, such Restricted Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Lead Borrower or any of its Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Lead Borrower or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Lead Borrower or any of its Restricted Subsidiaries which arose in the ordinary course of business of Lead Borrower or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and

MACROBUTTON DocID

contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Security Agreement” shall mean that certain Amended and Restated First Lien Security Agreement, dated as of the Second Restatement Effective Date, by and among Holdings, the Lead Borrower, the Collateral Agent and the other parties party thereto.

“Security Document” shall mean and include each of the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary to any line of business engaged in by Lead Borrower and its Restricted Subsidiaries on the Second Restatement Effective Date (after giving effect to the Transaction) or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature in the ordinary course of business on their respective stated maturities and are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; and (iv) such Person and its Subsidiaries on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.

“Specified Permitted Adjustments” shall mean all adjustments identified in the calculation of “Pro Forma Adjusted EBITDA” in the confidential information memorandum for the Initial Term Loans to the extent such adjustments, without duplication, continue to be applicable to the reference period (it being understood that such adjustments shall be calculated net of the amount of actual benefits realized or expected to be realized during such reference period that are otherwise included in the calculation of Consolidated EBITDA).

“Specified Representations” shall mean the representations and warranties of the Credit Parties set forth in Sections 8.02, 8.03(iii) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence of such Tranche of Term Loans in the case of the Borrowers, the provision or reaffirmation of the applicable Guaranty in the case of each Guarantor and the grant or reaffirmation of the Liens in the Collateral to the Collateral Agent for the benefit of the Secured Creditors in the case of all Credit Parties), 8.05(b), 8.08(c) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.08(d) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.11, 8.15 (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof and solely with respect to Patriot Act, FCPA, Sanctions and other anti-terrorism, anti-money laundering and Anti-Corruption Laws) and 8.16.

MACROBUTTON DocID

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Lead Borrower or any of its Subsidiaries which Lead Borrower has determined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordinated Indebtedness” shall mean any Indebtedness that is expressly subordinated in right of payment to the Obligations.

“Subsequent Transaction” shall have the meaning provided in Section 1.03.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is not a Borrower in existence on the Second Restatement Effective Date (after giving effect to the Transaction) other than any Excluded Subsidiary, as well as each Restricted Subsidiary that is not a Borrower established, created or acquired after the Second Restatement Effective Date which becomes a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of the Guaranty Agreement.

“Successor Rate” shall have the meaning assigned to such term in Section 2.16(a).

“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Supported QFC” shall have the meaning provided in Section 13.24.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Target Person” shall have the meaning provided in Section 10.05.

“Tax Group” shall have the meaning provided in Section 10.03(vi)(B).

MACROBUTTON DocID

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority in the nature of a tax, including interest, penalties and additions to tax with respect thereto.

“Term A Lender” means a Lender with an Incremental Term A Loan Commitment to make Incremental Term A Loans hereunder.

“Term B-3 Loan” shall have the meaning assigned to such term in the Existing Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Term Loan Commitment” shall mean, for each Lender, its Initial Term Loan Commitment, its Refinancing Term Loan Commitment or its Incremental Term Loan Commitment.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Term Loans” shall mean the Initial Term Loans, each Incremental Term Loan, each Refinancing Term Loan and each Extended Term Loan.

“Term Note” shall have the meaning provided in Section 2.05(a).

“Term SOFR” shall mean:

(a) for any Interest Period with respect to a Term SOFR Term Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period (or, in the case of the Initial Interest Period, with a one-month term); provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Replacement Date” has the meaning specified in Section 2.16(a).

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent in consultation with the Borrower) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in consultation with the Borrower from time to time).

“Term SOFR Term Loan” shall mean each Term Loan which is designated as a Term Loan bearing interest at a rate based on clause (a) of the definition of the “Term SOFR” at the time of the incurrence thereof or conversion thereto.

MACROBUTTON DocID

“Test Period” shall mean each period of four consecutive fiscal quarters of Lead Borrower (in each case taken as one accounting period) for which Section 9.01 Financials have been (or were required to be) delivered or are otherwise internally available.

“Threshold Amount” shall mean $75,000,000.

“Total Commitment” shall mean, at any time, the sum of the Total Initial Term Loan Commitment, the Total Incremental Term Loan Commitment, the Total Refinancing Term Loan Commitment, the Additional/Replacement Revolving Commitment and the Total Refinancing Revolving Commitment.

“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

“Total Refinancing Revolving Commitment” shall mean, at any time, the sum of the Refinancing Revolving Commitments of each of the Lenders with such a Commitment at such time.

“Total Refinancing Term Loan Commitment” shall mean, at any time, the sum of the Refinancing Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Trademark Security Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Tranche” shall mean the respective facilities and commitments utilized in making Initial Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Amendments in accordance with the relevant requirements specified in Section 2.15 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to the Extension pursuant to Section 2.14, shall include any group of Extended Term Loans, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees and after giving effect to any Refinancing Term Loan Amendment pursuant to Section 2.18, shall include any group of Refinancing Term Loans refinancing, directly or indirectly, the same Initial Tranche having the same Maturity Date, interest rate and fees; provided that only in the circumstances contemplated by Section 2.18(b), Refinancing Term Loans may be made part of a then existing Tranche of Term Loans; provided further that only in the circumstances contemplated by Section 2.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.

“Transaction” shall mean, collectively, (i) the repayment of the Term B-3 Loans under the Existing Credit Agreement, (ii) the entering into of the Credit Documents and the incurrence of Initial Term Loans on the Second Restatement Effective Date and (iii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums, commissions and expenses payable by Holdings, Lead Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (ii) of the definition of “Transaction.”

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Type” shall mean the type of Term Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Term Loan or a Term SOFR Term Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the

MACROBUTTON DocID

United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) on the Second Restatement Effective Date, each Subsidiary of Lead Borrower listed on Schedule 1.01(A), except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16, (ii) any other Subsidiary of Lead Borrower designated by the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of the Lead Borrower) as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Second Restatement Effective Date, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16 and (iii) any Subsidiary of an Unrestricted Subsidiary pursuant to the foregoing clause (i) or (ii).

“Unsecured Notes” shall mean the senior notes issued under the Unsecured Notes Indenture.

“Unsecured Notes Documents” shall mean the Unsecured Notes Indenture and all other documents executed and delivered with respect to the Unsecured Notes or the Unsecured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Unsecured Notes Indenture” shall mean that certain Indenture, dated as of March 26, 2021 (as amended, restated, supplemented or otherwise modified from time to time), by and among Holdings, the Lead Borrower, as issuer, the other guarantors party thereto and Wilmington Trust, National Association, as trustee, pursuant to which $350,000,000 aggregate principal amount of 5.50% senior notes due 2029 were issued.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.24.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.04(c).

MACROBUTTON DocID

“Verra Mobility” shall mean, Verra Mobility Corporation, a Delaware corporation, the public indirect parent company of Lead Borrower.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect such Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Lead Borrower and its Subsidiaries under applicable law).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Terms Generally and Certain Interpretive Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

MACROBUTTON DocID

1.03 Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Leverage Ratio and Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in Section 2.15(a)); or

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets); or

(iii) determining other compliance with this Agreement (including the determination that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of Lead Borrower (Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith) or Disposition, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, Investment or Disposition, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition, Investment or Disposition or (z) the consummation of such acquisition, Investment or Disposition, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) the declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

1.04 Classification and Reclassification. It is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness need

MACROBUTTON DocID

not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), respectively, but may instead be permitted in part under any combination thereof (it being understood that Lead Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Total Net Leverage Ratio, prior to amounts under any other category). For purposes of determining compliance at any time with Sections 10.01 and 10.04, in the event that any Lien or Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01 and 10.04, Lead Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. Reclassifications of any utilization of the Incremental Amount shall occur automatically to the extent set forth in the definition thereof.

1.05 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.06 Currency Fluctuation. For purposes of determining compliance with Section 10 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness does not exceed the principal amount of such other Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other reasonable costs and expenses (including original issue discount) incurred in connection with such refinancing.

1.07 Other Matters. Notwithstanding anything in this Agreement or any Credit Document to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (as it relates to any “fixed” or similar amount)) that does not require compliance with a financial ratio or test (including, without limitation, any borrowing of revolving loans or delayed draw term loans) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (as it relates to any “incurrence-based” or similar amount incurred hereunder)) that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence.

1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.09) or performance shall extend to the immediately succeeding Business Day.

MACROBUTTON DocID

1.09 Certifications. All certifications to be made hereunder by an officer, Responsible Officer, or representative, as the case may be, of a Credit Party shall be made by such person in his or her capacity solely as an officer, Responsible Officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

Section 2. Amount and Terms of Credit.

2.01 The Commitments.

(a) Subject to the terms and conditions set forth herein and in the Amendment and Restatement Agreement No. 2, each Rollover Initial Term Lender severally agrees to exchange its Exchanged Term Loans for a like principal amount of Initial Term Loans on the Second Restatement Effective Date. Subject to the terms and conditions set forth herein and in the Amendment and Restatement Agreement No. 2, each Additional Refinancing Term Loan Lender severally agrees to make an Additional Initial Term Loan (which shall be considered an increase to (and part of) the Initial Term Loans) to the Borrowers pursuant to a single drawing on the Second Restatement Effective Date in the principal amount equal to its Initial Term Loan Commitment on the Second Restatement Effective Date. The Borrowers shall prepay the Non-Exchanged Term Loans with a like amount of the gross proceeds of the Additional Initial Term Loans, substantially concurrently with the receipt thereof. The Borrowers shall pay to the Rollover Lenders immediately prior to the effectiveness of the Amendment and Restatement Agreement No. 2 all accrued and unpaid interest on the Term B-3 Loans to, but not including, the Second Restatement Effective Date on such Second Restatement Effective Date. The Initial Term Loans shall have the terms set forth in this Agreement and the other Credit Documents, including as modified by the Amendment and Restatement Agreement No. 2, it being understood that the Initial Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Credit Documents. The Initial Term Loans (i) shall be denominated in U.S. Dollars, (ii) shall be, except as hereinafter provided, at the option of the Lead Borrower, incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Term Loans or Term SOFR Term Loans, provided that except as otherwise specifically provided in Section 2.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type and (iii) shall be made by each such Lender in that aggregate principal amount which did not exceed the Initial Term Loan Commitment of such Lender on the Second Restatement Effective Date (before giving effect to the termination thereof pursuant to Section 4.02(a)(i)). Once repaid, Initial Term Loans may not be reborrowed. The initial Interest Period with respect to the Initial Term Loans (the “Initial Interest Period”) shall commence on the Second Amendment and Restatement Date and end on October 31, 2025.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time severally agrees to make term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrowers, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the applicable Incremental Term Loan Borrowing Date, provided that delayed draw Incremental Term Loans shall be incurred as set forth in the Incremental Amendment with respect to such Incremental Term Loans, (ii) shall be denominated in U.S. Dollars, (iii) shall, except as hereinafter provided, at the option of Lead Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Term Loans or Term SOFR Term Loans; provided that all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Lender for such Tranche (before giving effect to the termination thereof on such date pursuant to Section 4.02(b)). Once repaid, Incremental Term Loans may not be reborrowed.

(c) Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender from its Commitment to make any such Loan to the extent not so made by such branch or Affiliate.

MACROBUTTON DocID

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Term Loans under any Tranche shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight (8) Borrowings of Term SOFR Term Loans in the aggregate for all Tranches of Term Loans.

2.03 Notice of Borrowing. Whenever the Borrowers desire to make a Borrowing of Term Loans hereunder, Lead Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Term Loans to be made hereunder and at least two Business Days’ (or such shorter period as the Administrative Agent shall agree in its sole and absolute discretion) prior written notice (or telephonic notice promptly confirmed in writing) of each Term SOFR Term Loan to be made hereunder; provided that (a) in each case, any such notice shall be deemed to have been given on a certain day only if given, with respect to Base Rate Term Loans, before 12:00 Noon (New York City time) on such day or, with respect to Term SOFR Term Loans, before 11:00 a.m. (New York City time) on such day (or, in each case, such later time as the Administrative Agent shall agree in it its sole and absolute discretion), (b) in any event, any such notice with respect to Initial Term Loans to be incurred on the Second Restatement Effective Date may be given (including in the case of any Term SOFR Borrowing) one Business Day prior to the Second Restatement Effective Date and (c) that if the Borrowers wish to request Term SOFR Term Loans having an Interest Period other than one, three or six months in duration, or less than one month in duration with the consent of the Administrative Agent, in each case as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., four Business Days prior to the requested date of such Borrowing, conversion or continuation, in each case, having an Interest Period other than one, three or six months in duration, whereupon the Administrative Agent shall give prompt notice to each applicable Lender with a Commitment of the relevant Tranche of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., two Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify Lead Borrower (which notice may be by telephone) whether or not the requested Interest Period that is other than one, three or six months in duration has been consented to by such Lenders and/or the Administrative Agent, as applicable. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing by or on behalf of Lead Borrower, in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent, appropriately completed by a Responsible Officer of Lead Borrower to specify: (i) the aggregate principal amount of the Term Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Initial Term Loans, Incremental Term Loans, Refinancing Term Loans, Refinancing Revolving Loans, Revolving Loans under the Revolving Commitment Increase or Revolving Loans under the Additional/Replacement Revolving Commitments, (iv) whether the Term Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Term Loans or Term SOFR Term Loans, (v) in the case of Term SOFR Term Loans, the Interest Period to be initially applicable thereto and (vi) the account of the Borrowers into which the proceeds of such Term Loans shall be deposited or other wire instructions therefor. The Administrative Agent shall promptly give each Lender of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.04 Disbursement of Funds.

(a) No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the relevant Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in U.S. Dollars and in immediately available funds at the Notice Office, and the Administrative Agent will make all funds so received by it in like funds as received by the Administrative Agent by wire transfer of such funds to the account designated in writing by Lead Borrower (including in any Notice of Borrowing) from time to time. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount

MACROBUTTON DocID

available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Lead Borrower and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking rules on interbank compensation and (ii) if recovered from the Borrowers, the rate of interest applicable to the relevant Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make Term Loans hereunder.

(b) Payments by a Borrower; Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

2.05 Notes.

(a) Each Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.04 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Term Note”).

(b) Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect each Borrower’s obligations in respect of such Term Loans. For the avoidance of doubt, to the extent any conflict arises between the records maintained pursuant to this Section and the Register, the Register shall control.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Term Loans to the Borrowers shall affect or in

MACROBUTTON DocID

any manner impair the obligations of the Borrowers to pay the Term Loans (and all related Obligations) incurred by the Borrowers which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Term Loans shall in no event be required to make the notations otherwise described in the preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Term Loans, the Borrowers shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Term Loans.

2.06 Interest Rate Conversions.

(a) Lead Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans of a given Tranche made pursuant to one or more Borrowings of one or more Types of Term Loans, into a Borrowing (of the same Tranche) of another Type of Term Loan; provided that (i) except as otherwise provided in Section 2.11, Term SOFR Term Loans may be converted into Base Rate Term Loans only on the last day of an Interest Period applicable to the Term Loans being converted and no such partial conversion of Term SOFR Term Loans, as the case may be, shall reduce the outstanding principal amount of such Term SOFR Term Loans, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) to the extent the Required Lenders have, or the Administrative Agent at the request of the Required Lenders has, so notified Lead Borrower in writing, Base Rate Term Loans may not be converted into Term SOFR Term Loans if any Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Term SOFR Term Loans than is permitted under Section 2.02. Such conversion shall be effected by Lead Borrower by giving the Administrative Agent at the Notice Office a notice no later than 11:00 a.m. (New York City time) two Business Days prior to the date of such conversion or continuation (in the case of any conversion to or continuation of Term SOFR Term Loans) or 12:00 noon (New York City time) one Business Day prior to the date of such conversion (in the case of any conversion to Base Rate Term Loans) (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent, appropriately completed by a Responsible Officer of Lead Borrower to specify the Term Loans of a given Tranche to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into Term SOFR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

2.07 Pro Rata Borrowings. All Borrowings of Term Loans under this Agreement, subject to Section 2.10(d), shall be incurred from the Lenders pro rata on the basis of such Lenders’ Commitments as the case may be. No Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder, and each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

2.08 Interest.

(a) The Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each Base Rate Term Loan (including with respect to any Term SOFR Term Loan converted into a Base Rate Term Loan pursuant to Section 2.06 or 2.09) made to the Borrowers hereunder from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of the respective Term SOFR Term Loan into a Base Rate Term Loan) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Term Loan to a Term SOFR Term Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, as in effect from time to time.

(b) The Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each Term SOFR Term Loan made to the Borrowers from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Term SOFR Term Loan to a Base Rate Term Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall,

MACROBUTTON DocID

during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the applicable Term SOFR for such Interest Period.

(c) Upon the occurrence and during the continuance of any Event of Default under Section 11.01 or 11.05 (x) overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan shall bear interest at a rate per annum equal to (i) for Base Rate Term Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, (ii) for Term SOFR Term Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Term SOFR Term Loans plus Term SOFR and (y) overdue amounts with respect to Fees shall bear interest at a rate per annum equal to 2.00% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, each as in effect from time to time, in each case with such interest to be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be calculated daily and payable (i) on each Interest Payment Date and (ii) on (w) the date of any conversion of a Term SOFR Term Loan to a Base Rate Term Loan (on the amount so converted) prior to the last day of the Interest Period applicable thereto, (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine Term SOFR for each Interest Period applicable to the respective Term SOFR Term Loans and shall promptly notify Lead Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(f) All interest hereunder and any Fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

2.09 Interest Periods. At the time Lead Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Term SOFR Term Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Term SOFR Term Loan (in the case of any subsequent Interest Period), Lead Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Term SOFR Term Loan, which Interest Period shall, at the option of Lead Borrower be a one, three or six month period, or, such other period that is twelve months or less requested by the Borrower and consented to by all relevant Lenders participating in the relevant Tranche and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that (in each case):

(i) all Term SOFR Term Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Term SOFR Term Loan shall commence on the date of Borrowing of such Term SOFR Term Loan (including, in the case of Term SOFR Term Loans, the date of any conversion thereto from a Borrowing of Base Rate Term Loans) and each Interest Period occurring thereafter in respect of such Term SOFR Term Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Term SOFR Term Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Term SOFR Term Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

MACROBUTTON DocID

provided, however, that if any Interest Period for a Term SOFR Term Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period for a Term SOFR Term Loan may be selected at any time when an Event of Default is then in existence; and

(vi) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond the Maturity Date therefor.

With respect to any Term SOFR Term Loans, at the end of any Interest Period applicable to a Borrowing thereof, Lead Borrower may elect to split the respective Borrowing of a single Type under a single Tranche into two or more Borrowings of different Types under such Tranche or combine two or more Borrowings under a single Tranche into a single Borrowing of the same Type under such Tranche, in each case, by Lead Borrower giving notice thereof together with its election of one or more Interest Periods applicable thereto, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 2.02. If by 12:00 Noon (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Term SOFR Term Loans, Lead Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Term SOFR, Lead Borrower shall be deemed to have elected in the case of Term SOFR Term Loans, to convert such Term SOFR Term Loans into Base Rate Term Loans with such conversion to be effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc.

(a) In the event:

(i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “Term SOFR”; or

(ii) the Administrative Agent is advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of a Term SOFR Term Loan shall be ineffective and (ii) if any Notice of Borrowing requests a Borrowing of a Term SOFR Term Loan, such Borrowing shall be made as a Borrowing of a Base Rate Term Loan.

(b) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

MACROBUTTON DocID

(iii) subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(c) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term SOFR Term Loans, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Term Loans or to convert Base Rate Term Loans to Term SOFR Term Loans shall be suspended until such Lender notifies the Administrative Agent and Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Term Loans of such Lender to Base Rate Term Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Term Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Term Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(e) A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as the case may be, as specified in clause (b) or (c) of this Section, and certifying that it is the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time to the extent it is legally permitted to do so, shall be delivered to Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(f) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent, as the case may be, notifies Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.11 Compensation. The Borrowers agree, jointly and severally, to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation; it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information, or (ii) any other information, to the extent prohibited by any

MACROBUTTON DocID

Requirement of Law), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term SOFR Term Loans but excluding loss of anticipated profits (and without giving effect to the minimum “Term SOFR”)) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term SOFR Term Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Term Loans pursuant to Section 11) or conversion of any of its Term SOFR Term Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Term SOFR Term Loans is not made on any date specified in a notice of prepayment given by Lead Borrower; or (iv) as a consequence of any other default by the Borrowers to repay Term SOFR Term Loans when required by the terms of this Agreement or any Note held by such Lender.

2.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(b), (c) or (d) or Section 5.04 with respect to such Lender, it will, if requested by Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10 and 5.04.

2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 2.10(b), (c) or (d) or Section 5.04 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), Lead Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among Lead Borrower, the Replacement Lender and the Replaced Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Term Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01 and (ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.04 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.07 and 13.01), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Lender hereunder.

2.14 Extended Term Loans and Extended Revolving Commitments.

MACROBUTTON DocID

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.14, Lead Borrower may at any time and from time to time request that all or a portion of any Tranche of Term Loans (each, an “Existing Term Loan Tranche”) or any then-existing Revolving Commitments (each “Existing Revolving Commitments Tranche”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of such Existing Term Loan Tranche (any such Term Loans which have been so converted, “Extended Term Loans”) or such Existing Revolving Commitments Tranche (any such Revolving Commitments which have been so converted, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.14. In order to establish any Extended Term Loans or Extended Revolving Commitments, Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Term Lenders or each of the Revolving Lenders under the applicable Existing Term Loan Tranche or Existing Revolving Commitments Tranche, as applicable) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans or Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Term Lender under the relevant Existing Term Loan Tranche and/or be identical as offered to each Revolving Lender under the relevant Existing Revolving Commitments Tranche, as applicable (in each case, including as to the proposed interest rates and fees payable) and (y) have the same terms (other than upfront, arrangement, structuring, underwriting, consent, amendment and other fees and immaterial terms, which shall be determined by the Lead Borrower) as the Existing Term Loan Tranche from which such Extended Term Loans are to be converted or the Revolving Loans under the relevant Existing Revolving Commitments Tranche from which the Extended Revolving Commitments are to be converted, as applicable, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (ii) repayments of principal of the Extended Revolving Commitments may be delayed to later dates than the Maturity Date applicable to the Existing Revolving Commitments Tranche; (iii) the Effective Yield with respect to the Extended Term Loans or the interest rate and fees on the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche) or the interest rate and fees of such Existing Revolving Commitments Tranche, as applicable, to the extent provided in the applicable Extension Amendment; (iv) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date of the Term Loans and Revolving Commitments that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans or Extended Revolving Commitments); (v) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extended Term Loans; (vi) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Term Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by Lead Borrower and the Lenders thereof; and (vii) such Extended Term Loans or Extended Revolving Commitments may have other terms (other than those described in the preceding clauses (i) through (vi)) that differ from those of the Existing Term Loan Tranche or Existing Revolving Commitments Tranche, in each case, taken as a whole, that are not materially more favorable to the Lenders providing such Extended Term Loans or Extended Revolving Commitments than the provisions applicable to the Existing Term Loan Tranche or Existing Revolving Commitments Tranche, as applicable, or as are otherwise reasonably satisfactory to the Administrative Agent. Any Extended Term Loans or Extended Revolving Commitments converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans or Extended Revolving Commitments, as applicable, for all purposes of this Agreement; provided that, subject to the requirements set forth above, any Extended Term Loans converted from an Existing Term Loan Tranche or Extended Revolving Commitments converted from Existing Revolving Commitments Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Tranche or Existing Revolving Commitments Tranche, as applicable.

(b) [Reserved].

MACROBUTTON DocID

(c) Lead Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as to which the Administrative Agent may consent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolving Commitments Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.14. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans or of any Existing Revolving Commitments Tranche converted into Extended Revolving Commitments pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Loans or Commitments subject to such Extension Request converted into Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or its Existing Revolving Commitments Tranche which it has elected to request be converted into Extended Term Loans or Extended Revolving Commitments, as applicable, (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Term Loans under the applicable Existing Term Loan Tranche exceeds the amount of Extended Term Loans requested pursuant to such Extension Request, Term Loans of such Existing Term Loan Tranche, subject to such Extension Elections shall either (i) be converted to Extended Term Loans of such Existing Term Loan Tranche on a pro rata basis based on the aggregate principal amount of Term Loans of such Existing Term Loan Tranche included in such Extension Elections, subject to such rounding requirements as may be established by the Administrative Agent or (ii) to the extent such option is expressly set forth in the applicable Extension Request, be converted to Extended Term Loans upon an increase in the amount of Extended Term Loans so that such excess does not exist.

(d) Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing an Extended Term Loan or Extended Revolving Commitment thereunder, which shall be consistent with the provisions set forth in Section 2.14(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment. After giving effect to the Extension, the Term Loans so extended shall cease to be a part of the Tranche they were a part of immediately prior to the Extension.

(e) Extensions consummated by the Borrowers pursuant to this Section 2.14 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each Extension and the other transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans or Extended Revolving Commitments on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02, 5.03, 13.02 or 13.06) or any other Credit Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.14; provided that such consent shall not be deemed to be an acceptance of any Extension Request.

(f) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) reasonably necessary to (i) reflect the existence and terms of any Extended Term Loans incurred or Extended Revolving Commitments established pursuant thereto, (ii) modify the scheduled repayments set forth in Section 5.02(a) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 5.02(a)), (iii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 13.12(d), (iv) establish new Tranches in respect of Term Loans or Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new Tranches, in each case, on terms consistent with this Section 2.14 and (v) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and

MACROBUTTON DocID

Lead Borrower, to effect the provisions of this Section 2.14, and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Extension Amendment. In connection with any Extension, the Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date of the Term Loans and Revolving Commitments so that such maturity date is extended to the Latest Maturity Date of the Term Loans and Revolving Commitments (or such later date as may be advised by local counsel to the Administrative Agent), to the extent required pursuant to applicable local law.

2.15 Incremental Commitments.

(a) Lead Borrower may at any time and from time to time request that one or more Lenders (or one or more Eligible Transferees who will become Lenders) provide (x) an increase in Revolving Commitments in existence at such time (if applicable) (a “Revolving Commitment Increase”), (y) one or more Tranches of revolving commitments (an “Additional/Replacement Revolving Commitment”) or (z) Incremental Term Loan Commitments (such Incremental Term Loans incurred in connection therewith, together with any Revolving Commitment Increase and any Additional/Replacement Revolving Commitment, each, an “Incremental Facility” and collectively, the “Incremental Facilities”) to the Borrowers and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Amendment, provide commitments and/or make Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Facility as a result of any such request by Lead Borrower, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Facility without the consent of any other Lender, (iii) each Incremental Facility shall be denominated in U.S. Dollars or, subject to the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), another currency as determined by the Lead Borrower and the applicable Incremental Lenders, (iv) the amount of any Incremental Facility made available pursuant to a given Incremental Amendment shall be in a minimum aggregate amount for all Lenders which provide such Incremental Facility thereunder (including Eligible Transferees who will become Lenders) of at least $25,000,000, (v) the aggregate principal amount of Loans and/or Commitments, as applicable, pursuant to any Incremental Facility on the date of any incurrence thereof shall not exceed, when taken together with any incurrence of Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt pursuant to Section 10.04(xxvii)(A)(1) on such date, (x) the then-remaining Fixed Dollar Incremental Amount as of the date of incurrence plus (y) subject to the satisfaction of the applicable Incurrence-Based Incremental Facility Test, any Incurrence-Based Incremental Amount that may be incurred thereunder on such date, provided, however, that this clause (v) shall not apply to any Permitted ABL Debt incurred as an Incremental Term A Loan Commitment or Incremental Term A Loan, any Revolving Commitment Increase and any Additional/Replacement Revolving Commitment to the extent it constitutes a Permitted Refinancing Indebtedness, (vi) the proceeds of all Incremental Facilities incurred by the Borrowers may be used for any purpose not prohibited under this Agreement, (vii) Lead Borrower shall specifically designate, in consultation with the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of Section 2.15(c) are satisfied), which designation shall be set forth in the applicable Incremental Amendment, (viii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms (other than upfront, arrangement, structuring, underwriting, consent, amendment and other fees and immaterial terms, which shall be determined by the Lead Borrower) as each other Tranche of Term Loans as in effect immediately prior to the effectiveness of the relevant Incremental Amendment (subject to, solely with respect to Incremental Term A Loans, modifications reasonably customary for a term “A” loan facility (including any financial maintenance covenant), as jointly determined by the Lead Borrower and the Administrative Agent (and any such determination thereof shall be conclusive and binding on all parties)), except as to purpose (which is subject to the requirements of the preceding clause (vi)) and optional prepayment provisions and mandatory prepayment provisions (which are governed by Section 5.02; provided that each new Tranche of Incremental Term Loans shall be entitled to share in mandatory prepayments on a ratable basis with the other Tranches of Term Loans (unless the holders of the Incremental Term Loans of any Tranche agree to take a lesser share of any such prepayments)); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as such Tranche of Incremental Term Loans shall have (a) a Maturity Date of no earlier than the Latest Maturity Date for Term Loans as of the date such Indebtedness was incurred and (b) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of

MACROBUTTON DocID

then outstanding Term Loans with the then longest Weighted Average Life to Maturity (in each case of the foregoing clauses (a) and (b), excluding for this purpose, (x) Incremental Term A Loans, (y) interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the requirements of this clause (I) and (z) 364-day bridge loans), (II) the Effective Yield applicable to such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Amendment; provided, however, that, solely with respect to any Incremental Term Loan denominated in Dollars, if the Effective Yield for any such Incremental Term Loans (other than Incremental Term A Loans) incurred prior the date that is six (6) months after the Second Restatement Effective Date, exceeds the Effective Yield then applicable to any then outstanding Initial Term Loans by more than 0.75% per annum, the Applicable Margins for all then outstanding Initial Term Loans shall be increased as of such date in accordance with the requirements of the definition of “Applicable Margin” (the “MFN Pricing Test”) (provided that any increase in the Effective Yield of any then outstanding Initial Term Loans attributable to a Term SOFR floor or alternative base rate floor in respect of such Incremental Term Loans shall be in the form of an increase to Term SOFR floor or Base Rate floor) and (III) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (I) and (II)) that may differ from those of other Tranches of Term Loans, including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans, in each case, taken as a whole, that are not materially more favorable to the lenders providing such Incremental Term Loans than the provisions applicable to the existing Term Loans or as are otherwise reasonably satisfactory to the Administrative Agent, (ix) the terms and provisions of any Revolving Commitment Increase shall be identical to the Tranche of any then-existing Revolving Commitments to which such Revolving Commitment Increase represents an increase of, and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under such Revolving Commitment Increase shall be identical to the existing Revolving Loans under such Tranche of existing Revolving Commitments, (x) the terms and provisions of any Tranche of Additional/Replacement Revolving Facility shall be on terms and pursuant to documentation to be determined between the Lead Borrower and the lenders providing such Tranche of Additional/Replacement Revolving Facility; provided that to the extent any other Revolving Commitments are outstanding at such time, such Tranche of Loans made under the Additional/Replacement Revolving Commitments shall have a maturity date of no earlier than the then latest maturing Tranche of any then outstanding Revolving Commitments and no Tranche of Additional/Replacement Revolving Commitments shall be subject to any amortization, (xi) any Tranche of the Additional/Replacement Revolving Commitments may have other terms that may differ from any then outstanding Loans and Commitments, taken as a whole, that are not materially more favorable to the Lenders providing such Revolving Commitments than the provisions applicable to any then outstanding Loans and Commitments; except for maturity, interest rate, fees, currencies and other economic terms and terms and provisions customary for revolving facilities (including any financial maintenance covenant) or as are otherwise reasonably satisfactory to the Administrative Agent, (xii) all Incremental Facilities (and all interest, fees and other amounts payable thereon) incurred by the Borrowers shall be Obligations of the Borrowers under this Agreement and the other applicable Credit Documents and shall be secured by the Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans and Commitments secured by the Security Agreement and guaranteed under each such Guaranty, (xiii) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Commitment pursuant to an Incremental Amendment shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Loans under the Tranche specified in such Incremental Amendment as provided in Section 2.01(b) (with respect to Incremental Term Loans) and applicable Incremental Amendment (with respect to Incremental Revolving Loans) and such Loans shall thereafter be deemed to be Incremental Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents, (xiv) any Incremental Term A Loans shall be provided primarily by Lenders that are Regulated Banks and (xv) all Incremental Commitment Requirements are satisfied. Notwithstanding the foregoing, Lead Borrower may, in its sole discretion, notify the Administrative Agent in writing of its election to deem any Commitments incurred under this Section 2.15 as fully drawn on the date of the establishment of such Commitments; provided that if Lead Borrower makes such election, the full amount of such Commitments incurred under this Section 2.15 shall be deemed to be incurred as Indebtedness at the time of such election and thereafter for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio, in each case, pursuant to the definition of “Incremental Amount”, this Section 2.15, Section 10.01 and Section 10.04.

MACROBUTTON DocID

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.15, the Borrowers, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an Incremental Amendment (which shall not require the consent of any other Lender), with the effectiveness of the Incremental Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Amendment shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent to the extent it served as the arranger for the Incremental Commitments), (y) all Incremental Commitment Requirements are satisfied, and (z) all other conditions set forth in this Section 2.15 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment, and at such time, (i) Schedule 2.01 shall be deemed modified to reflect the revised Incremental Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Lender, Term Notes with respect to Incremental Term Loans or promissory notes with respect to Incremental Revolving Loans will be issued at Borrowers’ expense to such Incremental Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Loans and Incremental Commitments made by such Incremental Lender.

(c) Notwithstanding anything to the contrary contained above in this Section 2.15, the Incremental Term Loan Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Amendment shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement; provided that, with the consent of the Administrative Agent, the parties to a given Incremental Amendment may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Amendment shall have the same Borrowers, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Scheduled Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis)) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately; and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section 2.01(b)) on a pro rata basis.

To the extent the provisions of the preceding clause (iii) require that Incremental Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Term SOFR Term Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having irregular Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Term SOFR Term Loans of such Tranche and which will end on the last day of such Interest Period), which irregular interest periods shall be permitted notwithstanding anything to the contrary in this Agreement. All determinations by any the Administrative Agent of Term SOFR in such circumstances pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(d) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, each Incremental Amendment may, with the consent of the Borrowers, the Administrative Agent and

MACROBUTTON DocID

each applicable Incremental Lender(s), and without the consent of any other Lender, amend this Agreement and each other Credit Document as may be necessary or appropriate, in the judgment of the Lead Borrower and the Administrative Agent (and any such determination thereof shall be conclusive and binding on all parties), (i) to effect the provisions of this Section 2.15, (ii) with respect to any Revolving Commitment Increases and/or Additional/Replacement Revolving Commitments, to modify this Agreement and any other Credit Documents to include provisions applicable to a revolving credit facility, including, without limitation, modifications and amendments establishing borrowing mechanics for such revolving credit facility, modifications establishing letter of credit and swing line subfacilities, including one or more financial maintenance covenants, and providing for customary voting rights and protections and (iii) with respect to any Incremental Term A Loan Commitments or Incremental Term A Loans, to modify this Agreement and any other Credit Documents to include provisions applicable to a term “A” loan facility, including, without limitation, modifications and amendments establishing borrowing mechanics for such term “A” loan facility, establishing amortization with respect to such term “A” loan facility, including one or more financial maintenance covenants, and providing for customary voting rights and protections.

2.16 Inability to Determine Rates; Successor Rate.

(a) Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period hereunder or any other tenors of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall no longer be representative or made available, or used for determining the interest rate of loans, provided that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent, that will continue to provide Term SOFR on a representative basis after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of Term SOFR are no longer representative; or

(iv) U.S. dollar denominated syndicated loans currently being executed, or that include language similar to that contained in this Section 2.16, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

MACROBUTTON DocID

(x) Daily Simple SOFR; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Lead Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing Term SOFR under this Agreement and under any other Credit Document in accordance with the definition of “Successor Rate” and such amendment will become effective at 5:00 p.m. (New York time), on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Lead Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, the Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a Successor Rate pursuant to such clause.

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

The Administrative Agent will promptly (in one or more notices) notify the Lead Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a Term SOFR Replacement Date and (z) the Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Rate Conforming Changes to the Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 2.16(a)(i)-(iii) have occurred with respect to the Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “Successor Rate.”

(b) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 2.16(a)(i)-(iii), as applicable, if the Administrative Agent reasonably determines that none of the Successor Rates is available on or prior to the Term SOFR Replacement Date, (ii) if the events or circumstances described in Section 2.16(a)(iv) have occurred but none of the Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 2.16(a)(i)-(iii) have occurred with respect to the Successor Rate then in effect and the Administrative Agent determines that none of the Successor Rates is available, then in each case, the Administrative Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.16 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, the Lenders comprising the

MACROBUTTON DocID

Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no Successor Rate has been determined in accordance with clauses (a) or (b) of this Section 2.16 and the circumstances under clauses (a)(i) or (a)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Term Loans shall be suspended (to the extent of the affected Term SOFR Term Loans, Interest Periods, interest payment dates or payment periods), and (y) Term SOFR component shall no longer be utilized in determining the Base Rate, until the Successor Rate has been determined in accordance with clauses (a) or (b). Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Term Loans (to the extent of the affected Term SOFR Term Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a committed Borrowing of Base Rate Term Loans (subject to the foregoing clause (y)) in the amount specified therein.

2.17 [Reserved].

2.18 Refinancing Facilities.

(a) Lead Borrower may from time to time by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”), which refinance, renew, replace, defease or refund all or any portion of (x) one or more Tranches of Term Loans under this Agreement selected by Lead Borrower or (y) all or any portion of the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement; provided, that such Refinancing Term Loans may not be in an amount greater than the aggregate principal amount of the Term Loans or Revolving Commitments being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to Section 2.15 and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of Section 2.15. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which Lead Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i) in the case of Refinancing Term Loans refinancing of any Term Loans, the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans being refinanced (excluding for this purpose (x) interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause (i)) before the Maturity Date applicable to the Term Loans being refinanced and (y) term “A” loans provided primarily by lenders that are Regulated Banks);

(ii) the Refinancing Term Loans shall not have a final stated maturity (excluding for this purpose (x) interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause (ii) and (y) term “A” loans provided primarily by lenders that are Regulated Banks and that are incurred to refinance the Initial Term Loans or any other term “B” loans incurred under this Agreement) before the Maturity Date applicable to the Term Loans or the Revolving Loans being refinanced;

(iii) such Refinancing Term Loans shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment (so long as such Refinancing Term Loans are not entitled to participate on a greater than pro rata basis in any mandatory prepayment than the then outstanding Term Loans) and redemption terms as may be agreed to by the Borrowers and the relevant Refinancing Term Loan Lenders (as defined below);

MACROBUTTON DocID

(iv) such Refinancing Term Loans shall not be guaranteed by any Person other than Holdings, the Borrowers or a Subsidiary Guarantor;

(v) in the case of any such Refinancing Term Loans that are secured, such Refinancing Term Loans are secured only by assets comprising Collateral, and not secured by any property or assets of Lead Borrower or any of its Subsidiaries other than the Collateral;

(vi) all other terms applicable to such Refinancing Term Loans (except as set forth above), taken as a whole, (i) shall not be materially more favorable to the Refinancing Term Loan Lenders, than the related provisions applicable to the existing Term Loans, except for terms and provisions customary for term “A” facilities (including any financial maintenance covenant), except to the extent (1) such terms apply solely to any period after the Latest Maturity Date as of the date such Indebtedness was incurred or (2) in the event that any agreement evidencing such Indebtedness contains such terms that are more materially favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) otherwise reasonably satisfactory to the Administrative Agent (it being understood that no consent of any Lender shall be required to effect an amendment pursuant to this clause (vi)) (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

(b) The Borrowers may approach any Lender or any other Person that would be an Eligible Transferee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Refinancing Term Loan Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and subject to the restrictions set forth in clause (a) above, be designated as an increase in any previously established Tranche of Term Loans.

(c) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by Section 2.18(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans on the terms specified by Lead Borrower) and hereby waive the requirements of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by Section 2.18(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among Holdings, the Borrowers, the Administrative Agent and the Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) (which shall not require the consent of any other Lender) which shall be consistent with the provisions set forth in Section 2.18(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Lead Borrower, to effect the provisions of Section 2.18 including such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 5.02(a) (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with the Borrowers to effect the foregoing.

MACROBUTTON DocID

(d) On one or more occasions after the Second Restatement Effective Date, Borrowers may obtain, from any Lender or (with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) to the extent such consent, if any, would be required under Section 13.04(b) for an assignment of Loans to such Person) any Eligible Transferee that becomes a Lender (“Refinancing Revolving Lender”), Indebtedness which refinances all or any portion of the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement in the form of Refinancing Revolving Commitments or Refinancing Revolving Loans pursuant to an amendment to this Agreement among Holdings, Borrower and the Lenders providing such Refinancing Revolving Commitments or Refinancing Revolving Loans (a “Refinancing Revolving Amendment”); provided that notwithstanding anything to the contrary in this Section 2.18 or otherwise, (1) the borrowing and repayment of Refinancing Revolving Loans (except for (A) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments of Revolving Loans with respect to Refinancing Revolving Commitments after the date of obtaining any Refinancing Revolving Commitments) shall be made on a pro rata basis with all other Revolving Commitments, (2) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans, (3) such Refinancing Revolving Loans shall not mature prior to the maturity date of the Revolving Loans being refinanced as of the date of such Refinancing Revolving Amendment, (4) such Refinancing Revolving Loans shall not be guaranteed by any Person other than the Credit Parties, (5) in the case of any such Refinancing Revolving Loans that are secured, (x) such Refinancing Revolving Loans are secured only by assets comprising Collateral, and not secured by any property or assets of Borrower or any of its Subsidiaries other than the Collateral and (y) the holders of such Refinancing Revolving Loans shall have authorized the applicable Pari Passu Representative to be party to the Pari Passu Intercreditor Agreement on their behalf and (6) the negative covenants and events of default applicable to such Refinancing Revolving Loans (except as set forth above), taken as a whole, (i) shall not be materially more favorable to the Refinancing Revolving Lenders than the related provisions applicable to the existing Revolving Loans, except to the extent (A) such terms apply solely to any period after the Revolving Commitments Latest Maturity Date as of the date such Indebtedness was incurred or (B) in the event that any agreement evidencing such Indebtedness contains such terms that are more materially favorable than are effective prior to the Revolving Commitments Latest Maturity Date as of the date such Indebtedness was incurred, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (it being understood that no consent of any Lender shall be required to effect an amendment pursuant to this clause (d)) (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in this clause (6), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)). Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Refinancing Revolving Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing Revolving Commitments and/or Refinancing Revolving Loans incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions of Section 13.12 and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Revolving Amendment.

(e) Notwithstanding anything in this Section 2.18 to the contrary, Refinancing Term Loans, Refinancing Revolving Commitments and Refinancing Revolving Loans, in each case, incurred to refinance any Permitted ABL Debt, shall be permitted to the extent such Refinancing Term Loans, Refinancing Revolving Commitments and Refinancing Revolving Loans (i) constitute Permitted ABL Debt and (ii) such refinancing would have otherwise satisfied the requirements of this Section 2.18 if the Permitted ABL Debt so refinanced had originally been incurred under this Agreement.

MACROBUTTON DocID

(f) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, each Refinancing Term Loan Amendment or Refinancing Revolving Amendment, as applicable, may, with the consent of the Borrowers, the Administrative Agent and each applicable Refinancing Term Loan Lender and/or Refinancing Revolving Lender, as applicable, and without the consent of any other Lender, amend this Agreement and each other Credit Document as may be necessary or appropriate, in the judgment of the Lead Borrower and the Administrative Agent (and any such determination thereof shall be conclusive and binding on all parties), (i) to effect the provisions of this Section 2.18, (ii) with respect to any Refinancing Revolving Amendment, to modify this Agreement and any other Credit Documents to include provisions applicable to a revolving credit facility, including, without limitation, modifications and amendments establishing borrowing mechanics for such revolving credit facility, modifications establishing letter of credit and swing line subfacilities, including one or more financial maintenance covenants, and providing for customary voting rights and protections and (iii) with respect to any Refinancing Term Loan Amendment that provides for term “A” loans, to modify this Agreement and any other Credit Documents to include provisions applicable to a term “A” loan facility, including, without limitation, modifications and amendments establishing borrowing mechanics for such term “A” loan facility, establishing amortization with respect to such term “A” loan facility, including one or more financial maintenance covenants, and providing for customary voting rights and protections.

2.19 Reverse Dutch Auction Repurchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, Lead Borrower or any Restricted Subsidiary may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase Term Loans of a particular Tranche (each, an “Auction”) (each such Auction to be managed exclusively by the Administrative Agent or any other bank or investment bank of recognized standing selected by Lead Borrower (with the consent of the Administrative Agent or such other bank or investment bank) following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.19(a) and Schedule 2.19(a);

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of Term Loans in connection with any Auction;

(iii) the minimum principal amount (calculated on the face amount thereof) of all Term Loans that Holdings, Lead Borrower or such Restricted Subsidiary offers to purchase in any such Auction shall be no less than $2,500,000 (unless another amount is agreed to by the Administrative Agent);

(iv) the Borrowers shall not use the proceeds of any borrowing under the ABL Credit Agreement to finance any such repurchase; and

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, Lead Borrower or such Restricted Subsidiary shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

(b) Holdings, Lead Borrower or such Restricted Subsidiary must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction. Holdings, Lead Borrower or such Restricted Subsidiary may withdraw any Auction if the reply amounts are insufficient to complete the purchase of a minimum principal amount of the Term Loans designated in writing to the applicable Auction Manager by Holdings, Lead Borrower or such Restricted Subsidiary (the “Minimum Purchase Condition”). No Credit Party or any Restricted Subsidiary shall have any liability to any Lender for any termination of such Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the such Auction, or for any termination of such Auction as a result of the failure to satisfy the Minimum Purchase Condition, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made pursuant to

MACROBUTTON DocID

this Section 2.19, (x) Holdings, Lead Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to an Auction, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Auction, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).

(c) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.19 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, Lead Borrower or any Restricted Subsidiary contemplated by this Section 2.19 shall not constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.19. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 12 and Section 13.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent and the Auction Manager shall cooperate in a reasonable manner in connection therewith.

2.20 Open Market Purchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, Lead Borrower or any of its Restricted Subsidiaries may, at any time and from time to time, make open market purchases of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing on the date of such Open Market Purchase;

(ii) neither Holdings, Lead Borrower nor any Restricted Subsidiary shall use the proceeds of any borrowing under the ABL Credit Agreement or any Revolving Commitment to finance any such purchase; and

(iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, Lead Borrower or any of its Restricted Subsidiaries shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

(b) With respect to all purchases of Term Loans made pursuant to this Section 2.20, (x) Holdings, Lead Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to any Open Market Purchase, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Open Market Purchase, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).

(c) The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.20 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, Lead Borrower or any Restricted Subsidiary contemplated by this Section 2.20 shall not

MACROBUTTON DocID

constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Open Market Purchase by this Section 2.20.

Section 3. [Reserved].

Section 4. Fees; Reductions of Commitment.

4.01 Fees.

(a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrowers and the Administrative Agent.

(b) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six (6) months after Second Restatement Effective Date, the Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Initial Term Loans that are repaid or prepaid (and/or converted) pursuant to such Repricing Transaction (including, if applicable, each Lender that withholds its consent to a Repricing Transaction of the type described in clause (2) of the definition thereof and is replaced as a non-consenting Lender under Section 2.13), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) by any Borrower in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding with respect to the Borrowers on such date that are subject to an effective reduction of the Applicable Margin pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

4.02 Mandatory Reduction of Commitments.

(a) In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Initial Term Loan Commitment terminated in its entirety on the Second Restatement Effective Date after the funding of all Initial Term Loans on such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Incremental Term Loan Commitment pursuant to an Incremental Amendment and the Incremental Term Loan Commitment of each Lender with such a Commitment (in each case, other than Incremental Term Loan Commitments with respect to delayed draw Incremental Term Loans, which shall terminate as set forth in the respective Incremental Amendment), shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Total Incremental Term Loan Commitment after the funding of all relevant Incremental Term Loans on such date.

(c) Each reduction to the Total Initial Term Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 4.02 as provided above (or pursuant to Section 5.02) shall be applied proportionately to reduce the Initial Term Loan Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

(d) The Revolving Commitments of each Tranche shall automatically terminate on the applicable Maturity Date and as otherwise set forth in the Incremental Amendment relating thereto.

Section 5. Prepayments; Payments; Taxes.

5.01 Voluntary Prepayments.

(a) The Borrowers shall have the right to prepay the Term Loans of any Tranche, without premium or penalty (other than as provided in Section 4.01(b)), in whole or in part at any time and from time to time on the following terms and conditions: (i) Lead Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) (“Notice of Prepayment”) of its intent to prepay all of

MACROBUTTON DocID

the Term Loans, or in the case of any partial prepayment, the Tranche of Term Loans to be prepaid, the amount of the Term Loans to be prepaid, the Types of Term Loans to be repaid, the manner in which such prepayment shall apply to reduce the Scheduled Repayments and, in the case of Term SOFR Term Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Lead Borrower (x) prior to 12:00 Noon (New York City time) at least one Business Day prior to the date of such prepayment in the case of Term Loans maintained as Base Rate Term Loans and (y) prior to 11:00 a.m. (New York City time) at least two Business Days prior to the date of such prepayment in the case of Term SOFR Term Loans (or, in the case of clause (x) and (y), such shorter period as the Administrative Agent shall agree in its sole and absolute discretion), and be promptly transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount as is acceptable to the Administrative Agent; provided that if any partial prepayment of Term SOFR Term Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Term SOFR Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, then if such Borrowing is a Borrowing of Term SOFR Term Loans, such Borrowing shall automatically be converted into a Borrowing of Base Rate Term Loans and any election of an Interest Period with respect thereto given by Lead Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans; provided that it is understood and agreed that this clause (iii) may be modified as expressly provided in Section 2.14 in connection with an Extension Amendment; and (iv) each prepayment of principal of Term Loans of a given Tranche pursuant to this Section 5.01(a) shall be applied as directed by Lead Borrower in the applicable notice of prepayment delivered pursuant to this Section 5.01(a) or, if no such direction is given, in direct order of maturity. Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to this Section 5.01(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities, the occurrence of a Change of Control or any similar event), in which case such notice may be revoked by Lead Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) In the event (i) of a refusal by a Lender to consent to proposed changed, amendments, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) or (ii) any Lender becomes a Defaulting Lender, Lead Borrower may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (or such shorter notice as may be agreed by the Administrative Agent) repay all Term Loans of such Lender, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, Section 13.12(b), so long as, in the case of any repayment pursuant to clause (i) hereof, the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to such clause (i) have been obtained. Each prepayment of any Term Loan pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled Repayments of the applicable Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto).

5.02 Mandatory Repayments.

(a) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled Repayment Date”), the Borrowers shall be required to repay to the Administrative Agent for the ratable account of the Lenders (i) with respect to the Initial Term Loans, on the last Business Day of each March, June, September and December, commencing with March 31, 2026, an aggregate principal amount equal to $1,722,010.39 and (ii) on the Initial Maturity Date for Initial Term Loans, the aggregate principal amount of all Initial Term Loans that remain outstanding on such date (each such repayment described in clauses (i) and (ii), as the same may be reduced as provided in this Agreement, including in Section 2.19, 2.20, 5.01 or 5.02(g), or as a result of the application of prepayments or otherwise in connection with any Extension as provided in Section 2.14, a “Scheduled Repayment”).

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrowers shall be required to make, with respect to each new Tranche (i.e., other than Initial Term Loans, which are addressed in the preceding clause (a)) of Term Loans to the extent then outstanding, scheduled amortization payments of such

MACROBUTTON DocID

Tranche of Term Loans to the extent, and on the dates and in the principal amounts, set forth in the Incremental Amendment, Refinancing Term Loan Amendment or Extension Amendment applicable thereto.

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, within five Business Days following each date on or after the Second Restatement Effective Date upon which Lead Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 (other than Refinancing Term Loans and Refinancing Notes/Loans)), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(d) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Second Restatement Effective Date upon which Lead Borrower or any of its Restricted Subsidiaries receives any Net Sale Proceeds from any Asset Sale (other than ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to no more than $45,000,000 in the aggregate of such Net Sale Proceeds received by Lead Borrower and its Restricted Subsidiaries in any fiscal year of Lead Borrower, such Net Sale Proceeds shall not be required to be so applied or used to make mandatory repayments of Term Loans. Notwithstanding the foregoing, Lead Borrower or such Restricted Subsidiary may apply all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of Lead Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such Net Sale Proceeds (or, if within such 12-month period, Lead Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Sale Proceeds, within 180 days following such 12-month period during which Lead Borrower so committed to such plan of reinvestment); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by Lead Borrower or such Restricted Subsidiary of such Net Sale Proceeds, Lead Borrower or such Restricted Subsidiary has not so used all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period.

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, on each Excess Cash Flow Payment Date, an amount (such amount, the “Excess Cash Flow Payment Amount”) equal to the remainder of(i) the amount by which the Applicable ECF Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period exceeds $10,000,000 (the “Excess Cash Flow Threshold Amount” and any such amount equal to or below the Excess Cash Flow Threshold Amount, the “Excess Cash Flow Excluded Amount”); less (ii) the aggregate amount of all (x) voluntary prepayments of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) that rank pari passu with the Term Loans (limited, in the case of any voluntary prepayment in accordance with the provisions of Section 2.19 or Section 2.20 or similar provisions in the definitive documentation with respect to such Refinancing Notes/Loans or other Indebtedness, to the cash payment made by any Credit Party or Restricted Subsidiary therefor) and (y) prepayments of revolving loans under the ABL Credit Agreement or any other revolving credit facility secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the ABL Credit Agreement or senior or pari passu with the Lien on the Collateral securing the Indebtedness hereunder, in each case, to the extent accompanied by a permanent reduction in commitments therefor and not financed with the incurrence of other long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement or any other revolving loans), in each case of clauses (ii)(x) and (y), during such Excess Cash Flow Payment Period or after such Excess Cash Flow Payment Period but prior to such related Excess Cash Flow Payment Date, shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided that, to the extent any voluntary prepayments of Indebtedness as described in clauses (ii)(x) and (y) above made during the current Excess Cash Flow Payment Period are applied to reduce the Excess Cash Flow Payment Amount for the prior Excess Cash Flow Payment Period pursuant to the foregoing sentence, then such prepayments shall not be deducted with respect to the Excess Cash Flow Payment Amount for the current Excess Cash Flow Payment Period; provided, further, that the Lead Borrower may, in its sole discretion, elect to apply all or a portion of the Excess Cash Flow Excluded Amount as a repayment in accordance with the requirements of Sections 5.02(g) and (h).

MACROBUTTON DocID

(f) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Second Restatement Effective Date upon which Lead Borrower or any of its Restricted Subsidiaries receives any Net Insurance Proceeds from any Recovery Event (other than in respect of ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to no more than $45,000,000 in the aggregate of such Net Insurance Proceeds received by Lead Borrower and its Restricted Subsidiaries in any fiscal year of Lead Borrower, such Net Insurance Proceeds shall not give rise to a mandatory repayment. Notwithstanding the foregoing, Lead Borrower may apply such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of Lead Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such proceeds (or, if within such 12-month period, Lead Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Sale Proceeds, within 18 months following the date of receipt of such proceeds); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by Lead Borrower or any of its Restricted Subsidiaries of such Net Insurance Proceeds, Lead Borrower or any of its Restricted Subsidiaries have not so used all or a portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period, as the case may be.

(g) Each amount required to be applied pursuant to Sections 5.02(d), (e) and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied; provided that to the extent any Permitted Pari Passu Notes or Permitted Pari Passu Loans (or any Permitted Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) requires any mandatory prepayment or repurchase from any Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to be applied to prepay Term Loans in accordance with clause (d) or (f) above, up to a pro rata portion (based on the aggregate principal amount of Term Loans and such pari passu secured Indebtedness then outstanding) of such Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to prepay Term Loans in accordance with clause (d) or (f) above may be applied to prepay or repurchase such pari passu secured Indebtedness in lieu of prepaying Term Loans as provided above. Prepayments pursuant to Section 5.02(c) shall be applied to the Tranche or Tranches of Term Loans selected by Lead Borrower. Except as otherwise provided below, all repayments of outstanding Term Loans of a given Tranche pursuant to Sections 5.02(c), (d), (e) and (f) (and applied pursuant to this clause (g)) shall be applied to reduce the Scheduled Repayments of the applicable Tranche in direct order of maturity of such Scheduled Repayments.

(h) With respect to each repayment of Term Loans required by this Section 5.02, Lead Borrower may (subject to the priority payment requirements of Section 5.02(g)) designate the Types of Term Loans of the applicable Tranche which are to be repaid and, in the case of Term SOFR Term Loans, the specific Borrowing or Borrowings of the applicable Tranche pursuant to which such Term SOFR Term Loans were made; provided that: (i) repayments of Term SOFR Term Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all such Term SOFR Term Loans of the applicable Tranche with Interest Periods ending on such date of required repayment and all Base Rate Term Loans of the applicable Tranche have been paid in full; and (ii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. In the absence of a designation by Lead Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(i) In addition to any other mandatory repayments pursuant to this Section 5.02, all then outstanding Term Loans of any Tranche of Term Loans shall be repaid in full on the Maturity Date for such Tranche of Term Loans.

(j) Notwithstanding any other provisions of this Section 5.02, (i) to the extent that any or all of the Net Sale Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”), the Net Insurance Proceeds of any Recovery Event incurred by a Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow

MACROBUTTON DocID

attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary from being repatriated to the United States, the portion of such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.02 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to the United States (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of Lead Borrower and its Restricted Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow is permitted under the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Term Loans pursuant to this Section 5.02 or (ii) to the extent that Lead Borrower has reasonably determined in good faith that repatriation of any of or all the Net Sale Proceeds of any Foreign Asset Sale, Net Insurance Proceeds of any Foreign Asset Sale or Foreign Recovery Event or Foreign Subsidiary Excess Cash Flow would have material adverse tax cost consequences, such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.

(k) The Borrowers shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 5.02(d), (e) or (f) at least three Business Days prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide the amount of such repayment. The Administrative Agent will promptly notify the Lenders of the contents of Lead Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.02(d), (e) or (f) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Lead Borrower no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled.

5.03 Method and Place of Payment. All payments under this Agreement and under any Note shall be made (i) to the Administrative Agent at its Notice Office for the account of the Lender or Lenders entitled thereto, or, except as otherwise specifically provided herein, directly to such Lender or Lenders, in each case not later than 2:00 p.m. (New York City time) on the date when due (or, in connection with any prepayment of all outstanding Term Loans, such later time on the specified prepayment date as the Administrative Agent may agree), (ii) in U.S. Dollars in immediately available funds and (iii) free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Any payment received after such time on such date referred to in the first sentence of this Section 5.03 shall, at the option of the Administrative Agent, be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Unless the Administrative Agent shall have received notice from Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding

MACROBUTTON DocID

the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.04 Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made without deduction or withholding for, any Taxes, except as required by applicable law. If any Taxes are required under any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be withheld or deducted from such payments, then (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such required deductions or withholding (including deduction or withholdings applicable to additional sums payable under this Section 5.04), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent will make such deductions or withholdings, and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the applicable Credit Party. The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 Business Days of written request therefor, for the amount of any Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 5.04) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any Other Taxes, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Lead Borrower and the Administrative Agent, at the time or times reasonably requested by Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to Lead Borrower and the Administrative Agent, at the time or times reasonably requested by Lead Borrower or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by Lead Borrower or the Administrative Agent as will enable Lead Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 5.04(c)) expired, obsolete or inaccurate in any respect, deliver promptly to Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Lead Borrower or the Administrative Agent) or promptly notify Lead Borrower and the Administrative Agent in writing of its inability to do so.

(c) Without limiting the generality of the foregoing: (x) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to Lead Borrower and the Administrative Agent on or prior to the Second Restatement Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or Form W-8ECI (or successor form), or (ii) in the case of a Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or W-8BEN-E (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from U.S. withholding tax with respect to payments of interest to be made under this

MACROBUTTON DocID

Agreement and under any Note; or (iii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, Form W-8BEN-E, U.S. Tax Compliance Certificate, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 5.04(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owners); (y) Each Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to Lead Borrower and the Administrative Agent, at the times specified in Section 5.04(b), two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States backup withholding requirements; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Lead Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by Lead Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Lead Borrower or the Administrative Agent as may be necessary for Lead Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.04(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.

Each Lender authorizes the Administrative Agent to deliver to Lead Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 5.04(b) or this Section 5.04(c). Notwithstanding any other provision of this Section 5.04, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(d) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.04(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.04(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses, including any Taxes, of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.04(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.04(d) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing in this Section 5.04(d) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations that it deems confidential to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

Section 6. Conditions Precedent to Credit Events on the Second Restatement Effective Date. The obligation of each Lender to make Initial Term Loans on the Second Restatement Effective Date, is subject at the time of the making of such Initial Term Loans to the satisfaction or waiver of the following conditions:

MACROBUTTON DocID

6.01 Amendment and Restatement Agreement No. 2. On or prior to the Second Restatement Effective Date, Holdings, Lead Borrower, the other Borrowers and each consenting Lender and the Additional Refinancing Term Loan Lenders shall have executed and delivered to the Administrative Agent a counterpart of the Amendment and Restatement Agreement No. 2.

6.02 [Reserved].

6.03 Opinions of Counsel. On the Second Restatement Effective Date, the Administrative Agent shall have received an opinion addressed to the Administrative Agent and each of the Lenders and dated the Second Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent from each of (i) Hogan Lovells US LLP, special counsel to the Credit Parties and (ii) Husch Blackwell LLP, special Kansas counsel to the Credit Parties.

6.04 Corporate Documents; Proceedings, etc.

(a) On the Second Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Second Restatement Effective Date, signed by the Secretary or Assistant Secretary or other authorized signatory of such Credit Party, and attested to by an authorized signatory of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in customary form.

(b) The Administrative Agent shall have received good standing certificates and bring-down letters or facsimiles, if any, for the Credit Parties which the Administrative Agent reasonably may have requested.

6.05 Solvency Certificate. On the Second Restatement Effective Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of Lead Borrower substantially in the form of Exhibit I.

6.06 Fees, etc. On the Second Restatement Effective Date, the Borrowers shall have paid to the Agents and their Affiliates that are Lenders on the Second Restatement Effective Date all costs, fees and expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least three Business Days prior the Second Restatement Effective Date and other compensation payable to the Agents or such Lender on the Second Restatement Effective Date that have been separately agreed and are payable in respect of the Transaction to the extent then due.

6.07 Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 8 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the Second Restatement Effective Date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (in each case, any representation or warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects on such respective dates).

6.08 Patriot Act. The Agents shall have received from the Credit Parties, at least three Business Days prior to the Second Restatement Effective Date, all documentation and other information, including a Beneficial Ownership Certification, if applicable, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation, in each case to the extent requested in writing by the Agents at least 10 Business Days prior to the Second Restatement Effective Date.

6.09 Notice of Borrowing. Prior to the making of the Initial Term Loan on the Second Restatement Effective Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

MACROBUTTON DocID

6.10 Notice of Prepayment. The Administrative Agent shall have received a Notice of Prepayment meeting the requirements of Section 5.01(a) of all outstanding Term B-3 Loans under the Existing Credit Agreement.

6.11 Officer’s Certificate. On the Second Restatement Effective Date, Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Lead Borrower certifying as to the satisfaction of the conditions in Section 6.07.

6.12 Material Adverse Effect. Since December 31, 2024, there shall not have occurred any change, event or development that, individually or in the aggregate, has had and continues to have or is reasonably expected to have, a Material Adverse Effect.

Section 7. Conditions Precedent to all Credit Events after the Second Restatement Effective Date. The obligation of each Lender to make Term Loans after the Second Restatement Effective Date shall be subject to the satisfaction or waiver of the conditions set forth in Section 2.15 or Section 2.18, as applicable.

Section 8. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Term Loans, the Borrowers (and, solely with respect to Sections 8.01, 8.02, 8.03, 8.04 and 8.16 with respect to itself, Holdings), makes the following representations and warranties, in each case after giving effect to the Transaction.

8.01 Organizational Status. Each of Holdings, Lead Borrower and each of the Restricted Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company, unlimited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, (ii) has the requisite corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority; Enforceability. Each Credit Party has the corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company, unlimited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

MACROBUTTON DocID

8.04 Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date,(y) filings which are necessary to perfect the security interests created under the Security Documents and (z) customary filings and disclosures to be made with the SEC in respect of material agreements), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.

8.05 Financial Statements; Financial Condition; Projections.

(a) The balance sheets included in the audited financial statements delivered pursuant to Section 9.01(b) of the Existing Credit Agreement as of the fiscal year ended December 31, 2024 and the related consolidated statements of income, cash flows and retained earnings included in the audited financial statements for the fiscal year ended December 31, 2024, present fairly in all material respects the consolidated financial position of Lead Borrower and its Subsidiaries and with respect to such audited financial statements of Lead Borrower, in each case, at the dates of such balance sheets and the consolidated results of the operations of Lead Borrower for the periods covered thereby. All of the foregoing historical financial statements have been audited by independent certified public accountants of recognized national standing and prepared in accordance with U.S. GAAP consistently applied.

(b) The balance sheets included in the unaudited financial statements delivered pursuant to Section 9.01(a) of the Existing Credit Agreement as of the fiscal quarters ended March 31, 2025 and June 30, 2025 and the related consolidated statements of income, cash flows and retained earnings included in the unaudited financial statements for the fiscal quarters, and the elapsed portion of the fiscal year, ended March 31, 2025 and June 30, 2025, present fairly in all material respects the consolidated financial position of Lead Borrower and its Subsidiaries and with respect to such unaudited financial statements of Lead Borrower for the periods covered thereby.

(c) On the Second Restatement Effective Date, Lead Borrower and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transaction.

(d) The Projections have been prepared in good faith and are based on assumptions that were believed by Lead Borrower to be reasonable at the time delivered to the Administrative Agent (it being understood and agreed that the Projections are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties and their Restricted Subsidiaries, no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by the Projections may differ from projected results, and such differences may be material).

(e) Since the Second Restatement Effective Date there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

8.07 True and Complete Disclosure. All written information (other than information consisting of statements, estimates, forecasts and Projections, and information of a general economic or industry nature, as to which no representation, warranty or covenant is made (except with respect to Projections to the extent set forth in Section 8.05(c) above)) that has been made available to the Administrative Agent or any Lender by any Credit Party or any representative of a Credit Party at its direction and on its behalf in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, when taken as a whole and after giving effect to all supplements thereto, is complete and correct in all material respects when furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained

MACROBUTTON DocID

therein, in each case in light of the circumstances under which such statements are made, not materially misleading when furnished.

8.08 Use of Proceeds; Margin Regulations.

(a) All proceeds of the Term Loans incurred on the Second Restatement Effective Date will be used by the Borrowers to finance, in part, the Transaction and pay Transaction Costs and, to the extent of any excess, for working capital or for any purpose not prohibited under this Agreement.

(b) All proceeds of Incremental Term Loans will be used for the purpose set forth in Section 2.15(a).

(c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Term Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(d) The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any unlawful activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to Lead Borrower and its Subsidiaries or, to the knowledge of the Borrowers, any other party hereto.

8.09 Tax Returns and Payments. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) Lead Borrower and each of its Restricted Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Lead Borrower and/or any of its Restricted Subsidiaries, (ii) the Returns accurately reflect in all material respects all liability for Taxes of Lead Borrower and its Restricted Subsidiaries for the periods covered thereby, and (iii) Lead Borrower and each of its Restricted Subsidiaries have paid all Taxes payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of Lead Borrower and its Restricted Subsidiaries in accordance with U.S. GAAP. There is no action, suit, proceeding, audit or claim now pending and, to the knowledge of the Borrowers, there is no action, suit, proceeding, audit, claim threatened in writing by any authority or ongoing investigation by any authority, in each case, regarding any Taxes relating to Lead Borrower or any of its Restricted Subsidiaries that is reasonably likely to be adversely determined, and, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

8.10 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype document that is the subject of a favorable opinion letter.

(b) There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.

(c) If each of Lead Borrower, each Restricted Subsidiary of Lead Borrower and each ERISA Affiliate were to withdraw from all Multiemployer Plans in a complete withdrawal as of the date this assurance is given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

MACROBUTTON DocID

(d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrowers, any Restricted Subsidiary of Lead Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) Lead Borrower, any Restricted Subsidiary of Lead Borrower and any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and (iii) neither Lead Borrower nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

(g) The Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

8.11 The Security Documents.

(a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) in all right, title and interest of the Credit Parties in the Collateral (as described in the Security Agreement), and as a result of (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) the receipt by the Collateral Agent of all Instruments, Chattel Paper and certificated pledged Equity Interests that constitute “securities” governed by Article 8 of the New York UCC, in each case constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, (iii) sufficient identification of commercial tort claims (as applicable), (iv) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York UCC) with respect to any deposit account, (v) the recordation of the Patent Security Agreement, if applicable, and the Trademark Security Agreement, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office and (vi) the recordation of the Copyright Security Agreement, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Security Agreement) a fully perfected security interest in all right, title and interest in all of the Collateral (as described in the Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection is required under the Security Agreement and can be accomplished under applicable law described in this paragraph through these actions.

(b) Upon delivery in accordance with Section 9.12, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all

MACROBUTTON DocID

third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

8.12 Properties. All Material Real Property owned by any Credit Party as of the Second Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Schedule 8.12. Each of Lead Borrower and each of its Restricted Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property, and good and valid title in the case of tangible personal property, to all material tangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

8.13 Capitalization. All outstanding shares of capital stock of the Borrowers have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of the Borrowers that may be imposed as a matter of law) and are owned by (i) Holdings, with respect to the shares of Lead Borrower and (ii) a Credit Party, with respect to the shares of any other Borrower. No Borrower has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

8.14 Subsidiaries. On and as of the Second Restatement Effective Date and after giving effect to the consummation of the Transaction, Lead Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Second Restatement Effective Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Lead Borrower in each of its Subsidiaries and also identifies the direct owner thereof.

8.15 Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.

(a) Each of Lead Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. The Borrowers will not directly (or knowingly indirectly) use the proceeds of the Initial Term Loans to violate or result in a violation of any such applicable statutes, regulations, orders or restrictions referred to in the immediately preceding sentence.

(b) The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees and, to the knowledge of the Borrowers, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or the Transaction will violate any Anti-Corruption Law or applicable Sanctions.

8.16 Investment Company Act. None of Holdings, Lead Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

8.17 [Reserved].

8.18 Environmental Matters. Except for any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

MACROBUTTON DocID

(a) Lead Borrower and each of its Restricted Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the knowledge of any Credit Party, there are no pending or threatened Environmental Claims against Lead Borrower or any of its Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Lead Borrower or any of its Restricted Subsidiaries, or to the knowledge of any Credit Party, any Real Property currently or formerly owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that would be reasonably expected (i) to form the basis of an Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Lead Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law.

(b) To the knowledge of any Credit Party, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries where such generation, use, treatment, storage, transportation or Release has (i) violated or would be reasonably expected to violate any applicable Environmental Law, (ii) give rise to an Environmental Claim or (iii) give rise to liability under any applicable Environmental Law.

8.19 Labor Relations. Except as set forth in Schedule 8.19 or except to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes pending against Lead Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened against Lead Borrower or any of its Restricted Subsidiaries, (b) to the knowledge of the Borrowers, there are no questions concerning union representation with respect to Lead Borrower or any of its Restricted Subsidiaries, (c) the hours worked by and payments made to employees of Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters and (d) to the knowledge of the Borrowers, no wage and hour department investigation has been made of Lead Borrower or any of its Restricted Subsidiaries.

8.20 Intellectual Property. Each of Lead Borrower and each of its Restricted Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as have not had, and would not reasonably be expected to have, a Material Adverse Effect.

8.21 Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

8.22 Beneficial Ownership Certificate. As of the Second Restatement Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

8.23 Outbound Investment Rules. None of the Borrowers nor any of their Restricted Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. None of the Borrowers nor any of their Restricted Subsidiaries currently engages in, or has any present intention to engage in the future, directly or indirectly, in a “covered transaction” in which the relevant “covered foreign person” engages in any activity referred to in the definition of “prohibited transaction”, as each such term is defined in the Outbound Investment Rules.

Section 9. Affirmative Covenants. Lead Borrower and each of its Restricted Subsidiaries hereby covenants and agrees that on and after the Second Restatement Effective Date and until Payment in Full:

MACROBUTTON DocID

9.01 Information Covenants. Lead Borrower will furnish to the Administrative Agent for distribution to each Lender, including each Lender’s Public-Siders except as otherwise provided below:

(a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Lead Borrower, in each case, ending on or after September 30, 2025, (i) the consolidated balance sheet of Lead Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by the chief financial officer of Lead Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b) Annual Financial Statements. Within 90 days after the close of each fiscal year of Lead Borrower, (x) the consolidated balance sheet of Lead Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by Ernst & Young LLP or other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or any Securitization Entity)) to the effect such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of Lead Borrower and its Subsidiaries as of the date indicated and the results of their operations for the periods indicated, and (y) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c) Notwithstanding the foregoing, the obligations referred to in Sections 9.01(a) and 9.01(b) above may be satisfied with respect to financial information of Lead Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) Lead Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 9.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of Lead Borrower, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by, or Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 9.01(a) (it being understood that such information may be audited at the option of Lead Borrower), such materials are accompanied by a report and opinion of independent certified public accountants of recognized national standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than as a result of, or with respect to, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period or (iii) the activities,

MACROBUTTON DocID

operations, financial results, assets or liabilities of any Unrestricted Subsidiary or any Securitization Entity).

(d) [Reserved].

(e) Officer’s Certificates. At the time of the delivery of the Section 9.01 Financials, a compliance certificate from a Responsible Officer of Lead Borrower substantially in the form of Exhibit J, certifying on behalf of Lead Borrower that, to such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2026, set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Excess Cash Flow Payment Period to the extent any Excess Cash Flow Payment is required to be made for such Excess Cash Flow Payment Period , and (ii) certify that there have been no changes to Schedules 1(a), 5, 7(a), 7(b), 7(c), 8 and 9 of the Perfection Certificate, in each case since the Second Restatement Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly after any Responsible Officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under (A) the Unsecured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount in excess of the Threshold Amount or (C) the ABL Credit Agreement, (ii) any litigation, or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the sending, filing, receipt or delivery thereof, as applicable, copies of (i) all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) and (ii) material notices received from, or reports or other information or material notices furnished to, holders of Indebtedness under, (A) the Unsecured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount in excess of the Threshold Amount or (C) the ABL Credit Agreement (including, for the avoidance of doubt, any notices relating to an actual or purported default or event of default thereunder and any notices to the extent the action or occurrence described therein would reasonably be expected to be materially adverse to the interests of the Lenders, but excluding any administrative notices or regular reporting requirements thereunder).

(h) Environmental Matters. Promptly after any Responsible Officer of Lead Borrower obtains knowledge thereof, notice of any of the following environmental matters to the extent such environmental matters, either individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries;

MACROBUTTON DocID

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that (a) results in noncompliance by Lead Borrower or any of its Restricted Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Lead Borrower or any of its Restricted Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries as required by any Environmental Law or any governmental or other administrative agency and all notices received by Lead Borrower or any of its Restricted Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Lead Borrower or any of its Restricted Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Lead Borrower or any of its Restricted Subsidiaries of potential liability under CERCLA.

(i) All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Lead Borrower’s or such Subsidiary’s response thereto.

(j) Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(k) Insurance. Evidence of insurance renewals as required under Section 9.03 hereunder.

(l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Lead Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request. Notwithstanding the foregoing, neither Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this clause to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that Lead Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege).

Documents required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Lead Borrower posts such documents, files such documents with the SEC, or provides a link thereto on Lead Borrower’s website on the Internet; or (ii) on which such documents are posted on Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Lead Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

MACROBUTTON DocID

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Lead Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or its their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Public Side Information, they shall be treated as set forth in Section 13.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Each Borrower represents and warrants that it, Holdings or any other direct or indirect Parent Company and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrowers hereby (i) authorizes the Administrative Agent to make financial statements and other information provided pursuant to clauses (a) and (b) above, along with the Credit Documents and the list of Disqualified Lenders, available to Public-Siders and (ii) agrees that at the time the Section 9.01 Financials are provided hereunder, they shall already have been, or shall substantially concurrently be, made available to holders of its securities. The Borrowers will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrowers have no outstanding publicly traded securities, including 144A securities (it being understood that the Borrowers shall have no obligation to request that any material be posted to Public-Siders). Notwithstanding anything herein to the contrary, in no event shall Lead Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrowers’ compliance with the covenants contained herein.

9.02 Books, Records and Inspections; Conference Calls.

(a) Lead Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with U.S. GAAP shall be made of all dealings and transactions in relation to its business and activities. Lead Borrower will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Lead Borrower or such Restricted Subsidiary, any of the properties of Lead Borrower or such Restricted Subsidiary, and to examine the books of account of Lead Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of Lead Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (provided that neither Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that Lead

MACROBUTTON DocID

Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege), all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided that the Administrative Agent shall give Lead Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 9.02 and (ii) the Administrative Agent shall not exercise its inspection rights under this Section 9.02 more often than once during any fiscal year at the Borrowers’ expense; provided, further, however, that when an Event of Default exists, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice.

(b) Lead Borrower will, within 30 days after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(a) and (b), hold a conference call or teleconference, at a time selected by Lead Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of Lead Borrower (it being understood that any such call may be combined with any similar call held for any of Lead Borrower’s other lenders or security holders).

9.03 Maintenance of Property; Insurance.

(a) The Borrowers will, and will cause each of the Restricted Subsidiaries to, (i) except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all tangible property necessary to the business of Lead Borrower and its Restricted Subsidiaries in reasonably good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is, in the good faith determination of Lead Borrower, consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Lead Borrower and its Restricted Subsidiaries, and (iii) furnish to the Collateral Agent, upon its request therefor, all information reasonably requested as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b) If any portion of any improvements on Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall, or shall cause the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and (ii) deliver to the Collateral Agent evidence reasonably requested by the Collateral Agent as to such compliance, including, without limitation, evidence of annual renewals of such insurance.

(c) The Borrowers will, and will cause each of the Restricted Subsidiaries to, at all times keep its property constituting Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall, at all times after the time required by Section 9.13, be endorsed in a customary manner to the Collateral Agent for the benefit of the Secured Creditors (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured) and (ii) if agreed by the insurer (which agreement the Borrowers shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided, that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4)

MACROBUTTON DocID

automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as to which a secured lender is not customarily granted an insurable interest therein as the Collateral Agent may approve; and (y) self-insurance programs. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, (x) Collateral Agent shall promptly pay over to the Borrowers any insurance proceeds received by it unless otherwise expressly required hereunder and (y) the Borrowers shall have the sole and exclusive right to adjust or settle any insurance and to approve any award granted in any condemnation or similar proceeding (or deed in lieu of condemnation).

(d) If the Borrowers or any of the Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or the Borrowers or any of the Restricted Subsidiaries shall fail to so endorse all policies with respect thereto, after any applicable grace period, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance so long as the Collateral Agent provides written notice to Lead Borrower of its election to procure such insurance prior thereto, and the Credit Parties jointly and severally agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

9.04 Existence; Franchises. The Borrowers will, and will cause each of the Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, franchises, licenses and permits in each case to the extent material; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by Lead Borrower or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by Lead Borrower or any of its Restricted Subsidiaries of any franchises, licenses or permits that Lead Borrower reasonably determines are no longer material to the operations of Lead Borrower and its Restricted Subsidiaries taken as a whole or (iii) the withdrawal by Lead Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or unlimited liability company, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with the FCPA, Sanctions, and the USA Patriot Act, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all other applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

9.06 Compliance with Environmental Laws.

(a) Each Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Borrowers or any of their Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Borrowers). Except as have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Borrowers nor any of their Restricted Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrowers or any of their Restricted Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties or transported to or from such Real Properties in compliance with all applicable Environmental Laws.

MACROBUTTON DocID

(b) (i) After the receipt by the Administrative Agent, Collateral Agent or any Lender of any notice of the type described in Section 9.01(h) or (ii) at any time that Lead Borrower or any of its Restricted Subsidiaries are not in compliance with Section 9.06(a), at the written request of the Collateral Agent, Lead Borrower will provide or cause the applicable Credit Party to provide an environmental site assessment report concerning any Mortgaged Property owned, leased or operated by Lead Borrower or any other Credit Party that is the subject of or could reasonably be expected to be the subject of such notice or noncompliance, prepared by an environmental consulting firm reasonably approved by the Collateral Agent, indicating the presence or absence of Hazardous Materials and the reasonable worst case cost of any removal or remedial action in connection with such Hazardous Materials on such Mortgaged Property. If the Credit Parties fail to provide the same within 30 days after such request was made, the Collateral Agent may order the same, the reasonable cost of which shall be borne (jointly and severally) by the Borrowers and the other Credit Parties.

9.07 ERISA. Promptly upon a Responsible Officer of any Borrower obtaining knowledge thereof, Lead Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer of Lead Borrower setting forth the full details as to such occurrence and the action, if any, that Lead Borrower, such Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Lead Borrower, such Restricted Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by Lead Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if Lead Borrower, any Restricted Subsidiary of Lead Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (d) Lead Borrower, any Restricted Subsidiary of Lead Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect; (e) that a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (f) that a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent and such event is reasonably expected to result in a Material Adverse Effect. Lead Borrower will also deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by Lead Borrower or a Restricted Subsidiary.

9.08 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its, and each of the Restricted Subsidiaries’ fiscal years to end on or near December 31 of each year and (ii) each of its, and each of its Restricted Subsidiaries’ fiscal quarters to end on or near March 31, June 30, September 30 and December 31 of each year.

9.09 Beneficial Ownership Regulation. Promptly following any request therefor, the Borrowers shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

9.10 Payment of Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Lead Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither Lead Borrower nor any of its Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S.

MACROBUTTON DocID

GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

9.11 Use of Proceeds. The Borrowers will use the proceeds of the Term Loans only as provided in Section 8.08.

9.12 Additional Security; Further Assurances; etc.

(a) The Borrowers will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties (in the case of Real Property, limited to Material Real Property) of the Borrowers and the Subsidiary Guarantors as are acquired after the Closing Date (other than assets constituting Excluded Collateral) and as may be reasonably requested from time to time by the Collateral Agent (collectively, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Additional Security Documents”). All such security interests and Mortgages shall be granted pursuant to documentation consistent with any Security Documents entered into on the Closing Date or otherwise reasonably satisfactory in form and substance to the Collateral Agent and (subject to exceptions as are reasonably acceptable to the Collateral Agent) shall constitute, upon taking all necessary perfection action (which the Credit Parties agree to take pursuant to clause (e) below) valid and enforceable perfected security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)), subject to the ABL Intercreditor Agreement and any Pari Passu Intercreditor Agreement, superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Collateral Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents. Notwithstanding any other provision in this Agreement or any other Credit Document, no Excluded Subsidiary shall be required to pledge any of its assets to secure any obligations of the Borrowers under the Credit Documents or guarantee the obligations of the Borrowers under the Credit Documents.

(b) Subject to the terms of the ABL Intercreditor Agreement and any Pari Passu Intercreditor Agreement, with respect to any Person that is or becomes a Restricted Subsidiary (or ceases to be an Excluded Subsidiary) after the Closing Date, (i) deliver to the Collateral Agent the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (in each case, to the extent required pursuant to the Security Agreement), (ii) cause such new Subsidiary (other than an Excluded Subsidiary) (A) to execute a joinder agreement to the Guaranty Agreement and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (iii) solely in the case of any Foreign Subsidiary that Lead Borrower has elected to cause to become a Subsidiary Guarantor, at the request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent an opinion, addressed to the Administrative Agent and the other Lenders, of counsel reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) as the Administrative Agent may reasonably request.

(c) The Borrowers will, and will cause each of the other Credit Parties that are Restricted Subsidiaries of Lead Borrower to, at the expense of Lead Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Lead Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents to the extent reasonably requested by the Administrative Agent or the Collateral Agent for the continued validity,

MACROBUTTON DocID

perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d) If the Administrative Agent or the Collateral Agent reasonably determines that it or the Lenders are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, the Borrowers will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

(e) The Borrowers agree that each action required by clauses (a) through (d) of this Section 9.12 shall be completed in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or such longer period as the Collateral Agent shall otherwise agree, including with respect to any Real Property acquired after the Closing Date that Lead Borrower has notified the Collateral Agent that it intends to dispose of pursuant to a disposition permitted by Section 10.04), as the case may be; provided that, in no event will the Borrowers or any of their Restricted Subsidiaries be required to take any action to obtain consents from third parties with respect to its compliance with this Section 9.12; provided further that, the Borrowers shall give the Collateral Agent 45 days written notice prior to granting any Mortgage to the Collateral Agent for the benefit of the Secured Creditors as required herein and shall not grant such Mortgage until (i) the Collateral Agent has provided written notice to the Borrowers of the completion of all required flood insurance due diligence and flood insurance compliance which notice states that the Collateral Agent is satisfied with the results thereof and (ii) the expiration of such 45 day period with no Lender having provided notice to Lead Borrower that it has not completed any necessary flood insurance due diligence or flood insurance compliance or that it is not satisfied with the results of any such due diligence or compliance (and the date by which any Credit Party is required to deliver Mortgages hereunder shall automatically be extended to the extent necessary to comply with the foregoing). Each of the parties hereto acknowledges and agrees that the grant of any Mortgage on Mortgaged Property of the Credit Parties (or any increase, extension or renewal of any Loans or Commitments at a time when any Mortgaged Property is subject to a Mortgage) shall be subject to (and conditioned upon) the prior delivery to the Collateral Agent of “life-of-loan” Federal Emergency Management Agency standard flood hazard determinations with respect to each Mortgaged Property and, to the extent any improved Mortgaged Property is located in an area determined by the Federal Emergency Agency (or any successor agency) to be a special flood hazard area, (i) delivery by the Collateral Agent to Lead Borrower of a notice of special flood hazard area status and flood disaster assistance and, if such notice is delivered to Lead Borrower at least two (2) Business Days prior to such grant, increase, extension or renewal, a duly executed acknowledgment of receipt thereof by Lead Borrower and (ii) evidence of flood insurance as required by Section 9.03 hereof. Notwithstanding anything in any Credit Document to the contrary, if the Collateral Agent or any Lender is not satisfied with the results of any flood insurance due diligence or flood insurance compliance or any of the deliveries referred to in the immediately preceding sentence, and determines it is in its best interest not to require a Mortgage on any Mortgaged Property, the Credit Parties shall not be required to grant a Mortgage on such Mortgaged Property in favor of such Person or otherwise comply with respect to such Person with the provisions of the Credit Documents relating to Mortgages.

(f) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, except in the case of a Foreign Subsidiary that is designated as a Subsidiary Guarantor in accordance with the definition of “Excluded Subsidiary”, no security documents or instruments governed by, or perfection or other actions under, the law of a jurisdiction other than the United States of America (including any registration of Intellectual Property, or filings with any intellectual property offices, in any jurisdiction other than the United States of America) shall be required (other than delivery of certificated equity interests of Foreign Subsidiaries held by any Loan Party to the extent required by the Credit Documents).

9.13 Post-Closing Actions. Each Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree. Notwithstanding anything to the contrary in any Credit Document, prior to the time at which such action is required to be taken pursuant to this Section 9.13, no misrepresentation, default or breach of any Credit Document shall occur as a result of the failure to take any action contemplated by Schedule 9.13.

MACROBUTTON DocID

9.14 Permitted Acquisitions.

(a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of “Permitted Acquisition,” Lead Borrower and its Restricted Subsidiaries may from time to effect Permitted Acquisitions, so long as in each case (except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition), no Event of Default shall have occurred and be continuing immediately after giving effect to such Permitted Acquisition on the date of consummation thereof; provided that with respect to this clause (ii), the aggregate cash consideration paid by Lead Borrower and its Restricted Subsidiaries in connection with Permitted Acquisitions consummated from and after the Second Restatement Effective Date where the Acquired Entity or Business does not become a Subsidiary Guarantor or owned by a Borrower or a Subsidiary Guarantor, as applicable, shall not exceed the sum of (x) the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time such Permitted Acquisition is consummated), plus (y) the Available Amount.

(b) Lead Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition (and each Credit Party that is the direct parent of such Restricted Subsidiary that was so formed or acquired) to comply with, and to execute and deliver all of the documentation as and to the extent (and within the time periods) required by, Section 9.12, to the reasonable satisfaction of the Collateral Agent.

9.15 Credit Ratings. The Borrowers shall use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to Lead Borrower, and a credit rating from S&P and Moody’s with respect to the Term Loans incurred pursuant to this Agreement, in all cases, but not a specific rating.

9.16 Designation of Subsidiaries. Lead Borrower may at any time and from time to time after the Closing Date designate any Restricted Subsidiary of Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by Lead Borrower or any Restricted Subsidiary, immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under the Guaranty Agreement) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to Lead Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of (I) the ABL Credit Agreement, (II) the Unsecured Notes Documents or (III) any Refinancing Notes Indenture, any Permitted Pari Passu Notes Document, any Permitted Pari Passu Loan Documents, any Permitted Junior Notes Document or other debt instrument, in each case of this clause (III), with a principal amount in excess of the Threshold Amount, (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, Lead Borrower shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary that is acquired or formed after the date of designation shall automatically be designated as an Unrestricted Subsidiary), (vi) no Borrower may be designated an Unrestricted Subsidiary and (vii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (i) the Subsidiary to be so designated and (ii) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Lead Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of Lead Borrower’s Investment

MACROBUTTON DocID

in such Subsidiary. Notwithstanding the foregoing, no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property at the time of designation.

Section 10. Negative Covenants. Lead Borrower and each of the Restricted Subsidiaries (and Holdings in the case of Section 10.09(b)) hereby covenant and agree that on and after the Second Restatement Effective Date and until Payment in Full:

10.01 Liens. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Lead Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for Taxes, assessments or governmental charges or levies not overdue or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(ii) Liens in respect of property or assets of Lead Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets, subject to any such Lien for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles in their respective jurisdiction of organization or incorporation);

(iii) Liens (x) in existence on the Second Restatement Effective Date which are listed, and the property subject thereto described, in Schedule 10.01(iii) (or to the extent not listed on such Schedule 10.01(iii), where the principal amount of obligations secured by such Liens is less than $10,000,000 in the aggregate) and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(iv) (x) Liens created pursuant to the Credit Documents (including Liens securing Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements), (y) Liens securing Obligations (as defined in the ABL Credit Agreement) under the ABL Credit Agreement and the credit documents related thereto and incurred pursuant to Section 10.04(i)(y), including any Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements that are guaranteed or secured by the guarantees and security interests thereunder; provided that in the case of Liens securing such Indebtedness under the ABL Credit Agreement, the ABL Collateral Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the ABL Intercreditor Agreement and (z) Liens securing Indebtedness set forth in clause (ii) of the definition of “Permitted ABL Debt” that are pari passu or subordinated to the Liens that secure the Obligations, provided that the applicable representative of holders of such Indebtedness on behalf of such holders shall have entered into with the Administrative Agent and/or the Collateral Agent the Pari Passu Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement, as applicable.

(v) leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries;

(vi) Liens (x) upon assets of Lead Borrower or any of its Restricted Subsidiaries securing Indebtedness permitted by Section 10.04(iii); provided that such Liens do not encumber any asset of Lead Borrower or any of its Restricted Subsidiaries other than the assets acquired with such Indebtedness and

MACROBUTTON DocID

after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(vii) [reserved];

(viii) easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances and minor title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries;

(ix) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(x) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09;

(xi) statutory and common law landlords’ liens under leases to which Lead Borrower or any of its Restricted Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) (A) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of Lead Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of Lead Borrower or any of its Restricted Subsidiaries and (B) Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (A);

(xv) Deposits, pledges or other customary Liens to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds and other obligations of like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;

(xvi) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04(viii);

(xvii) any interest or title of, and any Liens created by, a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

MACROBUTTON DocID

(xviii) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xii);

(xix) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture;

(xx) Liens in favor of Lead Borrower or any Subsidiary Guarantor securing intercompany Indebtedness permitted by Section 10.05; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.05 shall be subordinated to the Liens created pursuant to the Security Documents;

(xxi) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xxii) Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxiii) Liens that may arise on inventory or equipment of Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than Lead Borrower and its Restricted Subsidiaries;

(xxiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxv) Liens (i) of a collection bank arising under Section 4-210 of the UCC (or similar provisions of other applicable laws) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxvi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05(ii); provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxvii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Lead Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xxviii) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxix) other Liens to the extent securing liabilities with a principal amount not in excess of the greater of $110,500,000 and 6.50% of Consolidated Total Assets (measured at the time of incurrence) in the aggregate at any time outstanding;

MACROBUTTON DocID

(xxx) Liens on Collateral securing obligations in respect of Indebtedness permitted by Section 10.04(xxvii);

(xxxi) cash deposits with respect to any Refinancing Notes/Loans or any Permitted Junior Debt or any other Indebtedness, in each case to the extent permitted by Section 10.07;

(xxxii) Liens on accounts receivable sold in connection with the sale or discount of accounts receivable permitted by Section 10.02(iv);

(xxxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Lead Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxiv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxxv) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of Lead Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Lead Borrower or any Restricted Subsidiary;

(xxxvi) deposits made in the ordinary course of business to secure liability to insurance carriers;

(xxxvii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxxviii) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed the greater of $25,500,000 and 1.50% of Consolidated Total Assets (measured at the time of incurrence) in the aggregate at any time outstanding securing any Interest Rate Protection Agreement or Other Hedging Agreement permitted hereunder;

(xxxix) Liens arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets, as applicable, subject thereto consist solely of assets originated by one or more Foreign Subsidiaries;

(xl) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the indenture is issued (including the indenture under which the notes are to be issued);

(xli) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of Lead Borrower or any of its Restricted Subsidiaries; and

(xlii) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Refinancing Notes/Loans, any Permitted Pari Passu Notes, any Permitted Pari Passu Loans or any Permitted Junior Debt.

In connection with the granting of Liens of the type described in this Section 10.01 by Lead Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

MACROBUTTON DocID

10.02 Consolidation, Merger, or Sale of Assets, etc. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any Sale-Leaseback Transaction, except that:

(i) any Investment permitted by Section 10.05 may be structured as a merger, consolidation or amalgamation;

(ii) Lead Borrower and its Restricted Subsidiaries may sell assets (including Equity Interests), so long as, (x) Lead Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by Lead Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets having a fair market value of more than the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such sale), at least 75% of the consideration received by Lead Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-cash Consideration)) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on Lead Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Lead Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which Lead Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes, other obligations or assets received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, (C) consideration consisting of Indebtedness of Lead Borrower or such Restricted Subsidiary that is not Subordinated Indebtedness received from such transferee, (D) accounts receivable of a business retained by Lead Borrower or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (1) are not past due more than 90 days and (2) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable and (E) any Designated Non-cash Consideration received by Lead Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time of the receipt of such Designated Non-cash Consideration) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii) each of Lead Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));

(iv) each of Lead Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of Lead Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;

(vi) (w) any Domestic Subsidiary of Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into a Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or

MACROBUTTON DocID

limited partnership organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and, if such surviving Person is not a Borrower, such Person expressly assumes, in writing, all the obligations of such Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) or any Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of a Borrower, is a corporation, limited liability company or limited partnership and is or becomes a Subsidiary Guarantor concurrently with such merger, consolidation or liquidation), (x) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower and (y) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall not be impaired in any material respect as a result of such merger, consolidation, amalgamation or liquidation;

(vii) any disposition of (i) Securitization Assets arising in connection with a Qualified Securitization Transaction or (ii) the Receivables Assets arising in connection with a Receivables Facility, in each case, permitted by Section 10.04;

(viii) each of Lead Borrower and its Restricted Subsidiaries may make sales or leases of (A) inventory in the ordinary course of business, (B) goods held for sale in the ordinary course of business and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such sale or lease, as applicable);

(ix) each of Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property, in each case, in the ordinary course of business and (ii) property no longer used or useful in the conduct of the business of Lead Borrower and its Restricted Subsidiaries;

(x) each of Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets acquired pursuant to a Permitted Acquisition so long as (x) such assets are not used or useful to the core or principal business of Lead Borrower and its Restricted Subsidiaries and (y) such assets are sold or otherwise disposed of on or prior to the first anniversary of the relevant Permitted Acquisition;

(xi) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, a Restricted Subsidiary of Lead Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

(xii) each of Lead Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions (a) involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash and fair market value (as determined by Lead Borrower) or (b) with respect to any other Sale-Leaseback Transactions not described in subclause (xii)(a), having an aggregate fair market value not in excess of the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time of such Sale-Leaseback Transaction);

(xiii) [reserved];

(xiv) each of Lead Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

MACROBUTTON DocID

(xv) each of Lead Borrower and its Restricted Subsidiaries may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xvi) each of Lead Borrower and its Restricted Subsidiaries may abandon Intellectual Property rights in the ordinary course of business, in the exercise of its reasonable good faith judgment;

(xvii) each of Lead Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements;

(xviii) each of Lead Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of Lead Borrower or any of its Restricted Subsidiaries and acquisitions by Lead Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;

(xix) each of Lead Borrower and its Restricted Subsidiaries may terminate leases and subleases;

(xx) each of Lead Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents (or other assets that were Cash Equivalents when the relevant Investment was made) to make payments that are not otherwise prohibited by this Agreement;

(xxi) each of Lead Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;

(xxii) sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided with respect to clause (D) that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary subject to Section 10.05.

(xxiii) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xxiv) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; provided that the proceeds of such dispositions are applied in accordance with Section 5.02(f);

(xxv) any disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02; and

(xxvi) dispositions permitted by Section 10.03.

To the extent the Required Lenders (or such other percentage of the Lenders as may be required by Section 10.02) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to a Borrower or a Guarantor), such Collateral shall be sold free and

MACROBUTTON DocID

clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in order to effect the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Borrower or any Restricted Subsidiary be permitted to make a disposition in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that any Borrower and its Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary.

10.03 Dividends. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to Lead Borrower or any of its Restricted Subsidiaries, except that:

(i) any Restricted Subsidiary of a Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to Lead Borrower or to other Restricted Subsidiaries of Lead Borrower which directly or indirectly own equity therein;

(ii) any non-Wholly-Owned Subsidiary of Lead Borrower may declare and pay cash Dividends to its shareholders generally so long as Lead Borrower or its Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Default or Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, Lead Borrower may pay cash Dividends to Holdings to allow Holdings to pay cash dividends or make cash distributions to any other Parent Company to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings or such other Parent Company from future , current or former members of management, employees, consultants, officers and directors (and their successors and assigns, estates, heirs, family members, spouses, domestic partners, former spouses or former domestic partners) of Lead Borrower and its Restricted Subsidiaries; provided that (A) the aggregate amount of Dividends made by Lead Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings or such other Parent Company in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings from issuances of its Equity Interests (other than to the extent included in the Available Amount) and contributed to Lead Borrower in connection with such redemption or repurchase), in either case, exceed during any fiscal year of Lead Borrower, the greater of $25,500,000 and 1.50% of Consolidated Total Assets (measured at the time of such Dividend) (provided that the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in the succeeding two fiscal years pursuant to this clause (iii)); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by Lead Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of any Parent Company or any of its Subsidiaries that occurs after the Second Restatement Effective Date, where the net proceeds of such sale are received by or contributed to Lead Borrower; provided that the amount of any such net proceeds that are utilized for any Dividend under this clause (iii) will not be considered to be net proceeds of Equity Interests for purposes of clause (a)(ii) of the definition of “Available Amount”; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to Lead Borrower from future, current or former members of management, officers, directors or employees (or their successors and assigns, estates, heirs, family members, spouses, domestic partners, former spouses or former domestic partners) of Lead Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;

(iv) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay expenses incurred

MACROBUTTON DocID

by Holdings or any other Parent Company in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to Lead Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings and any other Parent Company shall cause the amount of such expenses to be repaid to Lead Borrower or the relevant Restricted Subsidiary of Lead Borrower out of the proceeds of such offering promptly if such offering is completed;

(v) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay costs (including all professional fees and expenses) incurred by Holdings or any other Parent Company in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;

(vi) Lead Borrower may pay cash dividends or other distributions, or make loans or advances to, any Parent Company or the equity interest holders thereof in amounts required for any Parent Company or the equity interest holders thereof to pay, in each case without duplication:

(A) franchise Taxes (and other fees and expenses) required to maintain their existence to the extent such Taxes, fees and expenses are reasonably attributable to the operations of Holdings, Lead Borrower and its Restricted Subsidiaries;

(B) with respect to any taxable year (or portion thereof) ending after the Second Restatement Effective Date with respect to which any Borrower (a) is treated as a corporation for U.S. federal, state, and/or local income tax purposes and (b) is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which Holdings or any other Parent Company is the common parent, federal, state and local income Taxes (including minimum Taxes) (or franchise and similar Taxes imposed in lieu of such minimum Taxes) that are attributable to the taxable income of Lead Borrower and its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that Lead Borrower and its Subsidiaries would have been required to pay as a stand-alone Tax Group; provided, further, that the permitted payment pursuant to this clause (B) with respect to the Taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary to a Borrower or the Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar Taxes;

(C) customary salary, bonus and other benefits payable to officers and employees of any Parent Company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operations of Lead Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of any Parent Company to the extent such costs and expenses are reasonably attributable to the ownership or operations of Lead Borrower and its Restricted Subsidiaries;

(E) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Lead Borrower or any Parent Company;

(F) the purchase or other acquisition by Holdings or any other Parent Company of Lead Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by

MACROBUTTON DocID

Lead Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to Lead Borrower or any Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.02) into Lead Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchase or other acquisition; and

(G) any customary fees and expenses related to any unsuccessful equity offering by any Parent Company directly attributable to the operations of Lead Borrower and its Restricted Subsidiaries;

provided that the aggregate amount of Dividends made pursuant to subclauses (C) and (D) of this clause (vi) shall not exceed the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time of such Dividend) in any fiscal year;

(vii) reasonable and customary indemnities to directors, officers and employees of Holdings or any other Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Lead Borrower and its Restricted Subsidiaries;

(viii) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) for payment of obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of Lead Borrower and its Restricted Subsidiaries;

(ix) any Dividend used to fund the Transaction, including Transaction Costs;

(x) [Reserved];

(xi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;

(xii) a Dividend to Verra Mobility to fund a payment of dividends on Verra Mobility’s common stock, not to exceed, in any fiscal year, 5% of Verra Mobility’s market capitalization;

(xiii) any Dividends to the extent the same are made solely with the Available Amount, so long as, solely to the extent clause (a)(i)(B) of the definition of “Available Amount” is being utilized, at the time of, and after giving effect to such Dividend on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and (ii) the Consolidated Total Net Leverage Ratio, on a Pro Forma Basis as of the last day of the most recently ended Test Period, does not exceed 5.20:1.00;

(xiv) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 10.05(xvii), shall not exceed the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such Dividend);

(xv) the declaration and payment of Dividends or the payment of other distributions by Lead Borrower in an aggregate amount since the Second Restatement Effective Date not to exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time of such Dividend);

(xvi) Lead Borrower and each Restricted Subsidiary may declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of Dividend or other distribution by a Restricted Subsidiary, Lead Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

MACROBUTTON DocID

(xvii) Lead Borrower may pay Dividends with the cash proceeds contributed to its common equity from the net cash proceeds of any equity issuance by any Parent Company, so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; provided that the amount of any such cash proceeds that are utilized for any Dividend under this clause (xvii) will not be considered to be cash proceeds of Equity Interests for purposes of clause (a)(ii) of the definition of “Available Amount”;

(xviii) Lead Borrower and any Restricted Subsidiary may pay Dividends within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03;

(xix) any Dividends, so long as on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated Total Net Leverage Ratio does not exceed 3.75:1.00; and

(xx) to the extent constituting Dividends, the Borrowers (or any Parent Company) and each Restricted Subsidiary may enter into and consummate transactions permitted by any provision of Section 10.05.

In determining compliance with this Section 10.03 (and in determining amounts paid as Dividends pursuant hereto for purposes of the definitions of “Consolidated EBITDA” and “Consolidated Net Income”), amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall, to the extent such loan or advance remains unpaid, be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).

10.04 Indebtedness. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including pursuant to any Incremental Facility); (y) Permitted ABL Debt; and (z) Indebtedness incurred pursuant to the Unsecured Notes Indenture and the other Unsecured Notes Documents in an aggregate principal amount not to exceed $350,000,000 and any Permitted Refinancing Indebtedness in respect Indebtedness incurred pursuant to this clause (i)(z);

(ii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

(iii) (A) Indebtedness of Lead Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets and any Permitted Refinancing Indebtedness in respect thereof; provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed in each case after the Second Restatement Effective Date pursuant to this clause (iii) exceed the greater of $93,500,000 and 5.50% of Consolidated Total Assets (measured at the time of incurrence) at any one time outstanding;

(iv) [reserved];

(v) (A) Indebtedness of a Restricted Subsidiary of Lead Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed the greater of 5.20:1.00 and the Consolidated Total Net Leverage Ratio immediately prior to the acquisition or assumption of such Indebtedness and Permitted Acquisition and (B) any Permitted Refinancing Indebtedness in respect thereof;

MACROBUTTON DocID

(vi) intercompany Indebtedness and cash management pooling obligations and arrangements among Lead Borrower and its Restricted Subsidiaries to the extent permitted by Section 10.05(vi);

(vii) Indebtedness outstanding on the Second Restatement Effective Date and listed on Schedule 10.04 (or to the extent not listed on such Schedule 10.04, where the principal amount of such Indebtedness is less than $10,000,000 in the aggregate) and any Permitted Refinancing Indebtedness in respect thereof;

(viii) Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii) shall not at any time exceed the greater of $55,500,000 and 3.25% of Consolidated Total Assets (measured at the time of incurrence);

(ix) Contribution Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(x) Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;

(xi) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including in each case, obligations under any Treasury Services Agreements;

(xii) Indebtedness in respect of Other Hedging Agreements so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(xiii) unsecured Indebtedness of Lead Borrower (which may be guaranteed on a subordinated basis by Holdings (so long as it is a Guarantor) and any or all of the other Borrowers or the Subsidiary Guarantors), in an aggregate outstanding principal amount (together with any Permitted Refinancing Indebtedness in respect thereof) not to exceed the greater of $149,000,000 and 8.75% of Consolidated Total Assets (measured at the time of incurrence) at any time, assumed or incurred in connection with any Permitted Acquisition permitted under Section 9.14, so long as such Indebtedness (and any guarantees thereof) are subordinated to the Obligations upon terms and conditions acceptable to the Administrative Agent;

(xiv) [reserved];

(xv) additional Indebtedness of Lead Borrower and its Restricted Subsidiaries not to exceed the greater of $110,500,000 and 6.50% of Consolidated Total Assets (measured at the time of incurrence) in aggregate principal amount outstanding at any time;

(xvi) Contingent Obligations for customs, stay, performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, and completion guarantees and other obligations of a like nature, all in the ordinary course of business;

(xvii) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii) guarantees made by Lead Borrower or any of its Restricted Subsidiaries of Indebtedness of Lead Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 10.04; provided that (x) such guarantees are permitted by Section 10.05 and (y) no Restricted Subsidiary that is not a Credit Party shall guarantee Indebtedness of a Credit Party pursuant to this clause (xviii);

MACROBUTTON DocID

(xix) guarantees made by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary permitted to be outstanding under this Section 10.04;

(xx) guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition or such other Investment to which such Indebtedness relates;

(xxi) Contingent Obligations in connection with investments permitted under Section 10.05 and sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(xxii) guarantees of Indebtedness of directors, officers and employees of Lead Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

(xxiii) guarantees of Indebtedness of a Person in connection with a joint venture; provided that the aggregate principal amount of any Indebtedness so guaranteed that is then outstanding, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of Investments then outstanding (and deemed outstanding) under clause (xix) of Section 10.05, shall not exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time of incurrence);

(xxiv) Indebtedness arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets subject thereto consist solely of assets originated by one or more Foreign Subsidiaries;

(xxv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, to the extent such Indebtedness is extinguished reasonably promptly after receipt of notice thereof;

(xxvi) (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of Lead Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of Lead Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxvii) (A) Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt in an aggregate principal amount not to exceed, as of the date of incurrence thereof, when taken together with any Incremental Term Loans incurred on such date pursuant to Section 2.15(a)(v)(x), (1) the then-remaining Fixed Dollar Incremental Amount as of the date of incurrence thereof plus (2) subject to the satisfaction of the applicable Incurrence-Based Incremental Facility Test, any Incurrence-Based Incremental Amounts that may be incurred thereunder on such date, in each case, so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes,” “Permitted Pari Passu Loans,” “Permitted Junior Notes” or “Permitted Junior Loans,” as the case may be, (ii) there shall be no obligor in respect of such Indebtedness that is not a Credit Party and (iii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05) (it being understood that the reclassification

MACROBUTTON DocID

mechanics set forth in the definition of “Incremental Amount” shall apply to amounts incurred pursuant to this Section 10.04(xxvii)(A)); and (B) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A);

(xxviii) (x) guarantees made by Lead Borrower or any of its Restricted Subsidiaries of obligations (not constituting debt for borrowed money) of Lead Borrower or any of its Restricted Subsidiaries owing to vendors, suppliers and other third parties incurred in the ordinary course of business and (y) Indebtedness of any Credit Party (other than Holdings) as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxix) (A) unsecured Permitted Junior Debt of Lead Borrower and its Restricted Subsidiaries incurred under Permitted Junior Debt Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Junior Notes” or “Permitted Junior Loans,” as the case may be, (ii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05), (iii) any such Indebtedness incurred or guaranteed by a Credit Party is not secured by any assets of Lead Borrower or any Restricted Subsidiary and (iv) the aggregate principal amount of such Permitted Junior Debt issued or incurred after the Second Restatement Effective Date shall not cause the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, to exceed 5.20:1.00 and (B) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A); provided that the amount of Permitted Junior Debt which may be incurred pursuant to this clause (xxix) by non-Credit Parties shall not exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time of incurrence) at any time outstanding;

(xxx) Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xviii);

(xxxi) Indebtedness under Refinancing Notes/Loans, 100% of the Net Debt Proceeds of which are applied to repay outstanding Term Loans in accordance with Section 5.02(c); and

(xxxii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxi) above.

10.05 Advances, Investments and Loans. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by Lead Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted (each of the following, a “Permitted Investment” and collectively, “Permitted Investments”):

(i) Lead Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Lead Borrower or such Restricted Subsidiary;

(ii) Lead Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) Lead Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Second Restatement Effective Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any

MACROBUTTON DocID

additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv) Lead Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) Lead Borrower and its Restricted Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.04(ii), and Other Hedging Agreements to the extent permitted by Section 10.04(xii);

(vi) (a) Lead Borrower and any Restricted Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03) (other than Section 10.03(xx)), including in connection with tax planning activities, so long as, after giving effect thereto, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, taken as a whole, is not materially impaired, (b) any Foreign Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in any the Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans (other than cash management pooling obligations and arrangements) to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other investments (including cash management pooling obligations and arrangements) in, Restricted Subsidiaries that are not Credit Parties so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made pursuant to this subclause (c) does not exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time of such loans, guarantees or incurrence), (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments (including cash management pooling obligations and arrangements) in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments (including cash management pooling obligations and arrangements) in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);

(vii) Permitted Acquisitions shall be permitted in accordance with Section 9.14;

(viii) loans and advances by Lead Borrower and its Restricted Subsidiaries to officers, directors and employees of Lead Borrower and its Restricted Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(ix) advances of payroll payments to employees of Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(x) non-cash consideration may be received in connection with any Asset Sale permitted pursuant to Section 10.02(ii) or (x);

(xi) additional Restricted Subsidiaries of Lead Borrower may be established or created if Lead Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any

MACROBUTTON DocID

assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(xii) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;

(xiii) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);

(xiv) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(xv) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(xvi) Investments in the ordinary course of business consisting of UCC Article 3 (or the equivalent under other applicable law) endorsements for collection or deposit;

(xvii) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time such Investment is made);

(xviii) Investments to the extent made with the Available Amount;

(xix) in addition to Investments permitted by clauses (i) through (xviii) and (xx) through (xxxii) of this Section 10.05, Lead Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a joint venture) in an aggregate outstanding amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time such Investment is made);

(xx) the licensing, sublicensing or contribution of Intellectual Property rights pursuant to arrangements with Persons other than Lead Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;

(xxi) loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to any Parent Company), Dividends permitted to be made to any Parent Company in accordance with Section 10.03 (other than Section 10.03(xx)); provided that any such loan or advance shall reduce the amount of such applicable Dividends thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);

(xxii) Investments to the extent that payment for such Investments is made in the form of common Equity Interests or Qualified Preferred Stock of Holdings or any Equity Interests of any other direct or indirect Parent Company to the seller of such Investments;

MACROBUTTON DocID

(xxiii) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xxiv) Investments in a Restricted Subsidiary that is not a Credit Party or in a joint venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(xxv) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

(xxvi) Investments by Lead Borrower and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(xxvii) guarantees made in the ordinary course of business of obligations owed to landlords, suppliers, customers, franchisees and licensees of Lead Borrower or its Subsidiaries;

(xxviii) Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(xxix) Investments in Unrestricted Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this Section 10.05(xxix) that are at that time outstanding not to exceed the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time such Investment is made) at any one time outstanding;

(xxx) any Investments, so long as, on the date of such Investment, on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated Total Net Leverage Ratio does not exceed 3.75:1.00;

(xxxi) Investments by Lead Borrower and its Restricted Subsidiaries in joint ventures in an aggregate amount for all Investments made pursuant to this clause (xxxi), not to exceed, when added to the aggregate amount then guaranteed under clause (xxiii) of Section 10.04 and all unreimbursed payments theretofore made in respect of guarantees pursuant to clause (xxiii) of Section 10.04, the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time such Investment is made); and

(xxxii) (i) Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction permitted by Section 10.04; provided, however, that any such Investment in a Securitization Entity is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility, as applicable.

To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment

MACROBUTTON DocID

for purposes of this Section 10.05 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).

Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Borrower or any Restricted Subsidiary be permitted to make an Investment in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that any Borrower and its Restricted Subsidiaries shall be permitted to grant to any Unrestricted Subsidiary non-exclusive licenses.

10.06 Transactions with Affiliates. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Lead Borrower or any of its Subsidiaries, other than on terms and conditions deemed in good faith by the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of the Lead Borrower) (or any committee thereof, as applicable) to be not less favorable to Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i) Dividends (and loans and advances in lieu thereof) may be paid to the extent provided in Section 10.03;

(ii) loans and other transactions among Lead Borrower and its Restricted Subsidiaries;

(iii) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of Holdings, Lead Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of Lead Borrower and the other Restricted Subsidiaries, to any other Parent Company);

(iv) Lead Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of Holdings, Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(v) [reserved];

(vi) the Transaction (including Transaction Costs) shall be permitted;

(vii) [reserved];

(viii) transactions described on Schedule 10.06(viii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix) Investments in Lead Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 10.05;

(x) [reserved];

(xi) transactions between Lead Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Lead Borrower or any Parent Company; provided, however, that such director abstains from voting as a director of Lead Borrower or such Parent Company, as the case may be, on any matter involving such other Person;

(xii) [reserved];

MACROBUTTON DocID

(xiii) guarantees of performance by Lead Borrower and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xiv) the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock of Lead Borrower to any Parent Company, or to any director, officer, employee or consultant thereof; and

(xv) to the extent not otherwise prohibited by this Agreement, transactions between or among Holdings, Lead Borrower and any of its Restricted Subsidiaries shall be permitted (including equity issuances).

10.07 Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to:

(a) make (or give any notice (other than any such notice that is expressly contingent upon Payment in Full) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing money or securities with the trustee with respect thereto or any other Person before due for the purpose of paying when due), any Subordinated Indebtedness, except that Subordinated Indebtedness may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with any applicable trustee with respect thereto or any Person for the purpose of paying such Subordinated Indebtedness when due may be made) (i) with the Available Amount; provided, that solely to the extent clause (a)(i)(B) of the definition of “Available Amount” is being utilized, (x) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed repayment or prepayment or immediately after giving effect thereto and (y) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed 5.20:1.00, (ii) so long as, on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated Total Net Leverage Ratio does not exceed 3.70:1.00, and (iii) in an aggregate amount not to exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time such payment, prepayment, redemption or acquisition is made); provided, that nothing herein shall otherwise prevent Lead Borrower and its Restricted Subsidiaries from refinancing any Indebtedness with Permitted Refinancing Indebtedness;

(b) amend or modify, or permit the amendment or modification of any provision of, any Unsecured Notes Document other than any amendment or modification that is not materially adverse to the interests of the Lenders;

(c) amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount, other than any amendment or modification that is not materially adverse to the interests of the Lenders; or

(d) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or certificate of formation; limited liability company agreement or by-laws (or the equivalent organizational documents); accounting policies, reporting policies or fiscal year (except as required by U.S. GAAP), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) is not materially adverse to the interests of the Lenders.

10.08 Limitation on Certain Restrictions on Subsidiaries. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Lead Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Lead Borrower or

MACROBUTTON DocID

any of its Restricted Subsidiaries, (b) make loans or advances to Lead Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to Lead Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law;

(ii) this Agreement and the other Credit Documents, the ABL Credit Agreement, the Unsecured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing;

(iii) any Refinancing Note/Loan Documents;

(iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Lead Borrower or any of its Restricted Subsidiaries;

(v) customary provisions restricting assignment of any licensing agreement (in which Lead Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vi) restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to Lead Borrower or any Restricted Subsidiary of Lead Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(ix) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary;

(x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to Lead Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);

(xi) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;

(xii) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of Lead Borrower that is not a Subsidiary Guarantor, which Indebtedness is permitted by Section 10.04;

(xiii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;

(xiv) on or after the execution and delivery thereof, (i) the Permitted Junior Debt Documents, (ii) the Permitted Pari Passu Notes Documents and (iii) the Permitted Pari Passu Loan Documents;

(xv) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly

MACROBUTTON DocID

permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis; and

(xvi) restrictions and conditions under the terms of the documentation governing any Qualified Securitization Financing or a Receivables Facility that, in each case, permitted by Section 10.04, are necessary or advisable, in the good faith determination of Lead Borrower or the applicable Restricted Subsidiary, to effect such Qualified Securitization Financing or such Receivables Facility.

10.09 Business.

(a) The Borrowers will not permit at any time the business activities taken as a whole conducted by Lead Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) except that Lead Borrower and its Restricted Subsidiaries may engage in Similar Business.

(b) Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, Lead Borrower and, indirectly, its Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement, the other Credit Documents to which it is a party, the ABL Credit Agreement, the Unsecured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing, including any refinancings or replacements of the foregoing, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends, redemptions, repurchases or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, the Borrowers or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor) as and to the extent not prohibited by this Agreement and (xiii) any other activity incidental to or related to foregoing, or otherwise contemplated by this Agreement to be engaged in by Holdings, including, without limitation, activities for which dividends are distributions to Holdings are permitted to be paid pursuant to Section 10.03, repurchases of Indebtedness of the Borrowers under this Agreement pursuant to Section 2.19 and Section 2.20 and entry into and performance of guarantees of Refinancing Notes/Loans, Permitted Junior Debt, Permitted Pari Passu Notes, Permitted Pari Passu Loans and, subject to any applicable limitations set forth herein, other permitted Indebtedness of Lead Borrower and its Restricted Subsidiaries.

10.10 Negative Pledges. Holdings and the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the ABL Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Additional Intercreditor Agreement, any Pari Passu Intercreditor Agreement or any other intercreditor agreement contemplated by this agreement, and except that this Section 10.10 shall not apply to:

(i) any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;

MACROBUTTON DocID

(ii) covenants existing under the ABL Credit Documents and the Unsecured Notes Indenture, each as in effect on the Second Restatement Effective Date or as amended in a manner consistent with any amendment to this Agreement or the other Credit Documents;

(iii) the covenants contained in any Refinancing Term Loans, any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Documents, Permitted Pari Passu Loan Documents or any Permitted Junior Debt (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

(v) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii) restrictions imposed by law;

(viii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi) restrictions on any Foreign Subsidiary pursuant to the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder;

(xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Lead Borrower, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.11 Outbound Investment Rules. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in a “covered transaction” in which the relevant “covered foreign person” engages in

MACROBUTTON DocID

any activity referred to in the definition of “prohibited transaction”, as each such term is defined in the Outbound Investment Rules.

Section 11. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Term Loan or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Term Loan, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03 Covenants. Holdings, any Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.04 (as to Lead Borrower), 9.11, 9.14(a) or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to Lead Borrower by the Administrative Agent, the Collateral Agent or the Required Lenders; or

11.04 Default Under Other Agreements. (i) Holdings, any Borrower or any of the Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than Indebtedness under this Agreement) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than Indebtedness under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than Indebtedness under this Agreement) of Holdings, any Borrower or any of the Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount, (B) the preceding clause (ii) shall not apply to (w) Indebtedness that becomes due as a result of a voluntary sale or transfer of, or Recovery Event with respect to, the property or assets securing such Indebtedness, if such sale or transfer or Recovery Event is otherwise permitted hereunder, (x) regularly scheduled amortization payments with respect to such Indebtedness, (y) termination events or equivalent events occurring under any Interest Rate Protection Agreement or Other Hedging Agreement in accordance with the terms thereof or (z) customary non-default mandatory prepayments with respect to such Indebtedness in connection with excess cash flow, asset sales, casualty or condemnation events, equity issuances or debt issuances, (C) an Event of Default under clause (i)(y) of this Section 11.04 with respect to the ABL Credit Agreement shall not be an Event of Default until the earliest of (I) in the case of a payment default, the first date on which such default shall continue unremedied for a period of 30 days after the date of such default (during which period such default is not waived or cured), (II) the date on which the Indebtedness under the ABL Credit Agreement has been accelerated as a result of such default and (III) the date on which the administrative agent, the collateral agent and/or the lenders under the ABL Credit Agreement have exercised their secured creditor remedies as a result of such default, (D) no Event of Default under clause (i)(y) of this Section 11.04 shall result hereunder as a result of any failure to observe or perform any financial maintenance covenant under any agreement relating to any Indebtedness unless and until the date on which such Indebtedness has been accelerated as a result of such breach; or

11.05 Bankruptcy, etc. Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code

MACROBUTTON DocID

entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, trustee, monitor is appointed for, or takes charge of, all or substantially all of the property of Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other proceeding under any reorganization, bankruptcy, insolvency, arrangement, winding-up, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, receiver-manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

11.06 ERISA. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect, (c) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, applicable law which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (d) Lead Borrower or any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect; or

11.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected security interest, to the extent required by the Credit Documents, in, and Lien on, all or any material portion of the Collateral (other than as a result of the failure of the Collateral Agent to file continuation statements or the failure of the Collateral Agent or the collateral agent under the ABL Credit Agreement to maintain possession of possessory collateral delivered to it), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01); or

11.08 Guarantees. Any Guaranty shall cease to be in full force and effect as to any Guarantor (other than any Guarantor otherwise qualifying as an Immaterial Subsidiary, whether or not so designated), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guaranty to which it is a party; or

11.09 Judgments. One or more judgments or decrees shall be entered against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) involving in the aggregate for Holdings, Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) a liability or liabilities (not paid or fully covered (other than to the extent of any deductible) by a reputable and solvent insurance company with respect to judgments for the payment of money or by indemnities as to which the indemnitor has been notified of the potential claim and does not dispute coverage) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered (other than to the extent of any deductible) by such insurance company) equals or exceeds the Threshold Amount; or

11.10 Change of Control. A Change of Control shall occur;

MACROBUTTON DocID

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to Lead Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to Lead Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Term Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (iv) enforce each Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize on any of the Collateral, enforce any of the Liens and security interests created pursuant to the Security Documents or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent and/or Collateral Agent, as applicable, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by Administrative Agent or the Collateral Agent.

Section 12. The Administrative Agent and the Collateral Agent.

12.01 Appointment and Authorization.

(a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Sections 12.08, 12.10 and 12.11) are solely for the benefit of the Administrative Agent and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Bank of America shall also act as the “Collateral Agent” and “security trustee” under the Credit Documents, and each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement) hereby irrevocably appoints and authorizes Bank of America to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Bank of America, as “Collateral Agent” or “security trustee” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 12 and Section 13 (including Section 13.01, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Guaranteed Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

MACROBUTTON DocID

(c) Each of the Lenders (including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or a Designated Treasury Services Agreement) hereby authorizes the Administrative Agent and/or the Collateral Agent to enter into the ABL Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Additional Intercreditor Agreement, any Pari Passu Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be being binding upon the Lenders.

12.02 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Collateral Agent, as applicable.

12.03 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Collateral Agent or any of their respective Affiliates in any capacity;

(d) shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11 and 13.12) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction and by a final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by Lead Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other

MACROBUTTON DocID

agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

12.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Lead Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.05 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or any of their respective Affiliates shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

12.06 Non-reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

12.07 Indemnification by the Lenders. To the extent that the Borrowers for any reason fail to pay any amount required under Section 13.01(a) to be paid by them to the Administrative Agent or Collateral Agent (or any sub-agent of either of them), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of then outstanding Term Loans held by each Lender or, if the Term Loans have been repaid in full, based on the amount of outstanding Term Loans held by each Lender immediately prior to such repayment in full) of (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.07 are subject to the provisions of Section 5.04.

12.08 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Lead Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

MACROBUTTON DocID

12.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Lead Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 4.01 and 13.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.01 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(v) of Section 13.12 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of

MACROBUTTON DocID

the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.

12.10 Resignation of the Agents. Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders and Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and consented to by Lead Borrower, to the extent so required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, as applicable, in each case meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify Lead Borrower and the Lenders that no qualifying Person has accepted such appointment within such period, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the Secured Creditors’ security interest thereon until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of Lead Borrower, to the extent so required) appoint a successor Administrative Agent as provided for above in this Section 12.10. Upon the acceptance of a successor’s appointment as Administrative Agent or as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.01 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

12.11 Collateral Matters and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement) irrevocably authorizes the Administrative Agent or Collateral Agent, as applicable,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon Payment in Full), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (iii) that constitutes Excluded Collateral, (iv) if the property subject to such Lien is owned by a Borrower or Subsidiary Guarantor, subject to Section 13.12, upon release of such Borrower or Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to clause (b) below, (v) to the extent required by the ABL Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any Pari Passu Intercreditor Agreement, or (vi) if approved, authorized or ratified in writing in accordance with Section 13.12;

(b) to release any Borrower (other than the Lead Borrower) or Subsidiary Guarantor from its obligations under the Credit Documents if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder, provided that the release of any Borrower (other than the Lead Borrower) or Subsidiary Guarantor from its obligations under the Credit Documents, if such Borrower or Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (d) of the definition thereof, shall only be permitted if such Borrower or Subsidiary Guarantor becomes an Excluded Subsidiary of such type pursuant to a transaction where such Borrower or

MACROBUTTON DocID

Subsidiary Guarantor becomes a bona fide joint venture (and not for the primary purpose of causing such release) where the other Person taking an equity interest in such Borrower or Subsidiary Guarantor is not an Affiliate of the Borrowers (other than as a result of such joint venture); and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01(iv)(y), (vi) or (xiv) or any other Lien that is expressly permitted by Section 10.01 to be senior to the Lien securing the Obligations or to release, and to execute and/or deliver documents to evidence the release or non-existence of, any Lien securing the Obligations upon any Excluded Collateral.

Upon request by the Administrative Agent or Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Borrower (other than the Lead Borrower) or Guarantor from its obligations under the Guaranty and the other Credit Documents pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at the Borrowers’ request and expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Borrower (other than the Lead Borrower) or Guarantor from its obligations under the Guaranty and the other Credit Documents, in each case in accordance with the terms of the Credit Documents and this Section 12.11.

The Administrative Agent and Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

12.12 Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements. No Guaranteed Creditor that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 12.12 to the contrary, the Administrative Agent and Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Guaranteed Creditor. Each Guaranteed Creditor agrees to be bound by this Section 12 to the same extent as a Lender hereunder.

12.13 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers pursuant to Section 5.04 and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off

MACROBUTTON DocID

and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

12.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i) none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier,

MACROBUTTON DocID

an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any other Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12.15 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Creditor Party”), whether or not in respect of an Obligation due and owing by the applicable Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Creditor Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Creditor Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Creditor Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Creditor Party promptly upon determining that any payment made to such Creditor Party comprised, in whole or in part, a Rescindable Amount.

Section 13. Miscellaneous.

13.01 Payment of Expenses, etc.

(a) The Credit Parties hereby jointly and severally agree, from and after the Closing Date, to: (i) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agents and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (x) the preparation, execution, enforcement and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (y) the administration hereof and

MACROBUTTON DocID

thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective) and (z) their syndication efforts with respect to this Agreement; (ii) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (limited, in the case of legal expenses, to one primary counsel to all Agents and Lenders to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all such similarly situated affected Persons); (iii) pay and hold each Agent and each Lender harmless from and against any and all Other Taxes with respect to the foregoing matters and save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, such Lender or such Lead Arranger) to pay such Other Taxes; and (iv) indemnify each Agent and each Lender and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable invoiced out-of-pocket attorneys’ and consultants’ fees and disbursements (limited, in the case of legal expenses, to one primary counsel to all Indemnified Persons and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnified Person affected by such conflict informs Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnified Persons)) (but excluding Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Term Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials relating in any way to any Real Property owned, leased or operated, at any time, by Lead Borrower or any of its Subsidiaries; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by Lead Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by Lead Borrower or any of its Subsidiaries; the non-compliance by Lead Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim or liability under Environmental Laws relating in any way to Lead Borrower, any of its Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by Lead Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Person (but excluding in each case (and each Indemnified Person, by accepting the benefits hereof, agrees to promptly refund or return any indemnity received hereunder to the extent it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled thereto) any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)). The Credit Parties shall not be liable for any settlement, compromise or consent to the entry of any judgment in any claim, litigation, investigation or proceeding effected without the Lead Borrower’s written

MACROBUTTON DocID

consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled, compromised or consented to with the Borrower’s written consent, or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such claim, litigation, investigation or proceeding, the Credit Parties agree to indemnify and hold harmless each Indemnified Person in the manner and to the extent set forth above in this Section 13.01(a). The Credit Parties shall not effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought under this Section 13.01(a) by an Indemnified Person without the prior written consent of such Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings, (ii) includes confidentiality provisions that are customary or are reasonably satisfactory to such Indemnified Person and (iii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person. To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for (x) any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems.

(c) No party hereto (and no Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) shall be responsible to any other party hereto (or any Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this Section 13.01(c) shall limit the Credit Parties’ indemnity obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification under Section 13.01(a).

13.02 Right of Setoff.

(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Lender and each Guaranteed Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor wherever located) to or for the credit or the account of any Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender or such Guaranteed Creditor pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN

MACROBUTTON DocID

CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREUNDER.

13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, cable communication or electronic transmission) and mailed, telegraphed, telexed, telecopied, cabled, delivered or transmitted:

(i) if to any Credit Party, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.03 or such other address as shall be designated by such party in a written notice to the other parties hereto; and

(ii) if to any Lender, at its address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Lead Borrower) or at such other address as shall be designated by such Lender in a written notice to Lead Borrower and the Administrative Agent.

All such notices and communications shall, when mailed or overnight courier, be effective when deposited in the mails, or overnight courier, as the case may be, or sent by facsimile or other electronic means of transmission, except that notices and communications to the Administrative Agent, Collateral Agent and the Borrowers shall not be effective until received by the Administrative Agent, Collateral Agent or Lead Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Collateral Agent, Lead Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

MACROBUTTON DocID

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall each of the Administrative Agent and the Collateral Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, the Subsidiary Guarantors, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, in the absence of gross negligence, bad faith or willful misconduct of any Agent Party, as determined by a court of competent jurisdiction and by a final and nonappealable judgment.

13.04 Benefit of Agreement; Assignments; Participations, etc.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except as contemplated by Section 10.02(vi) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) Lead Borrower; provided that, Lead Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Section 11.01 or 11.05, any other Eligible Transferee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans of any Tranche, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of Lead Borrower and the Administrative Agent otherwise consent; provided that no such consent of Lead Borrower shall be required if an Event of Default has occurred and is continuing under Section 11.01 or 11.05;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be

MACROBUTTON DocID

construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Tranche of Commitments or Term Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with the payment by the assignee of a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 5.04 and 13.01. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to its own positions only, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above and any written consent to such assignment required by clause (b) above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c) Any Lender may, without the consent of Lead Borrower or the Administrative Agent, sell participations to one or more Eligible Transferees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers,

MACROBUTTON DocID

the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender or each adversely affected Lender and that directly affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10 and 5.04 (subject to the requirements and limitations therein (it being understood that the documentation required under Sections 5.04(b) and (c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.12 as if it were an assignee under clause (b) of this Section; (B) shall not be entitled to receive any greater payment under Section 2.10 or 5.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and (C) shall be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation agrees, at Lead Borrower’s request and expense, to use reasonable efforts to cooperate with Lead Borrower to effectuate the provisions of Section 2.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.01 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Lead Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Term Loan or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Holdings, Lead Borrower and its Restricted Subsidiaries shall also be entitled to purchase (from Lenders) outstanding principal of Term Loans in accordance with the provisions of Sections 2.19 and 2.20, which purchases shall be evidenced by assignments (in form reasonably satisfactory to the Administrative Agent) from the applicable Lender to the Borrowers. Each assignor and assignee party to the relevant repurchases under Sections 2.19 and 2.20 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption. No such transfer or assignment shall be effective until recorded by the Administrative Agent (which the Administrative Agent agrees to promptly record) on the Register pursuant to clause (b) above. All Term Loans purchased pursuant to Sections 2.19 and 2.20 shall be immediately and automatically cancelled and retired, and the Borrowers shall in no event become a Lender hereunder. To the extent of any assignment to a Borrower as described in this clause (d), the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Term Loans.

(e) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Term Loans and Notes hereunder to a Federal Reserve Bank or central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or central banking authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or Lead Borrower), any Lender which is a fund may pledge all or any portion of its Term Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.

(f) Each Lender acknowledges and agrees to comply with the provisions of this Section 13.04 applicable to it as a Lender hereunder.

MACROBUTTON DocID

(g) If any Borrower wishes to replace the Term Loans or Commitments with Term Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders of such Term Loans or holdings such Commitments, instead of prepaying the Term Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Term Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 13.12 (with such replacement, if applicable, being deemed to have been made pursuant to Section 13.12). Pursuant to any such assignment, all Term Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Term Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.08. By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Term Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h) The Administrative Agent shall have the right, and Lead Borrower hereby expressly authorizes the Administrative Agent, to provide to any requesting Lender, the list of Disqualified Lenders provided to the Administrative Agent by Lead Borrower and any updates thereto. The Borrowers hereby agree that any such requesting Lender may share the list of Disqualified Lenders with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders (other than with respect to assignments or participations by it of its Loans and Commitments, if any). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) the Administrative Agent shall have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender (other than with respect to assignments or participations by it of its Loans and Commitments, if any).

(i) Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, any assignment to a Disqualified Lender shall not be void, but shall be subject to the following provisions:

(i) If any assignment is made to any Disqualified Lender without Lead Borrower’s prior written consent, or if any Person becomes a Disqualified Lender after the Closing Date, Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, cancel any unfunded Commitment the subject thereof and (A) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood that, notwithstanding anything in the Credit Documents to the contrary, any such prepayment shall not be subject to any provisions requiring prepayments of the Term Loans on a pro rata basis and no other Term Loans shall be required to be repaid as a result of such prepayment) and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and related Credit Documents to an Eligible Transferee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) Lead Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.04(b) (unless waived by the Administrative Agent) and (ii) in the case of clause (A), the Borrowers shall not use the proceeds from any Loans or loans under the ABL Credit Agreement to prepay any Term Loans held by Disqualified Lenders.

MACROBUTTON DocID

(ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata.

(a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Term Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to (x) the express provisions of this Agreement which require, or permit,

MACROBUTTON DocID

differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, (y) the express provisions of this Agreement which permit disproportionate payments with respect to various of the Tranches as, and to the extent, provided herein, and (z) any other provisions which permit disproportionate payments with respect to the Term Loans as, and to the extent, provided therein.

13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided further, that if Lead Borrower notifies the Administrative Agent that Lead Borrower wishes to amend any leverage calculation or any financial definition used therein to implement the effect of any change in U.S. GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies Lead Borrower that the Required Lenders wish to amend any leverage test or any financial definition used therein for such purpose), then Lead Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage test or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) the accounting for any lease shall be based on Lead Borrower’s treatment thereof in accordance with U.S. GAAP as in effect on the Closing Date and without giving effect to any subsequent changes in U.S. GAAP (or the required implementation of any previously promulgated changes in U.S. GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.

(b) The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE IN WHICH THE RELEVANT MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION

MACROBUTTON DocID

OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts and by different parties hereto in different counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10 [Reserved].

13.11 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc.

(a) Except as expressly contemplated hereby, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto, the Administrative Agent and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Guaranty Agreement and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders) or the Administrative Agent with the written consent of the Required Lenders; provided that no such change, waiver, discharge or

MACROBUTTON DocID

termination shall (i) without the prior written consent of each Lender directly and adversely affected thereby, extend the final scheduled maturity of any Term Loan, or reduce the rate or extend the time of payment of interest or fees thereon; except in connection with the waiver of the applicability of any post-default increase in interest rates, (ii) except as otherwise expressly provided in the Security Documents, release all or substantially all of the Collateral without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Guaranty by the Guarantors without the prior written consent of each Lender, (iv) amend, modify or waive any provision of this Section 13.12(a) or Section 13.06 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Initial Term Loans on the Second Restatement Effective Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) reduce the percentage specified in the definition of Required Lenders without the prior written consent of each Lender (it being understood that additional extensions of credit pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Lenders may be included in the determination of the Required Lenders, as applicable, on substantially the same basis as the extensions of Initial Term Loans are included on the Second Restatement Effective Date), (vi) without the consent of each Lender directly and adversely affected thereby, reduce the amount of or extend the date of, any Scheduled Repayment (except that, if additional Term Loans are made pursuant to a given Tranche, the scheduled repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (vi)), (vii) consent to the assignment or transfer by the Borrowers of any of their respective rights and obligations under this Agreement without the consent of each Lender, (viii) amend Section 2.14 the effect of which is to extend the maturity of any Term Loan without the prior written consent of each Lender directly and adversely affected thereby or (ix) without the prior written consent of each Lender directly and adversely affected thereby, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness, provided, however, that this clause (ix) shall not apply to (w) any subordination by the Collateral Agent pursuant to Section 12.11(c), (x) any “debtor-in-possession” financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Laws, (y) any Indebtedness (including Capital Lease Obligations and acquisition indebtedness) that, as of the Second Restatement Effective Date, is expressly permitted to be senior in right of payment to the Obligations and/or be secured by a lien that is senior in right of security to the Obligations and (z) any Indebtedness so long as each directly and adversely affected Lender has been offered the opportunity to fund, participate or otherwise to provide its pro rata share of such Indebtedness on the same terms as those offered to any other investor; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default , provisions governing mandatory reductions in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision of any Credit Document as the same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Second Restatement Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01 or 5.02 (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Term Loans into another Tranche of Term Loans hereunder in like principal amount and any other conversion of any Tranche of Term Loans into Extended Term Loans pursuant to an Extension Amendment shall not be considered a “prepayment” or “repayment” for purposes of this clause (4)) or (5) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Second Restatement Effective Date); and provided

MACROBUTTON DocID

further that only the consent the Administrative Agent shall be necessary for amendments described in clause (y) of the first proviso contained in clause (vi) of the definition of “Permitted Junior Loans.”

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Lead Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Term Loans of each Tranche of such Lender in accordance with Section 5.01(b)(i); provided that, unless the Commitments that are terminated, and Term Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Term Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event Lead Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Term Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, the Borrowers, the Administrative Agent and each applicable Incremental Lender may, without the consent of any other Lender, (i) amend this Agreement and each other Credit Document as set forth in Section 2.15; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Incremental Lender of such Incremental Amendment, such Incremental Amendment, may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12, and (ii) amend this Agreement to increase the interest rate margin, increase the interest rate floor, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Tranche of Term Loans in order to cause any Incremental Term Loans to be fungible with such existing Tranche of Term Loans.

(d) Notwithstanding anything to the contrary in clause (a) above of this Section 13.12, this Agreement and each other Credit Document may be amended (or amended and restated) (i) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers, (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loan and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) with the written consent of the Administrative Agent, the Borrowers and the Refinancing Term Loan Lenders and/or Refinancing Revolving Lenders, in connection with any refinancing facilities permitted pursuant to Section 2.18.

(e) Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Term Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Majority Lenders, the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Majority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

MACROBUTTON DocID

(g) Further, notwithstanding anything to the contrary contained in this Section 13.12, (i) if following the Closing Date, the Administrative Agent and/or the Collateral Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and/or the Collateral Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or (ii) solely in connection with the incurrence of any additional Indebtedness by the Lead Borrower or its Restricted Subsidiaries that would otherwise be permitted under this Agreement, any amendment is proposed by Lead Borrower to add one or more provisions to this Agreement that is, (A) necessary in the judgment of Lead Borrower to satisfy the requirements or conditions of such additional Indebtedness in order for it to be permitted hereunder, (B) consistent with the applicable provisions in the definitive documentation relating to such additional Indebtedness and (C) in the reasonable judgment of the Administrative Agent, more favorable to the Lenders (or to the applicable subset thereof) than the existing Agreement, then the Administrative Agent and Lead Borrower shall be permitted to amend such provisions without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof.

(h) Anything herein to the contrary notwithstanding, no Net Short Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Credit Documents and instead shall be deemed to have voted its interest as a Lender as provided in the immediately succeeding paragraph below.

(i) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to any Credit Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, any Lender (other than (i) any Lender that is a Regulated Bank, (ii) any Revolving Lender (as defined in the ABL Credit Agreement) or any Affiliates of such Regulated Bank or Revolving Lender and (iii) any Lead Arranger) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Credit Parties or any instrument issued or guaranteed by any of Holdings or other Credit Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) Holdings and other Credit Parties and any instrument issued or guaranteed by any of Holdings or other Credit Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any Parent Company, Holdings or other Credit Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not

MACROBUTTON DocID

documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any Parent Company, Holdings or other Credit Parties)other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) any Parent Company, Holdings and other Credit Parties and any instrument issued or guaranteed by any of Holdings or other Credit Parties, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender (other than any Lender that is a Regulated Bank or a Revolving Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender or shall otherwise be deemed to have represented and warranted to Holdings and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that Holdings and the Administrative Agent shall be entitled to rely on each such notification and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 5.04, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Credit Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 13.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.

(d) The Obligations of each Borrower under the provisions of this Section 13.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement and the other Credit Documents, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or any other Secured Creditor under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).

(f) Each Borrower represents and warrants to the Agents and the other Secured Creditor that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and the other Secured Creditor that such Borrower has read and understands the terms and conditions of the Credit Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers’ financial condition, the financial condition of other

MACROBUTTON DocID

guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) Each Borrower waives all rights and defenses arising out of an election of remedies by any Agent or any other Secured Creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Agent’s or such Secured Creditor’s rights of subrogation and reimbursement against any Borrower.

(h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are or become secured by Real Property. This means, among other things:

(i) the Agents and other Secured Creditors may collect from such Borrower without first foreclosing on any Real Property or personal property Collateral pledged by Borrowers.

(ii) If any Agent or any other Secured Creditor forecloses on any Collateral consisting of Real Property pledged by any Credit Party:

(A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if such Collateral is worth more than the sale price; and

(B) the Agents and the other Secured Creditors may collect from such Borrower even if any Agent or other Secured Creditor, by foreclosing on the Collateral consisting of Real Property, has destroyed any right such Borrower may have to collect from the other Borrowers or any other Credit Party.

This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are or become secured by Real Property.

(i) The provisions of this Section 13.14 are made for the benefit of the Agents, the other Secured Creditors and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any Agent, any other Secured Creditor or any of their respective successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 13.14 shall remain in effect until all of the Obligations shall have been paid in full in accordance with the express terms of this Agreement. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or any other Secured Creditor upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 13.14 will forthwith be reinstated in effect, as though such payment had not been made.

(j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Credit Documents, any payments made by it to any Agent or any other Secured Creditor with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in accordance with the terms of this Agreement. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any other Secured Creditor hereunder or under any other Credit Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior Payment in Full and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

MACROBUTTON DocID

(k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to any indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior Payment in Full. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until Payment in Full. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, subject to any applicable intercreditor agreements then in effect, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agents, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 7.4 of the Security Agreement.

(l) Each Borrower hereby agrees that, to the extent any Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment, in an amount not to exceed the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in any action or proceeding involving any state corporate, limited partnership or limited liability law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally. Each such Borrower’s right of contribution shall be subject to the terms and conditions of clauses (j) and (k) of this Section 13.14. The provisions of this clause (l) shall in no respect limit the obligations and liabilities of any Borrower to the Agents and the Lenders, and each Borrower shall remain liable to the Agent and the Lenders for the full amount such Borrower agreed to repay hereunder.

(m) Notwithstanding anything to the contrary contained in this Section 13.14, the release of any Borrower (other than the Lead Borrower) to the extent otherwise permitted under Section 12.11 and the other provisions of this Agreement shall be permitted (and in such case Lead Borrower, jointly and severally with the other Borrowers (excluding the released Borrower) shall remain liable for the full amount of all Obligations).

13.15 Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.15, each Agent, Lead Arranger and Lender agrees that it will not disclose without the prior written consent, which may take the form of electronic mail, of Lead Borrower (other than to its affiliates and its and their respective directors, officers, employees, auditors, advisors or counsel, or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information in connection with the transactions contemplated by this Agreement and such Agent’s, Lead Arranger’s or Lender’s role hereunder or investment in the Term Loans; provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender (or language substantially similar to this Section 13.15(a)) any information with respect to Lead Borrower or any of its Subsidiaries (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which is now or in the future furnished by or on behalf of any Credit Party pursuant to or in connection with this Agreement or any other Credit Document; provided that each Agent, Lead Arranger and Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a) by such Agent, Lead Arranger or Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal or supranational regulatory body having or claiming to have jurisdiction over such Agent, Lead Arranger or Lender or to the Federal Reserve Board or other central banking authority or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent, Lead Arranger or Lender, (v) in the case of any Lead Arranger or Lender, to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty (other than any Disqualified Lender except that the list of Disqualified Lenders may be furnished) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 (or language substantially similar to this Section 13.15(a)), (vii) in the case of any Lender, to any prospective or actual transferee, pledgee or participant (other than any Disqualified Lender except that the list of Disqualified

MACROBUTTON DocID

Lenders may be furnished) in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, (viii) has become available to any Agent, Lead Arranger, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, Lead Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of Lead Borrower or any Affiliate of Lead Borrower, (ix) for purposes of establishing a “due diligence” defense and (x) that has been independently developed by such Agent, Lead Arranger or Lender without the use of any other confidential information provided by Lead Borrower or on Lead Borrower’s behalf; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 (or language substantially similar to this Section 13.15(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Agent, Lead Arranger or Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Agent, Lead Arranger or Lender will use its commercially reasonable efforts to notify Lead Borrower in advance of such disclosure so as to afford Lead Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings, Lead Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, Lead Borrower and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

(c) For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

13.16 USA Patriot Act Notice. Each Lender hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies Holdings, the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act, and each Credit Party agrees to provide such information from time to time to any Lender.

13.17 Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that Holdings, the Borrowers, their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Term Loans or any Credit Document or any other liability or obligation of Holdings, any Borrower or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and the Borrowers further agree that the waivers set forth in this Section 13.17 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.18 Lead Borrower. Each Borrower hereby designates Lead Borrower as its representative and agent for all purposes under the Credit Documents, including requests for Term Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Collateral Agent or any Lender. Lead Borrower hereby accepts such appointment. The Administrative Agent, the

MACROBUTTON DocID

Collateral Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Lead Borrower on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the Collateral Agent and the Lenders shall have the right, in its discretion, to deal exclusively with Lead Borrower for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Lead Borrower shall be binding upon and enforceable against it.

13.19 INTERCREDITOR AGREEMENTS.

(a) THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH GUARANTEED CREDITOR AND EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF. IN ADDITION, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH GUARANTEED CREDITOR AND EACH LENDER ACKNOWLEDGES AND AGREE THAT (A) THE RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE GUARANTEED CREDITORS AND THE LENDERS AND THE OBLIGATIONS OF THE CREDIT PARTIES, IN EACH CASE, HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS ARE SUBJECT TO THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND (B) IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT SHALL CONTROL.

(b) THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMEN, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT T AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT. COPIES OF THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c) AS MORE FULLY PROVIDED THEREIN, THE ABL INTERCREDITOR AGREEMENT, ANY PARI PASSU INTERCREDITOR AGREEMENT, ANY ADDITIONAL INTERCREDITOR AGREEMENT AND ANY FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

MACROBUTTON DocID

(d) In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein or in any other Credit Document, so long as the ABL Credit Documents are in effect, to the extent that any Credit Party is required to give physical possession over, grant “control” of (to the extent only one Person can have control under applicable law), or take any other action in respect of, any ABL Collateral with respect to the Collateral Agent under this Agreement or the other Credit Documents, such requirement shall be satisfied if such action is taken with respect to the ABL Collateral Agent. To the extent that any covenants, representations or warranties set forth in this Agreement or any other Credit Document are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the ABL Collateral Agent in accordance with this Section 13.19, such covenant, representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement or such other Credit Document.

13.20 Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Lead Arrangers, any Lender or any of their respective Affiliates shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) Holdings and the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against the Lead Arrangers, any Lender or any of their respective Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty by reason of this Agreement, any other Credit Document or the transactions contemplated hereby or thereby. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.

13.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notice of Borrowings, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Lead Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Lead Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Lead Borrower enforceable against the Lead Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Administrative Agent. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the

MACROBUTTON DocID

foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature given by or on behalf of any Credit Party without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

13.22 Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

13.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

13.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may

MACROBUTTON DocID

be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

* * *

[Signature Pages Intentionally Removed]

MACROBUTTON DocID